UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

CALADRIUS BIOSCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CALADRIUS BIOSCIENCES, INC.
(formerly NeoStem, Inc.)
420 LEXINGTON AVENUE, SUITE 350
NEW YORK, NEW YORK 10170

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
To be Held July 14, 2015

To the Stockholders of Caladrius Biosciences, Inc.:
NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Caladrius Biosciences, Inc. (“Caladrius,” or the “Company”) will be held at Hotel Indigo, 80 Allen Road, Basking Ridge, New Jersey 07920, on July 14, 2015, at 9:00 a.m. local time for the following purposes:

1.	To elect one Class II director to serve until the annual meeting to be held in 2018;

2.	To approve, on a non-binding advisory basis, the executive compensation of Caladrius’ named executive officers as described in this Proxy Statement;

3.	To approve Caladrius’ 2015 Equity Compensation Plan;

4.	To ratify the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement which is set forth on the following pages, where the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on May 21, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF CALADRIUS BIOSCIENCES, INC. TO BE HELD JULY 14, 2015. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014 ARE AVAILABLE AT http://www.cstproxy.com/neostem/2015. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.
All Caladrius stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.

By Order of the Board of Directors of Caladrius Biosciences, Inc.
Robert S. Vaters
Secretary
New York, New York
June 8, 2015

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CALADRIUS BIOSCIENCES, INC.
420 Lexington Avenue, Suite 350
New York, New York 10170

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS
To be Held July 14, 2015

SOLICITATION OF PROXY

The accompanying proxy is solicited by the board of directors (the “Board”) of Caladrius Biosciences, Inc. (“Caladrius,” the “Company,” “we” or “us”) for use at the 2015 Annual Meeting of Stockholders to be held on July 14, 2015, at 9:00 a.m., local time, or at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at Hotel Indigo, 80 Allen Road, Basking Ridge, New Jersey 07920. Caladrius’ telephone number is (212) 584-4180.
These proxy solicitation materials are being mailed on or about June 8, 2015 to all stockholders entitled to vote at the Annual Meeting.
The Annual Meeting is being held for the following purposes:

1.	To elect one Class II director to serve until the annual meeting to be held in 2018;

2.	To approve, on a non-binding advisory basis, the executive compensation of Caladrius’ named executive officers as described in this Proxy Statement;

3.	To approve Caladrius’ 2015 Equity Compensation Plan;

4.	To ratify the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This solicitation of proxies is made on behalf of the Board and the cost thereof will be borne by the Company. Expenses will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock, par value $0.001 per share (“Common Stock”) and Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”). Further solicitation of proxies may be made personally, by e-mail or by telephone by the Company’s directors, officers and employees who will not receive additional compensation for the solicitation.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF CALADRIUS BIOSCIENCES, INC. TO BE HELD JULY 14, 2015. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014 ARE AVAILABLE AT http://www.cstproxy.com/neostem/2015. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.
VOTING OF PROXIES; REVOCATION OF PROXIES
The proxy accompanying this Proxy Statement is solicited on behalf of the Board for use at the Annual Meeting.
After carefully reading and considering the information contained in and incorporated by reference into this Proxy Statement, please submit your proxy in the manner set forth herein as soon as possible.
A Caladrius stockholder of record may submit a proxy by (i) marking, signing and dating the proxy card enclosed herewith and returning it to Caladrius in the postage-paid envelope provided before the Annual Meeting or (ii) following the instructions to submit a proxy by telephone or internet that appear on your proxy card.

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Please note that there are separate arrangements for submitting voting instructions if your shares are registered in the Company’s stock records in the name of a broker, bank or other nominee and held on your behalf in street name. Caladrius’ stockholders, who own shares through a broker or bank, should check the instructions forwarded by their broker, bank or other holder of record to see which methods are available for submitting voting instructions.
If you are a stockholder of record and you do not submit a proxy or attend the Annual Meeting and vote in person, your shares will not be represented or voted at the Annual Meeting.
All properly signed proxies that the Company receives prior to the vote at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, will be voted FOR:

1.	the Board’s nominee for director named herein;

2.	approval, on a non-binding advisory basis, of the executive compensation of Caladrius’ named executive officers as described in this Proxy Statement;

3.	approval of Caladrius’ 2015 Equity Compensation Plan; and

4.	the ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015.

You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

•	Delivering a written notice to the Secretary of the Company by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	Signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting;

•	Voting over the Internet or telephone at a later time; or

•	Attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

If you hold shares in street name through your bank, broker or other nominee, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to [Q7] below. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
The Board does not know of any matter that is not referred to in this proxy statement to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.
RECORD DATE, OUTSTANDING SHARES; VOTING RIGHTS
The close of business on May 21, 2015 has been fixed by the Board as the record date for determination of the stockholders of Caladrius entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.
Holders of record of Common Stock and Series B Preferred Stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were approximately 806 stockholders of record holding an aggregate of 40,595,313 shares of Common Stock, and approximately one stockholder of record holding an aggregate of 10,000 shares of Series B Preferred Stock.
Holders of record of Common Stock as of the close of business on the record date will be entitled to one vote for each share held on each matter properly submitted to a vote of the stockholders at the Annual Meeting. Holders of record of Series B Preferred Stock will be entitled to ten votes per share on each matter properly submitted to a vote of the stockholders at the Annual Meeting. Shares of Common Stock and Series B Preferred Stock vote together as one class. Unless the context otherwise requires, all

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references to Caladrius “stockholders” in this proxy statement refer to holders of Common Stock and holders of Series B Preferred Stock.
There is no right to cumulate votes in the election of directors. Holders of Common Stock and Series B Preferred Stock will not have any appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.
QUORUM; ABSTENTIONS; BROKER NON-VOTES; VOTE REQUIRED
A quorum must exist for the transaction of business at the Annual Meeting (other than a motion to adjourn the Annual Meeting). The presence at the Annual Meeting, in person, by remote communication or by proxy, of the holders of presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock of Caladrius issued and outstanding and entitled to vote at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” (as discussed below) are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.
Assuming that a quorum is present, directors will be elected by a plurality vote (Proposal 1). There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.
Assuming that a quorum is present, the approval of the proposals regarding (i) approval, on a non-binding advisory basis, of the executive compensation of Caladrius’ named executive officers as described in this Proxy Statement (Proposal 2); (ii) approval of Caladrius’ 2015 Equity Compensation Plan (Proposal 3); and (iii) ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 4), will each require the affirmative vote of a majority of the total votes cast in person or by proxy. Abstentions and broker “non-votes” with regard to any such proposal are not considered to have been voted on the proposal and therefore will not have any effect on the vote for such proposals.
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by NASDAQ, such as the ratification of our independent accounting firm. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on each of the proposals that will be considered at the Annual Meeting is described above.
We believe that the proposal for the ratification of our independent registered public accounting firm is considered to be a “routine” matter, and hence we do not expect that there will be a significant number of broker non-votes on such proposal. The proposals regarding election of directors, approval on an advisory basis of the compensation of the Company’s named executive officers and approval of Caladrius’ 2015 Equity Compensation Plan are not considered to be “routine” matters, and, hence there may be a significant number of broker non-votes on these proposals.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Caladrius Biosciences, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. Unless the context otherwise requires, in this proxy statement, references to “Caladrius,” “we,” “our,” “us” and “the Company” refer to Caladrius Biosciences, Inc.

Q1:	When and where is the Annual Meeting?

A1:	The Annual Meeting will be held at Hotel Indigo, 80 Allen Road, Basking Ridge, New Jersey 07920, on July 14, 2015, at 9:00 a.m. local time.

Q2:	Who can attend the Annual Meeting, and what security procedures apply to attendees?

A2:
All Caladrius stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of your voting instruction card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting. You must comply with Caladrius’ pre-registration requirements. If you are a

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stockholder of record and plan to attend the Annual Meeting, please contact Paige E. Cooperman, Esq. by e-mail at pcooperman@caladrius.com or by phone at (212) 584-4180 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank, broker or other nominee, and you plan to attend the Annual Meeting, you must send a written request to attend either by regular mail or e-mail, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Caladrius Biosciences, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170, Attn: Paige E. Cooperman, Esq., Associate General Counsel or pcooperman@caladrius.com.

Q3:	What am I being asked to vote upon at the Annual Meeting?

A3:	Caladrius stockholders are being asked to consider and vote upon the following proposals:

1.	election of the one Class II director named herein nominated by the Board;

2.	approval, on a non-binding advisory basis, of the executive compensation of Caladrius’ named executive officers as described in this Proxy Statement;

3.	approval of Caladrius’ 2015 Equity Compensation Plan; and

4.	the ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015.

Q4:	What vote is required to approve the proposals at the Annual Meeting?

A4:
Holders of record of Caladrius Common Stock at the close of business on May 21, 2015 (the “Record Date”) will be entitled to one vote for each share held on each matter submitted to a vote of the stockholders of Caladrius. Holders of record of Caladrius Series B Convertible Redeemable Preferred Stock (the “Caladrius Series B Preferred”) at the close of business on the Record Date will be entitled to ten votes per share on each matter submitted to a vote of the stockholders of Caladrius. Shares of Caladrius Common Stock and Caladrius Series B Preferred vote together as one class. Unless the context otherwise requires, all references to Caladrius “stockholders” in this proxy statement refer to holders of Caladrius Common Stock and holders of Caladrius Series B Preferred.

Assuming that a quorum is present, votes required to approve the proposals presented to the Caladrius stockholders are as follows:

1.	Directors will be elected by plurality vote (Proposal 1).

There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.

2.
The affirmative vote of the holders of a majority of the total votes cast in person or by proxy will be required for (i) approval, on a non-binding advisory basis, of the executive compensation of Caladrius’ named executive officers as described in this Proxy Statement (Proposal 2); (ii) approval of Caladrius’ 2015 Equity Compensation Plan (Proposal 3); and (iii) ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 4).

Abstentions and broker “non-votes” with respect to these proposals are not considered to have been voted on the respective proposal and therefore will not have any effect on the votes with respect to these proposals.

Caladrius stockholders will not have any rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the Annual Meeting.

Q5:	How does the Board recommend that I vote?

A5:	After careful consideration of a variety of factors described in this proxy statement, the Board unanimously recommends that you vote “FOR”:

1.	Election of the Board’s one director nominee named herein;

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2.	Approval, on a non-binding advisory basis, of the executive compensation of Caladrius’ named executive officers as described in this Proxy Statement;

3.	Approval of Caladrius’ 2015 Equity Compensation Plan; and

4.	The ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015.

Q6:	What constitutes a quorum at the Annual Meeting?

A6:
A quorum must exist for the transaction of business at the Annual Meeting (other than consideration of a motion to adjourn the meeting). The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the shares of capital stock of Caladrius issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

Q7:	How do I vote my shares?

A7:	After you read and consider the information presented and incorporated by reference in this proxy statement, you may vote using any of the following methods:

•	Submit a proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet. If you are a stockholder of record, you may vote by telephone or over the Internet by following the instructions on your proxy card. If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the Internet if your bank, broker or other nominee offer those alternatives. Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

•
In person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Q8:	If my shares of Caladrius Common Stock are held in “street name” by my bank, broker or other nominee, will my broker vote my shares for me?

A8:
With the exception of the proposal to ratify the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015, your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares. Please vote using your voting instruction card so your vote can be counted.

Q9:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A9:	If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows:

•	“FOR” election of the Board’s one director nominee of the Board named herein;

•	“FOR” approval, on a non-binding advisory basis, of the executive compensation of Caladrius’ named executive officers as described in this Proxy Statement;

•	“FOR” approval of Caladrius’ 2015 Equity Compensation Plan; and

•	“FOR” ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015.

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Q10:	What do I do if I receive more than one proxy or set of voting instructions?

A10:
If your shares are registered differently or are held in more than one account, you may receive more than one proxy and/or set of voting instructions relating to the Annual Meeting. To ensure that all of your shares are voted, please complete, sign, date and return each proxy card and voting instruction card that you receive, or submit your proxy and/or voting instructions by telephone or over the Internet (if those options are available to you).

Q11:	Who will bear the cost of this solicitation?

A11:
Caladrius is making this solicitation and will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our Common Stock. We have engaged Alliance Advisors Company, a proxy solicitation firm, to provide services as proxy solicitor in connection with this proxy statement, for a fee of approximately $5,000 plus reasonable and approved expenses. If you need assistance with the voting of your shares you may contact Alliance Advisors toll free at: (866) 329-8434.

Q12:	Who will count the votes?

A12:	Representatives of Continental Stock Transfer will count the votes and will serve as the independent inspector of election.

Q13:	Where can I find the voting results of the annual meeting?

A13:
We intend to announce preliminary voting results at the annual meeting and publish preliminary, or final results, if available, in a current report on Form 8-K within four business days after the end of the annual meeting.

Q14:	Whom may I call with questions?

A14:
If you have any questions regarding the proposals or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Alliance Advisors or the individual listed below:

Caladrius Biosciences, Inc.
420 Lexington Avenue, Suite 350
New York, NY 10170
Attention: Paige E. Cooperman, Esq.
Associate General Counsel
Telephone: (212) 584-4180

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PROPOSAL 1

ELECTION OF ONE CLASS II DIRECTOR

BACKGROUND
Our Board consisted of eleven members. Since Directors Drew Bernstein and Martyn D. Greenacre have not been re-nominated and are not candidates for election at the Annual Meeting, immediately before the Annual Meeting, the Board size will be reduced to nine. Pursuant to our Amended & Restated Certificate of Incorporation, we have a classified Board. That is, our Board consists of three separate classes of directors, as nearly equal in number as possible. Each class serves a three-year term and until their successors are duly elected and qualified. The classes are elected on a rotating or staggered basis, with each class being elected at the annual meeting of stockholders coinciding with the expiration of that class’s term. Pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), if a board of directors is classified, unless the certificate of incorporation otherwise provides, members of such board of directors may be removed by the stockholders before the expiration of their terms only for cause.
NOMINEES AND CONTINUING DIRECTORS; VOTING
General. Our board currently consists of 11 directors divided into three as follows:

•	Class I directors (Andrew L. Pecora, M.D., FACP, Richard Berman, Eric H.C. Wei and Robert S. Vaters) having a term expiring at our 2017 annual meeting of stockholders;

•	Class II directors (David J. Mazzo, PhD, Drew Bernstein and Martyn D. Greenacre) having a term expiring at our 2015 Annual Meeting of stockholders; and

•	Class III directors (Robin L. Smith, M.D., Steven M. Klosk, Steven S. Myers and Peter Traber) having a term expiring at our 2016 annual meeting of stockholders.

Accordingly, only the terms of the Class II directors are scheduled to expire at the Annual Meeting. Class I and Class III directors are not up for election at the Annual Meeting.
Nominee for Class II Directorships. In accordance with the implementation of our classified Board, the terms of Class II directors (Drew Bernstein, Martyn D. Greenacre and David J. Mazzo, PhD) expire at the Annual Meeting, with Class I and Class III directors continuing in office for terms expiring in 2017 and 2016, respectively. Our Board has nominated David J. Mazzo, PhD for re-election as a Class II director at the forthcoming Annual Meeting, to hold office until our annual meeting of stockholders held in the third year following such election (that is, our annual meeting of stockholders to be held in 2018) and until his successor is duly elected and qualified.
Proxy Voting for Directors. Shares represented by proxies which are returned properly signed will be voted for the Board’s nominee unless the stockholder indicates on the proxy that authority to vote the shares is withheld for the nominee listed. Should the nominee become unable to serve as a director (which is not anticipated at this time), the proxy will be voted for the election of a substitute nominee who shall be designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Vote Required. Directors will be elected by a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting, entitled to vote at the Annual Meeting and voting on the election of directors. Cumulative voting is not permitted in connection with the election of the Company’s directors.
INFORMATION WITH RESPECT TO DIRECTOR NOMINEE AND CONTINUING DIRECTORS
The following tables and related narrative sets forth certain information about the nominee for director and about the current directors who will continue in office. No information is provided with respect to directors Bernstein and Greenacre as they will not continue as directors after the Annual Meeting. The nominee is a current director of Caladrius. There are no family relationships among any of our directors and executive officers. At the Annual Meeting, one Class II director will be elected to hold office for a three-year term, serving until our annual meeting of stockholders to be held in 2018 and until his successor is duly elected and qualified. For information with respect to beneficial ownership of our Common Stock, see the discussion under “Security Ownership of Certain Beneficial Owners and Management,” below.

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Nominee for Class II Directorship:

Name	Age	Director Since	Expiration of Term if Elected
David J. Mazzo, PhD	58	2015	2018

Continuing Class I and Class III Directors:

Name/Class	Age	Director Since	Term of Expiration
Class I
Robin L. Smith, M.D., MBA	50	2006	2016
Steven M. Klosk	58	2014	2016
Steven S. Myers	68	2006	2016
Robert S. Vaters	55	2015	2016
Class III
Richard Berman	72	2006	2017
Andrew L. Pecora, M.D., FACP	57	2011	2017
Peter Traber	60	2015	2017
Eric H.C. Wei	58	2009	2017

Biographical Information - Director Nominee
David J. Mazzo, PhD
David J. Mazzo was appointed as Caladrius’ Chief Executive Officer and a member of our Board on January 5, 2015. Dr. Mazzo brings to the Company over 30 years of experience in the pharmaceutical industry. Prior to joining Caladrius, Dr. Mazzo served from August 2008 to October 2014 as Chief Executive Officer and as a member of the board of directors of Regado Biosciences, Inc., a Nasdaq-listed biopharmaceutical company focused on the development of novel antithrombotic drug systems for acute and sub-acute cardiovascular indications. Prior to his leading Regado, from March 2007 to April 2008, Dr. Mazzo was President, Chief Executive Officer and a director of Æterna Zentaris, Inc., a publicly held international biopharmaceutical company. From 2003 until 2007, Dr. Mazzo served as President, Chief Executive Officer and a director of Chugai Pharma USA, LLC, a biopharmaceutical company which was the U.S. subsidiary of Chugai Pharmaceutical Co., Ltd. of Japan. Dr. Mazzo has also held senior management and executive positions in research and development and was a director of the Essex Chimie European subsidiary at Schering-Plough Corporation, a publicly held pharmaceutical company that was subsequently acquired by Merck & Co., Inc.; Hoechst Marion Roussel, Inc., the US subsidiary of Hoechst AG, which was subsequently acquired by Sanofi, a multinational pharmaceuticals company; and Rhone-Poulenc Rorer, Inc., a subsidiary of Rhone-Poulene SA, a French pharmaceuticals company, which was subsequently acquired by Hoechst AG. He also previously served on the Board of Avanir Pharmaceuticals, Inc., a biotechnology company which was sold to Otsuka Holdings in 2015. He currently serves on the board of directors of pSivida Corp., a publicly held biopharmaceutical company, in the role of non-executive chairman. Dr. Mazzo earned a B.A. in the Honors Program (Interdisciplinary Humanities) and a B.S. in Chemistry from Villanova University. In addition, Dr. Mazzo received his M.S. in chemistry and his Ph.D. degree in analytical chemistry from the University of Massachusetts, Amherst. He was also a research fellow at the Ecole Polytechnique Federale de Lausanne, Switzerland. Based on Dr. Mazzo’s experience within the pharmaceutical industry and his executive experience, specifically his experience as Chief Executive Officer at other companies in the biotechnology industry, as well as his service on other boards of directors in the biotechnology industries, the Board believes Dr. Mazzo has the appropriate set of skills to serve as a member of the Board.
Biographical Information - Directors Continuing in Office
Robin L. Smith, M.D., MBA
Dr. Robin L. Smith, currently Chairman of the Board of Directors of Caladrius Biosciences (formerly NeoStem), was Executive Chairman of NeoStem in January 2015 through June 2015 after having previously served as Chairman and Chief Executive Officer of the company from 2006 to 2015.  Leveraging her expertise in medicine and business development, Dr. Smith has positioned NeoStem as a leader in the emerging cellular therapy industry, built on a successful business model that combines a proprietary therapeutic development business and a successful contract development and manufacturing organization which provides services to others in the regenerative medicine industry.

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Under Dr. Smith’s leadership, NeoStem successfully completed six acquisitions and one divestiture and has raised over 200 million dollars for research and development, expansion of business units, and strategic transactions. NeoStem ranked number one (for the second year in a row) in the Tri-State region and number 11 nationally on Deloitte’s 2013 Technology Fast 500™, a ranking of the 500 fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America.  NeoStem was awarded Frost & Sullivan’s 2014 North American Cell Therapeutics Technology innovation Leadership Award and, in 2010, NeoStem was awarded the New Economy “Best Stem Cell Company” award. Dr. Smith was selected as a winner of the 2014 Brava! Award, an award celebrating the distinguished achievements of top women business leaders in the Greater New York area. She was also honored as a finalist for the 2014 EY Entrepreneur Of The Year award for the New York area, recognizing entrepreneurs who demonstrate excellence and success in the areas of innovation, financial performance and personal commitment to their businesses and communities. Dr. Smith publishes a regular column on The Huffington Post focused on topics in regenerative medicine and cellular therapy.
Dr. Smith has an extensive and diversified background in health care, sales and marketing, business development and management. Her previous experience includes serving as President and Chief Executive Officer of IP2M, a multi-platform media company specializing in healthcare, where under her leadership, the company was selected as being one of the 10 fastest growing technology companies in Houston. She also previously held the position of Executive Vice President and Chief Medical Officer for HealthHelp, Inc., a National Radiology Management company that managed a large percentage of the healthcare dollars spent by large insurance companies. Dr. Smith has acted as a senior advisor to, and investor in, both publicly traded and privately held companies where she has played a significant role in restructuring and/or growing such businesses.
Dr. Smith has extensive experience serving in executive and board level capacities for various medical enterprises and healthcare-based entities. She currently serves on the Board of Directors of Signal Genetics (NASDAQ: SGNL). She served on the Board of Trustees of the NYU Langone Medical Center and is past Chairman of the Board of Directors for the New York University Hospital for Joint Diseases. Currently, Dr. Smith is the President and Chairman of the Board of Directors of The Stem for Life Foundation, a non-profit entity that seeks to raise public awareness of adult stem cell therapies and their therapeutic applications. She also serves on the Board of Directors of the Science and Faith STOQ Foundation in Rome, as well as on the Capital Formation Committee of the Alliance for Regenerative Medicine.
Dr. Smith earned her M.D. from Yale University and her M.B.A. from the Wharton School of Business.

Steven M. Klosk
Mr. Klosk joined the Board in 2014. He is a senior executive with extensive management experience in the life sciences industry. He is currently President, CEO and a Director at Cambrex Corporation (NYSE:CBM), one of the leading providers of active pharmaceutical ingredients, advanced intermediates and finished dosage form products to the branded and generic pharmaceutical markets. Mr. Klosk has been in his current role since May 2008 and is responsible for all aspects of Cambrex’s global business with manufacturing and R&D facilities in the United States, Sweden, Italy, Estonia, Germany and India. Since 2010, Cambrex sales have increased from $226 million to $317 million and its market capitalization has tripled.
Mr. Klosk has also held other executive positions at Cambrex Corporation, including Executive Vice President & COO; as well as President, Pharma Business Unit (2007-2008) where he had full P&L and balance sheet responsibility for four operating units in North America and Europe. Prior to this he was Executive Vice President & COO Cambrex Pharma & Biopharmaceuticals Business Unit (2003-2007) where he was responsible for managing a highly profitable global business with six operating units in North America and Europe. Earlier in his career Mr. Klosk served as Vice President, Administration for the The Genlyte Group, Inc., a publicly traded producer of lighting fixtures. Mr. Klosk earned a B.S. from Cornell University and a J.D. from New York Law School. The Board has concluded that Mr. Klosk should continue serving as a director based on his diversified management experience, particularly in the biopharmaceutical field.
Steven S. Myers
Steven S. Myers joined the Board in November 2006. He currently serves as Lead Director and Chairperson of the Governance & Nominating Committee. He also serves on the Audit and Compensation Committees. He graduated from Stanford University with a B.S. in Mathematics. He is a four-time serial entrepreneur, an Ernst & Young “Entrepreneur of the Year” for Software and Information Services, and a recipient of the California Governor’s Special Recognition Award.

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Mr. Myers is a board director of several other public and private companies; including Quantumsphere, Inc. (qsinano.com) a NASDAQ listed manufacturer of nano catalysts for applications in portable power, renewable energy and electronics. He has conducted business in a dozen countries in Europe and Asia. His private equity investment company, Dolphin Capital Holdings, Inc. invests in companies with innovative business strategies. Portfolio investments include regenerative medicine, biotechnology, medical devices, applied materials development, alternative energy, distressed debt, and for income real estate.
An Administration policy advisor on Cyber Security, he served in 2012 on the Department of Homeland Security Task Force on Cyber Security Resources and briefed then-DHS Secretary Napolitano on the Task Force recommendations. He was recently appointed to a third term on the U.S. State Department Advisory Committee on International Economic Policy, which advises the Secretary of State on foreign policy issues. At the Pacific Council on International Policy he serves on the Board of Directors and is Chairman of their National Security Member Committee.
Mr. Myers founded SM&A, an Aerospace & Defense Industry management consulting firm that over 25 years grew to approximately $100 million in annual revenue and over 800 employees; spearheading industry-changing innovations in competing for and managing U.S. Government contracts. During his tenure the company managed more than $360 billion in major program competitions. After conducting a successful NASDAQ listed IPO in 1998 he served as Chairman and CEO for another ten years. The company was sold to private equity in 2008. An accomplished public speaker, and author, Mr. Myers is a nationally recognized thought leader on business competitiveness and is a frequent guest lecturer at the USC Marshall School of Business on entrepreneurship. He is a two time Air Force Veteran and a highly accomplished aviator. The Board concluded that Mr. Myers should continue serving as a director based upon his technical background and diverse entrepreneurial and business expertise, including his having established and managed innovative enterprises (in the areas of proposal development for competitive procurements, aircraft leasing and private equity investment), together with his technical experience in the aerospace and defense sector.
Robert S. Vaters

Robert S. Vaters was appointed as Caladrius’ President and Chief Financial Officer on January 5, 2015. Mr. Vaters has over 25 years of financial, strategy, investment and capital-raising experience. Prior to joining Caladrius, Mr. Vaters was a managing partner with Carob Investments, a strategic, acquisition and investor consulting firm. He served from August 2011 to March 2013 as President and Chief Executive Officer and as a member of the board of directors of Orthofix International N.V., a publicly-held global medical device company focused on innovative repair and regenerative solutions for the spine and orthopedic markets. Previously, Mr. Vaters served Orthofix as Executive Vice President, Chief Operating Officer and President, Global Spine Business Unit from January 2011 through July 2011 and as Executive Vice President and Chief Financial Officer from September 2008 until January 2011. Prior to joining Orthofix, Mr. Vaters had spent almost two years as General Partner of Med Opportunity Partners, a healthcare private equity firm, which he co-founded in 2006. At Med-Opportunity Partners, Mr. Vaters identified, negotiated, and closed on middle market healthcare buyouts and growth equity investments, specializing in pharmaceutical, medical device, biologic, medical technology and specialty health care service industries. Prior to that, Mr. Vaters served for almost four years as a senior executive at Inamed Corporation, where he was Executive Vice President, Chief Financial Officer and Head of Strategy and Corporate Development. Inamed Corporation, a global medical device company, was acquired by Allergan Inc. in March 2006. Mr. Vaters serves on the Board of Reliable Biopharmaceutical Corporation, a private healthcare company which was purchased during his time as a partner in a healthcare private equity firm. Mr. Vaters earned a B.S. from St. Francis College and an M.B.A. from Fordham University. The Board concluded that Mr. Vaters should serve as a director based upon his financial and business expertise, including his background and extensive experience in management and investment banking.
Richard Berman
Richard Berman, who joined the Board in November 2006, currently serves as Chairperson of the Compensation Committee and a member of the Audit Committee. He previously served as Chairperson of the Audit Committee until March 2009, and as a member of the Nominating and Governance Committee until February 2013. Mr. Berman’s business career consists of more than 35 years of venture capital, management and merger and acquisitions experience. He currently serves as a director of four other public companies: Advaxis, Inc. (OTC: ADXS), Cryoport, Inc. (OTCBB: CRYX) and Lustros, Inc. (OTC: LSLD), and as Chairman of MetaStat Inc. (OCT:MTST). Mr. Berman has served as a director and/or officer of more than a dozen public and private companies. His previous experience includes positions at Goldman Sachs and as Senior Vice President of Bankers Trust Company. Some of his more notable positions include his service from 2006 to 2011 as Chairman of National Investment Managers (OTC: NIVM.OB), a company with $12 billion in pension administration assets. From 2004 to 2010, Mr. Berman served as a Director of NexMed Inc., a public biotech company. In 2008, Mr. Berman became Chairman and CEO of Nextmed, Inc. In 2010, NextMed, Inc. merged with Apricus Biosciences. From 1998 to 2000, Mr. Berman served as Chairman and CEO of Internet Commerce Corporation (now Easylink Services (NASDAQ: ESIC)), and thereafter, as Chairman until 2001. Mr. Berman arranged

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the Internet Commerce Corporation's acquisition of Easylink Services International in 2007. The company was sold for more than $300 million in 2012, and he stayed on as lead director and a member of all three committees. He served as CEO of Prestolite Battery Company of Canada from 1984 to 1992, and in 1991 led the merger of Prestolite with General Battery and Exide to form Exide Technologies (OTC: XIDEQ). In 1992, he managed the Exide's IPO. Mr. Berman is a past director of the Stern School of Business of NYU, where he received his B.S. and M.B.A. He also holds two law degrees, a J.D. from Boston College and a Special Certificate from The Hague Academy of International Law. The Board concluded that Mr. Berman should continue serving as a director based upon his financial and business expertise, including his background in biotechnology, international management and banking, and his extensive experience as a director in the public company context.
Andrew L. Pecora, M.D., FACP
Andrew L. Pecora, M.D., F.A.C.P. was appointed to the Board on December 8, 2011. Dr. Pecora is co-founder and past Chairman and Chief Executive Officer of Progenitor Cell Therapy, LLC (“PCT”), which is a subsidiary of the Company. Dr. Pecora served as Caladrius’ Chief Medical Officer from August 17, 2011 and served as Caladrius’ Chief Visionary Officer from August 5, 2013 through January 2015. He is currently PCT’s Chief Medical Officer, which position he has held since January 19, 2011 following the Company’s acquisition of PCT (the "PCT Merger"). Prior to the PCT Merger, Dr. Pecora had served from 1999 to 2011 as Chairman, Chief Executive Officer and Chief Medical Officer of PCT, and as a member of PCT’s Board of Managers. Dr. Pecora is also Chief Scientific Officer of Amorcyte, Inc. (“Amorcyte”), a subsidiary of the Company acquired in October 2011, and held such position prior to the PCT Merger. Dr. Pecora served as the Chairman and Director of the John Theurer Cancer Center at Hackensack University Medical Center (HUMC) from 2001 to 2011, and commencing in 2011, Dr. Pecora has served as the John Theurer Cancer Center as Chief Innovations Officer, Professor and Vice President of Cancer Services. Since 1996 Dr. Pecora has been Co-Managing Partner of the Northern New Jersey Cancer Center, which is a private physicians practice group affiliated with HUMC. He has also been a Professor of Medicine at the University of Medicine and Dentistry of New Jersey since 2004. Dr. Pecora serves on the Board of Cancer Genetics, Inc. and is chairman of the Board of Tetralogics, Inc., a company developing small molecules to treat cancer. Dr. Pecora brings a variety of business development and practical business skills to Caladrius. He has worked with numerous companies in developing their products and manages a large clinical practice and the cancer department at a major health care institution. Dr. Pecora also has significant experience in the design of clinical trials (Phase 1 to 3), institutional review board practices, conduct of clinical trials, clinical research, and payor relationships both domestically and on a global basis. Dr. Pecora received an M.D. from the University of Medicine and Dentistry of New Jersey, graduating with honors. He went on to complete his medical education in internal medicine at New York Hospital and in hematology and oncology at Memorial Sloan-Kettering Cancer Center, both in New York City. He is board certified in internal medicine, hematology, and oncology. The Board has concluded that Dr. Pecora should continue serving as a director based on his diverse experience in healthcare, including his expertise in clinical trial design and product development, and his management experience.
Peter Traber, MD
Dr. Traber joined the Board in January 2015. He has extensive experience in medicine, science and the pharmaceutical industry. Since 2011 he has been President and Chief Executive Officer of Galectin Therapeutics, Inc. (NASDAQ: GALT), where he has served since 2010 as Chief Medical Officer and since 2009 as a member of its Board. Galectin is a publicly traded biotechnology company that is developing carbohydrate-based therapies for the treatment of fibrotic liver disease and cancer. Since 2008, he has been President Emeritus of Baylor College of Medicine, where he was Chief Executive Officer from 2003 to 2008. Dr. Traber also has extensive big pharma leadership experience, serving from 2000 to 2003 as Senior Vice President of clinical development and medical affairs and Chief Medical Officer of GlaxoSmithKline. He has also served as CEO of the University of Pennsylvania Health System, and as Chair of the Department of Internal Medicine, and Chief of Gastroenterology for the University of Pennsylvania School of Medicine.
Dr. Traber has managed a molecular biology research laboratory and published more than 100 research articles, reviews, and book chapters. He received his MD from Wayne State School of Medicine, a BS in chemical engineering from the University of Michigan, and a certificate in medical leadership from Wharton Business School.The Board has concluded that Dr. Traber should continue serving as a director based on his diverse experience in healthcare, including his expertise in clinical trial design and product development, and his management experience.
Eric H.C. Wei
Eric H.C. Wei was appointed to the Board in October 2009. Mr. Wei is one of the founders and the Managing Partner of RimAsia Capital Partners, L.P. a private equity firm focused on the pan-Asian mid-market sector and a greater-than-5% stockholder of Caladrius ('RimAsia LP"). Prior to establishing RimAsia LP in January of 2005, Mr. Wei was a managing director of Gilbert Global Equity Partners, a founding partner of Crimson Asia Capital Partners, an Asian private equity program, a founder and investment committee member of the Asian Infrastructure Fund, and an investor and in director of The Asian MBO Fund. Mr. Wei

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has also previously been an investment banker with more than 10 years of experience at Peregrine Capital, Prudential Securities, Lazard Freres and Citibank. Mr. Wei received a B.S. degree in Math and Economics from Amherst College and a, M.B.A. degree from the Wharton Graduate School of Management at the University of Pennsylvania. The Board concluded that Mr. Wei should continue serving as a director based upon his diverse financial and business expertise, including his background in investment banking, his extensive experience in managing private equity funds, and his familiarity with the pan-Asian mid-market sector.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ONE NOMINEE FOR CLASS II DIRECTORSHIP, AS IDENTIFIED ABOVE.
EXECUTIVE OFFICERS
The following table sets forth certain information about the executive officers of our Company. There are no family relationships among any of our directors and executive officers. For biographical information regarding our executive officers, see the discussion under “Biographical Information — Executive Officers,” below.

Name	Age	Position
David J. Mazzo (1)	58	Chief Executive Officer
Robert S. Vaters (1)	55	President and Chief Financial Officer
Douglas W. Losordo, M.D.	57	Chief Medical Officer
Robert A. Preti, PhD.	58	President, PCT and Chief Scientific Officer of PCT and NeoStem
Joseph Talamo	46	Vice President, Corporate Controller and Chief Accounting Officer
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(1) Effective January 5, 2015, the Board appointed David J. Mazzo, Ph.D. as the Company’s new Chief Executive Officer, and appointed Robert S. Vaters as the Company’s new President and Chief Financial Officer.

Biographical Information - Executive Officers and Other Key Employees
David J. Mazzo, PhD
See the discussion under “Biographical Information - Directors Continuing in Office” above.
Robert S. Vaters
See the discussion under “Biographical Information - Directors Continuing in Office” above.
Robert A. Preti, Ph.D
Pursuant to an employment agreement that became effective on January 19, 2011, Dr. Preti serves as President of PCT. Dr. Preti also serves as Chief Scientific Officer of PCT and Chief Scientific Officer of Caladrius. Prior to the PCT Merger, Dr. Preti had served from 1999 to 2011 as President and Chief Scientific Officer for PCT, and as a member of PCT's Board of Managers.
Dr. Preti was Scientific Director of Hackensack University Medical Center's stem cell laboratory from 1996 - 1999. Prior to that, he served as director at the Clinical Services Division of the New York Blood Center from 1989 to 1996. He is one of the country's leading authorities on cell engineering and the principal investigator for a number of clinical trials relating to stem cell transplantation. He was a founding member and Treasurer of the International Society for Hematotherapy and Graft Engineering and served for 10 years on its Executive Committee and Board of Directors. He is now representing Cellular Therapy as a Director of the American Association of Blood Banks. Dr. Preti has authored numerous papers in the field and has been invited to speak at national and international meetings relating to the manufacturing, regulatory and quality aspects of cell therapy and regenerative medicine. In addition to having served as an inspector for the Foundation for Accreditation of Cellular Therapy, Dr. Preti also serves on professional and state committees charged with the development of regulations for cellular therapy. Dr. Preti received his PhD from New York University, graduating with distinction. During his tenure at NYU, Dr. Preti received his degrees in Cellular Biology, with a specialty in hematology, studying erythropoiesis under the mentorship of Albert S. Gordon, PhD. Immediately following his graduate work, Dr. Preti joined Marrow Tech, Inc. (which later became Advanced Tissue Sciences) where he served as Group Leader in the development Marrow Tech's proprietary three-dimensional, matrix-based hematopoietic culture system for ex vivo expansion of bone marrow stem cells.

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Douglas Losordo, M.D.
Dr. Losordo was appointed Chief Medical Officer of the Company effective August 5, 2013. Dr. Losordo served from 2006 to 2013 as a member of the Scientific Advisory Board of Caladrius and since 2012, he has served on the Scientific Advisory Board of The Stem For Life Foundation, the public charity devoted to raising public awareness of adult stem cell therapies and supporting adult stem cell research, development and storage.  Prior to his appointment as the Company’s Chief Medical Officer, Dr. Losordo served as Vice President, New Therapies Development, Regenerative Medicine and Baxter Ventures at Baxter International from October 2011 through February 2013.  He is an adjunct professor of medicine at Northwestern University in Chicago, Illinois. From 2006 through 2011, Dr. Losordo was the director of the Feinberg Cardiovascular Research Institute and the Eileen M. Foell Professor of Heart Research at Northwestern University’s School of Medicine and director of the Program in Cardiovascular Regenerative Medicine at Northwestern Memorial Hospital. From 2004 through 2006, he was a Professor of Medicine at Tufts University School of Medicine and Chief of Cardiovascular Research at St. Elizabeth’s Medical Center in Boston.  He is board-certified in internal medicine, cardiovascular disease, and interventional cardiology. Dr. Losordo’s major research interests encompass angiogenesis/vasculogenesis, progenitor/adult stem cells, tissue repair/regeneration, and vascular biology. He received his M.D. from the University of Vermont.
Dr. Losordo has engaged in career-long efforts to develop novel therapeutics and as a scientist he obtained over $35 million in National Institutes of Health funding, for discovering and developing new therapeutic concepts in the laboratory, providing the basis for clinical studies. He has led first in human studies in multiple gene and adult stem cell therapies in patients with cardiovascular diseases, including therapies now in Phase 3 testing. He is a highly sought after speaker, having given over 200 international lectures. He has served as an associate editor of Circulation Research, the basic science journal of the American Heart Association and serves on the editorial boards of a number of scientific journals.

Joseph Talamo
Joseph Talamo has been Caladrius’ Vice President, Corporate Controller and Chief Accounting Officer since June 2011. From 1996 to 2010, Mr. Talamo held various senior positions at OSI Pharmaceuticals, Inc. (“OSI”), a publicly-traded biopharmaceutical company focused on discovering, developing and commercializing products for the treatment of cancer, diabetes and obesity, and most recently served as its Vice President and Corporate Controller from 2006 to 2010 and its Corporate Controller from 2002 to 2006. While at OSI, Mr. Talamo helped build the accounting and finance infrastructure to support the clinical development and commercial launch of Tarceva®, OSI's targeted therapy approved for the treatment of patients with non-small cell lung cancer and pancreatic cancer. Prior to OSI, Mr. Talamo worked at Bristol-Myers Squibb from 1995 to 1996 in the Financial Reporting and Consolidations Group, and at KPMG from 1993 to 1995 in the Health Care and Life Sciences Audit Group. Mr. Talamo has served as Treasurer of the Stem For Life Foundation, a public charity dedicated to raising awareness about adult stem cells and their therapeutic promise, since 2012. Mr. Talamo also served as Treasurer of the OSI Pharmaceuticals Foundation from 2008 to 2010. Mr. Talamo received a B.B.A. in Accounting from Hofstra University in 1991, and a M.B.A. in Finance from Hofstra University in 1999. Mr. Talamo is a certified public accountant in the State of New York.

GOVERNANCE OF CALADRIUS BIOSCIENCES, INC.
Director Independence
The current Board members consist of Dr. Smith, Dr. Mazzo, Mr. Vaters, Mr. Klosk, Mr. Traber, Dr. Pecora, Mr. Berman, Mr. Myers, Mr. Bernstein, Mr. Wei, and Mr. Greenacre. The Board has determined that Messrs. Klosk, Traber, Myers, Berman, Bernstein, Greenacre and Wei are independent applying the definition of independence under the listing standards of NASDAQ and SEC regulations.
Board Leadership Structure and Role in Risk Oversight
Dr. Smith, our former Chief Executive Officer serves as the Chairperson of the Board. When present, our Chairperson presides over all Board meetings. Steven Myers serves as our lead independent director. The lead independent director coordinates the activities of the independent directors, coordinates with the chief executive officer and corporate secretary to set the agenda for Board meetings, chairs executive sessions of the independent directors, and performs any other duties assigned from time to time by the Board. We believe this leadership structure is appropriate for our Company at this time because of Ms. Smith’s intimate knowledge of our Company and our industry in light of her experience as our former Chief Executive Officer.

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Our Board oversees our risk management. This oversight is administered primarily through the following:

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The Board’s review and approval of our business plans and budget (prepared and presented to the Board by the Chief Executive Officer and other management), including the projected opportunities and challenges facing our business;

•	At least quarterly review of our business developments, business plan implementation and financial results;

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Our Audit Committee’s oversight of our internal control over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting; and

•	Our Compensation Committee’s review and recommendations to the Board regarding our executive officer compensation and its relationship to our business plans.

Committees
Our Board has established (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating and Governance Committee. Each of these Committees has only independent directors as members. In addition, the Board has established a Science and Technology Committee for which it has not imposed any membership rules regarding director independence.
Audit Committee
The Audit Committee consists of three directors: Mssrs. Berman (chairperson), Myers and Wei. Each member of the committee is independent applying the definition of independence under the listing standards of NASDAQ and SEC regulations. The Audit Committee meets at least four times during the year. The Board has determined that Mr. Berman qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
Pursuant to the terms of the Audit Committee charter, our Audit Committee is required to consist of at least three of our “independent” directors and shall serve at the pleasure of the Board. An “independent” director is defined as an individual who (a) is not our officer or salaried employee or an affiliate, (b) does not have any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the SEC and NASDAQ or such other securities exchange or market on which our securities are traded and (d) except as permitted by the SEC and NASDAQ or such other securities exchange or market on which our securities are traded, does not accept any consulting, advisory or other compensatory fee from us.
The Audit Committee's charter requires the committee to oversee our accounting and financial reporting process, our system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of our financial statements. A current copy of such charter is available to stockholders on our website, www.caladrius.com. The primary duties of the Audit Committee consist of, among other things:

•	serving as an independent and objective party to monitor our financial reporting process, internal control system and disclosure control system;

•	reviewing and appraising the audit efforts of our independent accountants;

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assuming direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and our management regarding financial reporting issues;

•	providing an open avenue of communication among the independent accountants, financial and senior management and the Board; and

•	reviewing and approving all related party transactions.

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Statement of Audit Committee
The Audit Committee of the Board offers this statement regarding Caladrius’ audited consolidated financial statements contained in its annual report on Form 10-K for the year ended December 31, 2014 and regarding certain matters with respect to Grant Thornton LLP, Caladrius’ independent registered public accounting firm for the fiscal year ended December 31, 2014. This statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing with the Securities and Exchange Commission by Caladrius, except to the extent that Caladrius specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2014 with management. The Audit Committee has discussed with Caladrius’ independent registered public accounting firm the matters required to be discussed under the provisions of the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Caladrius’ independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence with respect to Caladrius. Based on the review and discussions referred to above, the Audit Committee recommended to Caladrius’ Board that the audited consolidated financial statements be included in Caladrius’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.
The Audit Committee of the Board of Caladrius Biosciences, Inc.
Drew Bernstein, Chairperson
Steven S. Myers
Richard Berman
Martin D. Greenacre

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Compensation Committee
Our Compensation Committee consists of four directors: Mssrs. Berman (chairperson), Myers, Klosk and Wei. Each such member of the Compensation Committee is independent applying the definition of independence under the listing standards of NASDAQ and SEC regulations. The Compensation Committee meets at least two times during each year.
Each member of our Compensation Committee must (i) be one of our independent directors satisfying the independence requirements of NASDAQ and other applicable regulatory requirements; (ii) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (the "Code"); and (iii) meet the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act'). Except as permitted by NASDAQ, members of the Compensation Committee must not accept any consulting, advisory or the other compensatory fee from us or any our subsidiaries. In determining whether a director is eligible to serve on the Compensation Committee, the Board must consider whether the director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries to determine whether such affiliation would impair the director’s judgment as a member of the Compensation Committee.
The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically determines and approves salaries, bonuses and equity-based compensation for our executive officers.
We have adopted a Compensation Committee charter which outlines the Compensation Committee’s primary duties which are to:

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evaluate the performance of the Chief Executive Officer in light of our goals and objectives and determine the Chief Executive Officer’s compensation based on this evaluation and such other factors as the Compensation Committee shall deem appropriate;

•	determine and approve all executive officer compensation;

•	approve the aggregate amounts and methodology for determination of all salary, bonus, and long-term incentive awards for all employees other than executive officers;

•	review and recommend equity-based compensation plans to the full Board and approve all grants and awards thereunder;

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review and approve changes to our equity-based compensation plans other than those changes that require stockholder approval under the plans, the requirements of NASDAQ or any exchange on which our securities may be listed and/or any applicable law;

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review and recommend to the full Board changes to our equity-based compensation plans that require stockholder approval under the plans, the requirements of NASDAQ or any exchange on which our securities may be listed and/or any applicable law;

•	review and approve changes in our retirement, health, welfare and other benefit programs that result in a material change in costs or the benefit levels provided;

•	administer our equity-based compensation plans; and

•	approve, as required by applicable law, the annual Compensation Committee report on executive compensation for inclusion in our proxy statement.

The Compensation committee has the authority, in its sole discretion, to retain or obtain advice from compensation consultants, independent legal counsel and other advisers, and is directly responsible for the retention, termination, compensation and oversight of the work of any such consultant, counsel or other adviser. In selecting a consultant, counsel or other adviser, the Compensation Committee must, as required by NASDAQ rules, take into consideration all factors relevant to such person's independence from management, including all factors that NASDAQ identifies in its listing standards.
A current copy of the Compensation Committee charter is available to stockholders on our website, www.caladrius.com. The Compensation Committee may form and delegate its authority to subcommittees as appropriate. Additionally, the Chief Executive Officer may make recommendations to the Compensation Committee relating to executive and director compensation, but consistent with NASDAQ rules, he may not be present during deliberations or voting regarding his own compensation.

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Nominating and Governance Committee
Our Nominating and Governance Committee consists of three directors: Mssrs. Myers (chairperson), Klosk and Traber. The Nominating and Governance Committee is empowered by the Board to recommend to the Board qualified individuals to serve on the Board and to identify the manner in which the Nominating and Governance Committee evaluates nominees recommended for the Board. All members of the Nominating and Governance Committee have been determined to be “independent directors” pursuant to the definition contained in the rules of NASDAQ and SEC regulations. Our Board has adopted a Nominating and Governance Committee charter to govern the Nominating and Governance Committee, a current copy of which is available to stockholders on our website, www.caladrius.com.
Qualifications for Board Membership.
The Nominating and Governance Committee Charter and the attached Nominating and Governance Committee Policy Regarding Qualification of Directors attached thereto (the “Board Membership Guidelines”) describe the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee, among other factors listed in the Board Membership Guidelines:

•	should possess the highest personal and professional standards of integrity and ethical values;

•	must be committed to promoting and enhancing the long term value of Caladrius for our stockholders;

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should not have any interests that would materially impair his or her ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to our Caladrius and our stockholders;

•	must be able to represent fairly and equally all of our stockholders without favoring or advancing any particular shareholder or other constituency of the Company;

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must have demonstrated achievement in one of more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to ours;

•	must have adequate time to devote to the Board and its committees; and

•	is expected to have sound judgment, derived from management or policy-making experience that demonstrates an ability to function effectively in an oversight role.

Diversity Considerations in Director Nominations
We do not have a formal diversity policy. We believe the Board represents a collection of individuals with a variety of complementary skills which, as a group, constitute the appropriate skills and experience to oversee our Company's business. Our directors come from diverse backgrounds, including medicine, accounting, private equity, and management of pharmaceutical and healthcare-related companies, including cell therapy.
The charter of our Nominating and Governance Committee provides that “[e]ach nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.” In accordance with the mission set out in its charter, our Nominating and Governance Committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Board. As part of its evaluation of each candidate, our Nominating and Governance Committee takes into account how that candidate's background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates.
Nominating and Governance Committee Procedures
The Board generally believes we are well-served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election or is not re-nominated if a vacancy on the Board occurs between annual stockholder meetings or if the Board believes it is in our best

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interests to expand its size, the Board may seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Nominees for director must be discussed by the full Board and approved for nomination by the affirmative vote of a majority of the Board, including the affirmative vote of a majority of the independent directors. Three of our directors, Dr. Smith, Mr. Berman and Mr. Wei, were originally nominated in 2006, 2006 and 2009 respectively, pursuant to certain contractual rights. In addition, the appointment of Dr. Pecora to the Board initially was required pursuant to the terms of the merger agreement for the acquisition of PCT.
The Nominating and Governance Committee assists the Board by identifying qualified candidates for director and recommends to the Board the director nominees for the annual meeting of stockholders. The Board will conduct a process of making a preliminary assessment of each proposed nominee based upon the nominee’s resume and biographical information, an indication of the individual's willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Board will determine which nominee(s) to include in the slate of candidates that the Board recommends for election at each annual meeting of our stockholders.
Procedures for Considering Nominations Made by Stockholders
The Nominating and Governance Committee's charter and the Procedures for Shareholders Submitting Nominating Recommendations attached thereto (the “Stockholder Nominating Guidelines”) describe procedures for nominations to be submitted by stockholders, other than candidates who have previously served on the Board or who are recommended by the Board. The Stockholder Nominating Guidelines state that a nomination must be delivered to our Secretary at our principal executive offices not later than the 120th day prior to the date of the proxy statement for the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days after the anniversary date of the annual meeting, notice to be timely must be so delivered a reasonable time in advance of the mailing of our proxy statement for the annual meeting for the current year. The Stockholder Nominating Guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director, among other things: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) information that will enable the Nominating and Governance Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter and the Stockholder Nominating Guidelines for director candidates.
There will be no differences in the manner in which the Board evaluates nominees recommended by stockholders and nominees recommended by the Board or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board.
Additional Board Committee:

The Board also maintains the following additional committee:

Science and Technology Committee: The Science and Technology Committee is authorized to review the science, clinical and regulatory strategy underlying the Company's research and development organization. It also reviews the interactions of the R&D organization with health care providers and regulatory bodies.

Stockholder Communications
The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed to our Secretary and should be sent to such individual c/o Caladrius Biosciences, Inc., 420 Lexington Avenue, Suite 350, New York, New York 10170. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board. Under the procedures established by the Board, upon our Secretary's receipt of such a communication, a copy of such communication will be sent to each member of the Board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.
Board and Committee Meeting Attendance
During the year ended December 31, 2014, our Board held twelve meetings, our Audit Committee held five meetings; our Compensation Committee held two meetings and our Nominating and Governance Committee held two meetings. Our Board, our

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Audit Committee, our Compensation Committee and our Nominating and Governance Committee each took additional actions by written consent. Each director attended (or participated by telephone in) at least 75% of the total number of meetings of the Board and committees on which he or she served.
Director Attendance at Annual Stockholder Meetings
We do not have a formal policy regarding attendance by directors at our annual meetings of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law.  One incumbent Board member attended the Company's annual meeting in 2014.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company's directors, certain officers of the Company, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by the SEC to furnish the Company with copies of all Section 16(a) reports that they file.
Based solely on a review of (i) Forms 3 and 4 and amendments thereto furnished to the Company during 2014, (ii) any Forms 5 and amendments thereto furnished to the Company with respect to 2014, and (iii) any written representations that no Form 5 was required, the Company believes that all such parties subject to the reporting requirements of Section 16(a) filed on a timely basis all such reports required during and with respect to the fiscal year ended December 31, 2014, except that both Andrew Pecora and Eric Wei each inadvertently filed one late Form 4.
CODE OF ETHICS
We have adopted a code of ethics that applies to our directors, officers and employees, except to our Chief Executive Officer, Chief Financial Officer, and any principal accounting officer, controller, or persons performing similar functions (“Senior Financial Officers”), who are subject to a separate code of ethics. Both codes of ethics are available on our website, www.caladrius.com. Our Code of Ethics for Senior Financial Officers is filed as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2010.

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PROPOSAL 2

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Chief Executive Officer and our other Named Executive Officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s rules.
Executive Compensation
We believe that our executive compensation programs, which are reviewed and approved by the Compensation Committee, are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Stockholders are encouraged to carefully review the “Executive Compensation” section beginning on page 36 of this Proxy Statement for additional details about Caladrius’ executive compensation, including information about the fiscal year 2014 compensation of our Named Executive Officers.
We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosure is hereby APPROVED.”
Vote Required; Effect
Stockholder approval of this Proposal 2 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the advisory resolution regarding Caladrius’ compensation of executives is approved.
The say-on-pay vote is advisory, and therefore not binding on Caladrius, the Compensation Committee or our Board. Nevertheless, our Board and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN FISCAL YEAR 2014.

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PROPOSAL 3

APPROVAL OF 2015 EQUITY COMPENSATION PLAN

General

At the Annual Meeting, you are being asked to approve the Caladrius Biosciences, Inc. 2015 Equity Compensation Plan (the "2015 Plan") to ensure that our Company can continue to provide an incentive to our employees, directors and consultants by enabling them to share in our future growth. If approved by the stockholders, no future awards will occur under our 2009 Amended and Restated Equity Compensation Plan (the “2009 Plan”), and 4,400,000 shares will initially be reserved for future awards under the 2015 Plan (as adjusted in the manner described below, the “Share Reserve”). Those shares would be available for issuance pursuant to awards in the following forms described further below: non-qualified stock options, incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock appreciation rights (“SARs”), restricted stock, restricted stock units, unrestricted shares, deferred share units, or other kinds of equity based compensation (collectively, “Awards”).

Background of the 2015 Plan; Reasons for Approving

The general purpose of the 2015 Plan is to succeed our 2009 Plan, and thereby to provide an incentive to our Company's employees, directors and consultants by enabling them to share in the future growth of our business. The 2015 differs from the 2009 Plan principally in that -

•	the Share Reserve would be increased and include an evergreen provision,

•	there is more flexibility in the forms of Award (through allowing Awards of restricted stock units and deferred share units),

•	repricings would be prohibited without stockholder approval, and

•	the 2009 Plan’s provisions for reload grants and automatic vesting on a change in control would be eliminated.

Our Board believes that the granting of Awards representing equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success. Our Board believes that our proposed equity compensation program advances our interests by enhancing our ability to (a) attract and retain employees, consultants and directors who are in a position to make significant contributions to our success based on the specialized skills they possess that are instrumental in our industry; (b) reward our employees, consultants and directors for these contributions; and (c) encourage employees, consultants and directors to take into account our long-term interests through ownership of shares.

As of June 3, 2015, under the 2009 Plan, there were outstanding option awards covering 6,852,726 shares (89% of which are out of the money), and 470,608 shares remained available for issuance. In connection with the continuing development and growth of our business, our Board believes that in order to continue to be able to provide the incentive that our equity compensation program is designed to offer, it is necessary to replace the 2009 Plan with the 2015 Plan. This is being done principally to increase the number of shares that may become subject to future Awards. If approved by our stockholders, the 2015 Plan will provide us with a larger pool of issuable shares to draw upon, and thereby we will be in a better position to adequately recruit and incentivize and reward our employees, consultants and directors, and the ultimate objectives of the 2015 Plan will be better served. The shares issuable under our 2009 Plan for outstanding awards represented approximately 13% of our outstanding shares as of June 3, 2015.

The Proposed Share Reserve

If the 2015 Plan is approved by our stockholders at the Annual Meeting, 4,400,000 shares would initially be authorized for future Awards. That would represent approximately 8% of our outstanding shares as of June 3, 2015. In addition to being adjusted for stock splits and other similar corporate events described below, the 2015 Plan’s initial reserve of shares would automatically increase for 10 years, on each January 1st beginning with 2016, by a number of shares equal to the lesser of (i) four percent (4%) of the total number of our shares outstanding on December 31st of the preceding calendar year, (ii) such lesser number as the 2015 Plan’s administrator may earlier designate in writing, and (iii) 176,000 shares, which equals four percent (4%) of the initial reserve of 4,400,000 shares. In addition, the Share Reserve will include shares that are currently subject to awards under our 2009 Plan but that are not issued due to their forfeiture, cancellation, or other settlement.

In setting the amount of the Share Reserve for the proposed 2015 Plan, the Board and the Compensation Committee received advice from independent compensation consultant, Radford, whose recommendation considered the total amount of shares underlying outstanding unexercised options and the shares remaining available for grant under the 2009 Plan divided by the total

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number of shares of the Company's Common Stock outstanding, commonly referred to as "overhang," both prior to and assuming the implementation of the Share Reserve proposed under the 2015 Plan. Radford’s analysis confirmed that the overhang that would result from the Share Reserve would be within the range of competitive practice within our peer group, and that the Share Reserve was reasonable and appropriate for the Company’s purposes.

If the 2015 Plan receives stockholder approval, as soon as practicable afterward, we anticipate filing a Registration Statement on Form S-8 with the SEC to register the shares of our Common Stock that the 2015 Plan reserves for issuance from the Share Reserve.

Effect on the 2009 Plan and Awards under that Plan

Any awards under the 2009 Plan will remain outstanding, with no change in their terms, whether or not the 2015 Plan receives stockholder approval at the Annual Meeting. As noted above, no awards would occur under the 2009 Plan on or after the date of the Annual Meeting, provided our stockholders approve the 2015 Plan. Its Share Reserve will include shares subject to outstanding awards under the 2009 Plan under the limited circumstances described above for awards that are forfeited, cancelled, or otherwise settled without an issuance of shares.

Description of the 2015 Plan

The following description of the principal terms of the 2015 Plan is a summary and is qualified in its entirety by reference to the full text of the 2015 Plan, a copy of which is attached as Annex A to this Proxy Statement. That copy of the 2015 Plan will take effect on the date of the Annual Meeting if it receives stockholder approval pursuant to this Proposal 3.

Administration.  The 2015 Plan will be administered by the Compensation Committee of our Board, with our Board having the authority to act in lieu of the Committee. The Compensation Committee will have broad authority delineated within the 2015 Plan to grant Awards of any kind, as well as to determine the terms and conditions of each Award, to adopt, amend and rescind rules and regulations for the administration of the 2015 Plan, and to amend or modify outstanding Awards (subject to stockholder approval of any modified or new Award that involves a repricing). Our Board may delegate authority to the chief executive officer and/or other executive officers to grant Awards to employees (other than themselves), subject to guidelines established by our Board and consistent with the 2015 Plan. No Awards may be made on or after July 14, 2025, but the plan will continue thereafter while previously granted Awards remain subject to the 2015 Plan.

Eligibility.  Persons eligible to receive Awards under the 2015 Plan are those employees, consultants and directors of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our Company's success; provided that ISOs may only be granted to employees of the Company (or a parent or subsidiary).

Plan Limits on Awards. ISOs may be granted under the 2015 Plan only with respect to the initial Share Reserve of 4,400,000, as adjusted in the manner described in the next paragraph. For all Awards, not more than 2,200,000 shares, as adjusted, may be awarded in the aggregate to any individual employee, consultant or director during the term of the 2015 Plan. Furthermore, each non-employee director serving on our Board is limited for each calendar year to the receipt of Awards and other cash compensation in an amount not exceeding $200,000, with such dollar limit being subject to adjustment based on peer practices, and applied by valuing each Award in a manner consistent with that used for director compensation for proxy statement disclosure purposes in the year in which the grant occurs. The foregoing limit on director compensation only applies to a director’s compensation for customary board services, and does not apply to compensation for special board services, e.g. chairing the Board.

Adjustments to the Share Reserve.  The Share Reserve under the 2015 Plan will be subject to customary equitable and proportionate adjustments for stock splits, stock dividends, and similar transactions. If any Award is forfeited, cancelled, expires unexercised, or terminates without an issuance of shares of our Common Stock, those shares will be available for future grants under the 2015 Plan.

Terms and Conditions of Options.  Options granted under the 2015 Plan may be either ISOs that are intended to meet the requirements of Code Section 422 or “nonstatutory stock options” that do not meet those requirements. The Compensation Committee will determine the exercise price of options granted under the 2015 Plan. The exercise price of options may not be less than the fair market value, on the date of grant, per share of our Common Stock issuable upon exercise of the option (or 110% of fair market value in the case of ISOs granted to a ten-percent or more stockholder).

If on the date of grant our Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the fair market value will generally be the closing sale price on the date of grant (or, if no trades were made on the date of grant, for the last trading day before the date of grant). If no such prices are available, the fair market value will be determined

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in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method. On June 3, 2015, the closing sale price of a share of our Common Stock on NASDAQ was $2.34.

No option may be exercisable for more than ten years from the date of grant (five years in the case of an ISO granted to a ten-percent stockholder, and three years in the case of options granted to consultants). Options granted under the 2015 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year for shares in an amount exceeding $100,000, and employees whose pay is not exempt from overtime requirements may not receive options exercisable within six months of the grant date (other than in cases of death, disability, or a change in corporate control). Unless otherwise provided by the Compensation Committee, options that are exercisable at the time of a recipient's termination of service with us will continue to be exercisable for 90 days, unless the optionee terminates employment or service with us voluntarily, other than in the case of retirement, in which case the option ceases immediately. If an optionee terminates employment or service with us due to death or disability, the option will continue to be exercisable for one year, or for cause, in which case the option will cease to be exercisable upon termination. If a securities black-out period prohibits exercise of an option following an optionee’s termination of employment, the exercise period will be extended until ten days after the end of the blackout period, but in no event beyond the original expiration date of the option’s term.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our Common Stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Compensation Committee is also authorized to establish a cashless exercise program and to permit the exercise price to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

Options granted under the 2015 Plan may not be repriced and may not be granted with a “reload” feature (under which an optionee could be granted a new option for a number of shares that is equal to the number of shares applied by the optionee to satisfy the exercise price or tax withholdings of a previous option grant).

Stock Appreciation Rights (SARs).  A SAR may be granted by the Compensation Committee either alone, or in tandem with, other Awards under the 2015 Plan. A SAR will relate to a number of shares of our Common Stock as the Compensation Committee determines at the time of grant. Each SAR will have an exercise period determined by the Compensation Committee not to exceed ten years from the date of grant. Upon exercise of a SAR, the holder will receive a number of shares of our Common Stock equal to (i) the number of shares for which the SAR is exercised times the appreciation in the fair market value of a share of our Common Stock between the date the SAR was granted and its date of exercise; divided by (ii) the fair market value of a share of our Common Stock on the date that the SAR is exercised. The Compensation Committee will determine the extent to which a holder of a SAR may exercise the right following termination of service with the Company.

Terms and Conditions of Stock Awards.  The Compensation Committee may also grant Awards in the form of restricted or unrestricted stock, and/or restricted stock units to any eligible employee, consultant or director. Under a restricted stock award, shares of our Common Stock that are the subject of the Award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the Award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved. Shares of our Common Stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the Award unless and until the applicable restrictions lapse. Unless otherwise determined by the Compensation Committee, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

Under a restricted stock unit award, restricted stock units that are the subject of the Award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the Award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved. To the extent that the Award of restricted stock units vests, the recipient will become entitled to receive a number of shares of our Common Stock equal to the number of restricted stock units that became vested; subject to special rules allowing deferred settlement (and income taxation) for Awards that are structured, in accordance with Code Section 409A, to convert into or to be initially granted as deferred share units. Restricted stock units and deferred share units, cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the Award. Prior to the delivery of shares of our Common Stock with respect to such Awards, the recipient will have no rights as a stockholder of the Company.

Unrestricted stock Awards are grants of shares of our Common Stock that are not subject to forfeiture.

To the extent that the Compensation Committee grants stock awards that are subject to the satisfaction of performance goals specified by the Compensation Committee (“performance awards”), the Compensation Committee will establish the specified

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levels of performance goals. Performance goals may be weighted for different factors and measures. The Compensation Committee will have discretion to make adjustments to a performance award in certain circumstances, such as when a person is promoted into a position of eligibility for a performance award, is transferred between eligible positions with different performance goals, terminates employment and is subsequently rehired, takes a leave of absence, or other similar circumstances deemed appropriate by the Compensation Committee. The Compensation Committee may also increase or decrease a stock award to any individual, except that, an Award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code, may not be increased. For stock awards intended to be qualified performance-based compensation, the Compensation Committee will certify the degree of attainment of performance goals after the end of each year.

If stock awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following items drawn from the list within Exhibit A to the 2015 Plan (which should be consulted for more detailed information about Awards of this kind). Those items may be applied to the Company as a whole, or to an individual recipient, or to a department, unit, division or function within the company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Compensation Committee deems appropriate and, if the Compensation Committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; or (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

Limited Transferability of Awards. No Award may be transferred other than by will or by the laws of descent and distribution, and during a recipient's lifetime an option or SAR may be exercised only by the recipient. However, the Compensation Committee may permit the holder of a nonstatutory option or SAR to transfer the option or SAR to immediate family members or a family trust for estate planning purposes.

Effect of Certain Corporate Transactions.  Under the 2015 Plan, a “Change in Control” will occur in the event that (1) any person (other than the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary) becoming the beneficial owner of securities of the Company representing 30% of the total combined voting power of the Company's then outstanding securities; (2) a merger, consolidation or other business combination of the Company (a “Transaction”) occurs, other than (a) a Transaction involving only the Company and one or more of its subsidiaries, or (b) a Transaction immediately following which our stockholders immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person (other than those covered by the exceptions in (1) above) becomes the beneficial owner of securities of the resulting entity representing more than 25% of the voting power in the resulting entity; (3) during any period of 2 consecutive years beginning on or after the date the 2015 Plan was approved by the stockholders (i.e., July 14, 2015) (the “Effective Date”), the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company as of the Effective Date (a director will be deemed to be an Incumbent Director for this purpose if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least 2/3 of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board); or (4) our stockholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of our assets other than the sale of all or substantially all of our assets to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of our outstanding voting securities at the time of such sale. Upon a Change in Control, the 2015 Plan provides that (a) all outstanding options and SARs of each participant granted prior to the Change in Control will be fully vested and immediately exercisable in their entirety on the later of the Change in Control or termination of the optionee’s employment without cause, and (b) all unvested stock awards, restricted stock units, restricted stock, performance-based Awards and other Awards will become fully vested, including without limitation, the following: (i) the restrictions to which any shares of restricted stock granted prior to the Change in Control are subject will lapse as if the applicable restriction period had ended upon such Change in Control, and

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(ii) the conditions required for vesting of any unvested performance-based awards will be deemed to be satisfied at their maximum performance level on the later of the Change in Control or termination of the awardee’s employment without cause.

Forfeiture and Recoupment. Unless otherwise provided in an agreement granting an Award, the Company may require that Awards be forfeited (or recoup the proceeds from previously-settled Awards) to the extent they were granted, vested, or settled during certain periods affected by a Participant’s fraud or misconduct, or a financial restatement, and all Awards are subject to any recoupment that is required under applicable law.
Claims Resolution. The 2015 Plan imposes a 45-day period within which a claim must be asserted after a specific event giving rise to the claim, and prohibits any lawsuits from being commenced more than one year after a claim denial. Any decisions of the Compensation Committee that relate to the interpretation and administration of the Plan or any Awards will be upheld in any judicial or arbitration proceeding unless clearly and convincingly shown to have been made in bad faith or materially affected by fraud.

Amendment; Termination.  Our Board may at any time amend or terminate the 2015 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that any amendment shall be subject to the approval of our stockholders to the extent necessary to comply with applicable laws.

Federal Income Tax Consequences

Following is a summary of the federal income tax consequences of Awards that may occur under the 2015 Plan. The recipients of Awards are advised to consult their personal tax advisors before exercising an option or SAR, or vesting, deferring, or receiving shares pursuant to any other Award. In addition, the following summary is solely for the information of our stockholders, and is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options

The Code treats ISOs and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2015 Plan, nor will our Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an ISO but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. Our Company will be entitled to a tax deduction for the year of exercise in an amount equal to the ordinary income recognized by the optionee. Our Company will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of the Company’s Common Stock in partial or full payment of the option exercise price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an ISO and the tender is within two years from the date of grant or one year after the date of exercise of the ISO, the tender will be a disqualifying disposition of the shares acquired upon exercise of the ISO.

For ISOs, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

Treatment of Stock Appreciation Rights (SARs)

Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will our Company be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and our Company generally will be

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entitled to a corresponding deduction, equal to the fair market value of the shares of our Common Stock or cash received upon exercise of the right.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of our Common Stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our Common Stock that is the subject of the Award when the Award is made.

The recipients of restricted stock units and deferred share units will recognize ordinary income as and when shares are issued (whether that occurs when the units vest, or at a later time if the recipient has made a deferral election in accordance with the 2015 Plan and Code Section 409A). In all cases, when the recipient receives shares, the amount of the income will equal the fair market value of the shares of our Common Stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit or deferred share unit will not be permitted to make a Section 83(b) Election with respect to such Award.

Potential Limitation on Company Deductions

Code Section 162(m) denies a deduction to a publicly held corporation such as the Company for compensation paid to certain “covered employees” (currently our CEO and top three highest paid officers in a taxable year) to the extent that compensation exceeds $1 million for a covered employee. It is possible that taxable income attributable to Awards granted under the 2015 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), the 2015 Plan allows Awards to be structured to qualify as performance-based compensation, but only if and to the extent the Compensation Committee exercises its discretion to do so. All or some Awards may nevertheless be made in a manner that does not qualify for a Section 162(m) exemption.

Tax Withholding

As and when appropriate, our Company will have the right to require each optionee purchasing shares of our Common Stock and each grantee receiving an shares of our Common Stock under the 2015 Plan to pay any federal, state or local taxes required by law to be withheld. Such obligations may be satisfied through the surrender of shares to the Company, if so permitted by the Compensation Committee.

Future Grants

The grant of Awards under the 2015 Plan is discretionary, and except for grants (i) set forth in the table below or (ii) that will be issued pursuant to our 2015 Board of Directors Compensation Plan (the “Board of Directors Compensation Plan”) as described in footnote (4) below, our Company cannot determine now the number or type of Awards to be granted in the future to any particular person or group.

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NEW PLAN BENEFITS

Name and Position	Dollar Value ($)	Number of Units
Andrew L. Pecora, Director and Chief Medical Officer of PCT	(1)	(1)
Douglas W. Losordo, M.D., Chief Medical Officer	$23,400 (2)	10,000 (2)
Executive Group	(2)	(2)
Non-Executive Director Group	(3)	(3)
Non-Executive Officer Employee Group	$32,760 (4)	14,000 (4)
___________________

(1)
Pursuant to the July 31, 2013 amendment to his employment agreement, Dr. Pecora has agreed during the term thereof to accept his salary (a) as to  $210,000 in shares of Common Stock (through shares priced at fair market value at the time of issuance pursuant to the 2009 Plan (or 2015 Plan if approved), and through participation in the Company's Employee Stock Purchase Plan), and (b) as to $30,000 in cash, subject to Dr. Pecora notifying the Company on a quarterly basis of any desired changes to the foregoing stock/cash allocation.

(2)
Pursuant to Dr. Losordo's employment agreement, he is entitled to receive a bonus of 10,000 shares of the Company's Common Stock on each of the first, second and third anniversaries of his commencement date, of which the third annual installment remains to be granted. The value of the 10,000 shares reported in the table above is based on the $2.34 closing price of our Common Stock as reported on NASDAQ on June 3, 2015.

(3)
The Board of Directors Compensation Plan provides that each Board member who is not an employee of the Company or one of its wholly-owned subsidiaries shall be authorized to receive, in such Board member's sole discretion, either (i) options to purchase 18,700 shares of the Company's Common Stock; or (ii) a stock award of 12,000 shares of our Common Stock, in either case issued under and subject to the terms of the 2015 Plan, for his or her service as a Board member. Options and shares issued under the Board of Directors Compensation Plan vest fully on the date of grant. The Board Compensation Plan further provides that the Chair of each Board Committee who is not an employee of the Company or any of its wholly-owned subsidiaries shall be authorized to additionally receive, in such Committee Chair's sole discretion, either (i) options to purchase 7,800 shares of our Common Stock; or (ii) a stock award of 5,000 shares of our Common Stock, in either case issued under and subject to the terms of the 2009 Plan (or the 2015 Plan if approved), for his or her service as a Committee Chair. These options and shares vest fully on the date of grant. In each case, the exercise price of options authorized pursuant to the Board of Directors Compensation Plan is equal to the closing price of a share of our Common Stock on the date of grant. Pursuant to the Board of Directors Compensation Plan, the foregoing are issued on each January 4th during the term of the Board of Directors Compensation Plan. Directors who are not employees of the Company or its wholly-owned subsidiaries are also entitled to cash fees equal to $7,500 per calendar quarter. Notwithstanding the foregoing, the Compensation Committee has the discretion to renew or adjust, as appropriate, this Board of Directors Compensation Plan at the end of each calendar year, including with respect to whether to continue offering the choice under such plan between options and stock.

(4)
Pursuant to an offer letter with a non-executive officer employee, the employee is entitled to receive a bonus of 7,000 shares of the Company's common stock on each of the first, second and third anniversaries of his commencement date, of which the second and third annual installments remain to be granted. The value of these 14,000 shares reported in the table above is based on the $2.34 closing price of our Common Stock as reported on NASDAQ on June 3, 2015.

Past Grants

       Future awards to our directors, executive officers, employees and other eligible participants under Caladrius’ 2015 Equity Compensation Plan are discretionary and not determinable at this time.  However, as discussed under “Neostem Director Compensation,” our directors are currently entitled receive certain equity awards annually.

        The table below shows the number of shares of common stock for which options have been granted and the number of shares of stock and restricted stock awarded under the 2009 Plan from January 1, 2014 through June 3, 2015, as to each of the executive

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officers named in the Summary Compensation Table contained in this proxy statement in the section entitled "Executive Compensation," and the various groups specified.

Name or Category	Number of Shares Subject to Stock Option Awards*	Number of Shares Granted as Stock Awards*
Named Executive Officers:
Robin L. Smith, M.D. ** Former Chief Executive Officer	173,276	606,000
David J. Mazzo *** Chief Executive Officer	370,078	400,000
Robert S. Vaters ** President and Chief Financial Officer	197,028	400,000
Robert Dickey IV, Former Chief Financial Officer	6,303	60,000
Douglas Losordo Chief Medical Officer	16,303	148,750
Andrew L. Pecora, M.D., FACP ** Chief Visionary Officer	133,595	175,000
Robert Preti President and Scientific Officer of PCT	6,367	213,750
All current Executive Officers as a group	618,579	1,252,500
All current Directors who are not Executive Officers as a group	507,637	883,700
Director nominees:
None

All Directors and Executive Officers, as a group (15 persons)	1,132,519	2,196,200
_________________________________
* The Company issues stock options or stock awards in lieu of salary or other cash compensation from time to time.
** Also current director.
*** Also current director and director nominee.

Disclosure of Equity Compensation Plan Information as of December 31, 2014

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our equity compensation plans as of December 31, 2014. In the following table, the equity compensation plan approved by security holders includes the NeoStem, Inc. 2009 Amended & Restated Equity Compensation Plan. This plan was our only equity compensation plan approved by security holders in existence as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a)) (c)
Equity compensation plans approved by security holders	4,427,276	$9.19	3,662,552
Equity compensation plans not approved by security holders (1)	660,824	$20.04	—
Total	5,088,100	$10.6	3,662,552

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_________________________________

(1)	Consists of individual grants of warrants to seventeen service providers to the Company, no one of which is individually material.

Vote Required

The affirmative vote of a majority of the votes cast in person or by proxy is required to approve Proposal 3.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS OF CALADRIUS BIOSCIENCES VOTE “FOR” APPROVAL OF THE 2015 EQUITY COMPENSATION PLAN.

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PROPOSAL 4

TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS CALADRIUS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.
Re-Appointment of Grant Thornton LLP

Grant Thornton LLP (“Grant Thornton”) currently serves as our independent registered public accounting firm and has audited our financial statements for the year ended December 31, 2014. Grant Thornton was initially appointed as our independent registered public accounting firm in 2011.

Grant Thornton has again been appointed by the Audit Committee of our Board (the “Audit Committee”) to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2015. Our Board is submitting this appointment to our stockholders for ratification at the Annual Meeting.

Representatives of Grant Thornton at Annual Meeting

Representatives of Grant Thornton are expected to be present at the Annual Meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Accounting Fees and Other Accounting Matters

Grant Thornton was engaged to serve as the Company's independent registered public accounting firm in 2014 and 2013, and accordingly, audited the Company's financial statements for the fiscal years ended December 31, 2014 and 2013. The following table sets forth a summary of the fees billed or expected to be billed to us by Grant Thornton for professional services rendered for the fiscal year ended December 31, 2014 and 2013.

Fee Category	Fiscal 2014 Fees	Fiscal 2013 Fees
Audit Fees(1)	$594,844	$674,500
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$540,527	$—
Total Fees	$1,135,371	$674,500
_________________________________

(1)
Audit Fees consist of aggregate fees billed or expected to be billed for professional services rendered for the audit of the Company's annual consolidated financial statements included in the Company's Annual Reports on Form 10-K and review of the interim consolidated financial statements included in Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2014 and 2013, respectively.

(2)
Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of aggregate fees billed or expected to be billed for professional services rendered for tax compliance, tax advice and tax planning. These fees related to preparation of the Company's federal and state income tax returns and other tax compliance activities.

(4)
All Other Fees consist of aggregate fees billed for products and services provided by Grant Thornton (as applicable), other than those disclosed above. The other fees related to due diligence services in connection with a potential transaction.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and approves in advance any services to be performed by the independent registered public accounting

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firm, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm. All of the fees shown above were pre-approved by the Audit Committee.

Vote Required
The affirmative vote of a majority of the votes cast in person or by proxy is required to approve Proposal 4.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the number of shares of our Common Stock beneficially owned as of June 3, 2015 by:

•	each of our current named executive officers;

•	each of our current directors;

•	all of our current directors and executive officers as a group; and

•	each person who is known by us to beneficially own 5% or more of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power. Shares of our Common Stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees or warrant holders. Unless otherwise indicated, and subject to any applicable community property laws, to Caladrius’ knowledge the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.
Unless otherwise indicated, the address of the beneficial owner is c/o Caladrius Biosciences, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170.
As of June 3, 2015, there were 55,285,210 shares of our Common Stock outstanding. As of such date, the current directors and executive officers of Caladrius collectively owned beneficially 6,855,407 shares, or approximately 11.8% of the outstanding shares.

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Name and Address of Beneficial Holder	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Robin L. Smith, M.D. Executive Chairman of the Board	1,565,016	(1)	2.8%
David J. Mazzo Chief Executive Officer and Director	377,043	(2)	*
Robert S. Vaters President, Chief Financial Officer and Director	255,365	(3)	*
Douglas Losordo, M.D. Chief Medical Officer	139,209	(4)	*
Robert A. Preti, Ph.D. President and Chief Scientific Officer of PCT	439,388	(5)	*
Andrew L. Pecora, M.D. Director	643,510	(6)	1.2%
Richard Berman Director	73,705	(7)	*
Steven S. Myers Director	299,744	(8)	*
Drew Bernstein Director	151,369	(9)	*
Eric H.C. Wei Director	2,547,988	(10)	4.6%
Martyn Greenacre Director	113,531	(11)	*
Steven Klosk Director	50,700	(12)	*
Peter G. Traber Director	38,000	(13)	*
All Directors and Executive Officers as a group (Fourteen persons)	6,855,407	(14)	11.8%

The address for each officer and director is c/o Caladrius, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170.

(1)	Includes options to purchase up to 1,217,731 shares of our common stock which are exercisable within 60 days of June 3, 2015.

(2)	Includes options to purchase up to 137,500 shares of our common stock which are exercisable within 60 days of June 3, 2015.

(3)	Includes options to purchase up to 120,000 shares of our common stock which are exercisable within 60 days of June 3, 2015.

(4)	Includes options to purchase up to 97,369 shares of our common stock which are exercisable within 60 days of June 3, 2015.

(5)
Includes (i) options to purchase up to 214,077 shares of our common stock which are exercisable within 60 days of June 3, 2015 and (ii) warrants to purchase up to 34,305 shares of our common stock which are exercisable within 60 days of June 3, 2015.

(6)
Includes (i) options to purchase up to 251,291 shares of our common stock which are exercisable within 60 days of June 3, 2015 and (ii) warrants to purchase up to 35,860 shares of our common stock which are exercisable within 60 days of February 20, 2013.

(7)	Includes options to purchase up to 34,939 shares of our common stock which are exercisable within 60 days of June 3, 2015.

(8)	Includes options to purchase up to 34,939 shares of our common stock which are exercisable within 60 days of June 3, 2015.

(9)	Includes options to purchase up to 141,369 shares of common stock which are exercisable within 60 days of June 3, 2015.

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(10)
Includes (i) options to purchase up to 15,000 shares of common stock which are exercisable within 60 days of June 3, 2015; (ii) warrants to purchase up to 400,000 which are exercisable within 60 days of June 3, 2015 which are held by RimAsia; RimAsia Capital Partners GP, L.P. ("RimAsia GP") is the general partner of RimAsia; (iii) 10,000 shares by Mr. Wei, individually; (iv) 2,110,988 shares of common stock by RimAsia Capital Partners L.P., a Cayman Islands exempted limited partnership ("RimAsia LP"), and (v) 12,000 shares of common stock by RimAsia Capital Partners Manager, Ltd., a Cayman Islands exempted company ("RimAsia Manager"); RimAsia Capital Partners GP, Ltd. ("RimAsia Ltd.") is the general partner of RimAsia GP. RimAsia Manager is the fund manager of RimAsia GP and the manager of RimAsia. Mr. Wei is the managing partner of RimAsia, and indirect partner of RimAsia GP, a director of RimAsia Ltd. and a director of RimAsia Manager.

(11)	Includes warrants to purchase up to 25,000 shares of common stock which are exercisable within 60 days of June 3, 2015.

(12)	Includes options to purchase up to 18,700 shares of common stock which are exercisable within 60 days of June 3, 2015.

(13)	Includes options to purchase up to 28,000 shares of common stock which are exercisable within 60 days of June 3, 2015.

(14)
Includes options to purchase up to 130,000 shares of common stock which are exercisable within 60 days of June 3, 2015 held by executive officers not individually listed in this table of the Company and its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company acquired Amorcyte, Inc. (the “Amorcyte Merger”) on October 17, 2011 in accordance with the terms of the Agreement and Plan of Merger, dated as of July 13, 2011 (the “Amorcyte Merger Agreement”).  As a result of the consummation of the Amorcyte Merger, Amorcyte is now a wholly-owned subsidiary of Caladrius.  Amorcyte had originally been incorporated as a subsidiary of PCT and was spun off to PCT's members prior to the PCT Merger. At the time the Amorcyte Merger Agreement was entered into, Dr. Pecora and George Goldberger were officers of both PCT and Amorcyte. Dr. Pecora was Amorcyte's Chief Scientific Officer prior to the Amorcyte Merger and continues to serve in such capacity for no additional consideration.   Mr. Goldberger was Vice President - Business Development of PCT and Chief Financial Officer of Amorcyte. Dr. Pecora, Mr. Goldberger and Dr. Preti were all stockholders of Amorcyte.
In accordance with the terms of the Amorcyte Merger Agreement, the stock consideration paid by Caladrius in exchange for the equity interests of Amorcyte was deposited into an escrow account for eventual distribution to the former security holders of Amorcyte. Dr. Pecora beneficially owned approximately 15.6 % of our Common Stock, and 0.6% of the Series A preferred stock, respectively, as well as certain options of Amorcyte, that were outstanding immediately prior to the closing of the Amorcyte Merger. Pursuant to the Amorcyte Merger, Dr. Pecora received the right to 3,285 shares of Caladrius Common Stock (with an aggregate value of $21,025 based on the closing price of our Common Stock on the date of closing) and Series AMO Warrants (with an estimated aggregate value of $10,000) to purchase 1,058 shares of Caladrius Common Stock at a per share purchase price of $14.66.   Dr. Preti beneficially owned approximately 15.6 % of the Common Stock, and 0.3% of the Series A preferred stock, respectively, as well as certain options of Amorcyte, that were outstanding immediately prior to the closing of the Amorcyte Merger. Pursuant to the Amorcyte Merger, Dr. Preti received the right to 1,536 shares of Caladrius Common Stock (with an aggregate value of $9,833 based on the closing price of the Company's Common Stock on the date of closing) and Series AMO Warrants (with an estimated aggregate value of $1,771) to purchase 495 shares of Caladrius Common Stock at a per share purchase price of $14.66. The Amorcyte Merger Agreement additionally provides that the former equity holders of Amorcyte have the right to receive additional shares of Caladrius’ Common Stock, which will be issued only if certain business milestones specified in the Amorcyte Merger Agreement are accomplished, as well as certain earn-out payments upon the commercialization of AMR-001, Amorcyte's lead product candidate for the treatment of acute myocardial infarction.
POLICIES AND PROCEDURES CONCERNING RELATED PARTY TRANSACTIONS
The Audit Committee of our Board is responsible for reviewing and approving or ratifying all related party transactions. Our Board, acting upon the recommendation of its Audit Committee, has adopted a written policy with regard to related party transactions. The policy provides that related party transactions shall be brought to management’s and the Board’s attention. The procedures specify that at meetings of the Audit Committee, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose, and the respective benefits to the Company and the relevant related party. The policy sets forth certain factors that the Audit Committee is to take into consideration in determining whether to approve a related party transaction, which include:

•	whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

•	the business reasons for the Company to enter into the transaction;

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•	whether the transaction would impair the independence of an independent director;

•
whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director, executive officer or other related party, the direct or indirect nature of the director’s, executive officer’s or other related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

The procedures provide that in the event a member of the Audit Committee has an interest in the transaction under discussion, he will abstain from voting on the approval of the transaction, but may, if so requested by the chair of the Audit Committee and permitted under NASDAQ regulations, participate to the extent requested in discussions of the transaction. By “related party transaction,” we mean a transaction requiring disclosure under Item 404(a) of Regulation S-K between the Company or any of its subsidiaries, on the one hand, and an executive officer, director, person known to be a 5% beneficial owner of the Company, or an immediate family member of any of the foregoing, on the other hand.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board, which is comprised solely of independent directors as defined by NASDAQ listing standards, outside directors as defined by Section 162(m) of the Code and non-employee directors as defined by Rule 16b-3 under the Exchange Act, has been delegated the authority and responsibility to determine and approve all compensation of our executive officers. Our named executive officers for fiscal year 2014 are those five individuals listed in the “2014 Summary Compensation Table” below. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in the Item 10 above.

A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of NeoStem, to align the interests of these executives with those of our stockholders, and to reward performance in a manner that maximizes our corporate performance without encouraging unnecessary or excessive risks. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives;

•	motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	focus executive behavior on achievement of our corporate objectives and strategy;

•	build a culture of “pay for performance”, while not rewarding unnecessary or excessive risk taking; and

•	align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

The Compensation Committee reviews the allocation of compensation components annually to help ensure alignment with strategic and operating goals, competitive market practices and legislative and regulatory changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation, though the Compensation Committee does consider comparative market data provided by its compensation consultant, Markson HRC, LLC (“Markson”), regarding allocations used by comparable companies. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract and retain qualified executives. Other compensation elements, such as annual and long-term incentive opportunities, are designed to motivate and reward performance. Annual incentives are designed to motivate named executive officers with respect to our Company’s objectives and the named executive officers’ individual performance and development. Long-term incentives are intended to reward NeoStem’s long-term performance and financial achievement and to align named executive officers’ interests with those of stockholders.

Elements of Executive Officer Compensation

Our executive officer compensation program is comprised of: (i) base annual salary; (ii) annual incentive compensation, including discretionary bonuses based on individual and overall company performance; and (iii) long-term equity incentive compensation (including periodic and contractual stock option or restricted stock grants), with the objective of aligning our executive officers’ long-term interests with those of our stockholders.

In establishing overall executive compensation levels and making specific compensation decisions for the executives in 2014, the Compensation Committee considered a number of criteria, including the executive’s position, any applicable employment agreement, prior compensation levels, scope of responsibilities, prior and current period performance, individual and overall Company performance, external market data and retention concerns. In addition, in determining bonus awards for 2014, the Compensation Committee also considered the results of the advisory vote by stockholders on the “say-on-pay” proposal presented to stockholders at NeoStem’s 2014 annual meeting of stockholders. There was support at the 2014 annual meeting for the compensation program offered to NeoStem’s named executive officers with approximately 95% of votes cast in favor. Accordingly, the Compensation Committee made no direct changes to our executive compensation program as a result of the say-on-pay vote. At the 2013 annual meeting, our stockholders also voted in favor of an annual say-on-pay vote and NeoStem has elected to follow such advisory vote.

In addition to interim actions to review and approve compensation arrangements from time to time (for example, in connection with the hiring of a new executive), the Compensation Committee performs a review of compensation for our executive officers annually. As part of this review, the Compensation Committee takes into consideration their understanding of external market data, including compensation practices of comparable companies (based on size and stage of development). Since 2011, the Compensation Committee has engaged an independent compensation consultant to perform an analysis of the current compensation program. For 2014, the Compensation Committee engaged Markson to provide comparative data on compensation practices in our industry for executive officers, Board members and Board committee members, and to perform an independent review of the compensation of our Chief Executive Officer and senior executive officers (including the named executive officers in the “2014 Summary Compensation Table” below). Markson reports directly to the Compensation Committee. Other than the work it performs for the Compensation Committee, Markson does not provide any consulting services to NeoStem or its executive officers.

Markson’s reports presented in late 2013 (which the Compensation Committee considered in setting 2014 salaries) and in late 2014 (which was considered in setting the 2014 bonuses) provided competitive comparative market data for base salaries, bonuses and equity grants, their observations and their broad recommendations. In preparing their reports, Markson considered, among other data, compensation data for publicly traded companies of similar size in comparable industries (the “Peer Group” below) and the Kenexa compensation database using public and private companies in the biotech industry and with annual revenues of less than $200 million. Although the Compensation Committee considers Markson's advice and recommendations about our executive and director compensation program together with input from management, the Compensation Committee ultimately makes its own decisions about these matters.

Peer Group Companies for 2014:

NeoStem’s Peer Group for 2014
Advanced Cell Technology (Ocata Therapeutics)	Lion Biotechnologies
Amicus Therapeutics	Mimedx Inc Com
Argos Therapeutics	Momenta Pharmaceuticals
Athersys	NeuralStem
BioTime	Northwest Biotherapeutics
Cumberland Pharmaceuticals	Opexa Therapeutic
Cytomedix (Nuo Therapeutics)	Organovo Holdings
Cytori Therapeutics	Osiris Therapeutics
DURECT Corporation	Pluristem Therapeutics
Fibrocell Science	Progenics Pharmaceutical
Geron Corporation	Sangamo Biosciences
Immunocellular Therapeutics	Stemcells

Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for executive officers in the fourth quarter of each year subject to the terms of existing employment agreements with our named executive officers, as discussed below, and the timing of the hiring of new executives. Other than with respect to the compensation of our Chief Executive Officer, our Compensation Committee also takes into consideration the recommendations for executive compensation made by our Chief Executive Officer, which recommendations are generally made after consultation with our Vice President of Human Resources and presented at the time of our Compensation Committee’s review of executive compensation arrangements.

Base Salary

The base salaries of our named executive officers are set out in their employment agreements with the Company which, in some cases, provide that the officer may be granted a raise at the Compensation Committee’s discretion. The employment agreements of Dr. Pecora, Dr. Preti , Dr. Losordo and Mr. Dickey were approved by the Compensation Committee following arms’ length negotiation of the terms between members of management and the executive party to the agreement. In the case of the initial employment agreement of each of Dr. Pecora and Dr. Preti, these negotiations occurred in connection with the PCT Merger completed in 2011. With respect to the employment agreements of Dr. Losordo and Mr. Dickey, employment terms were negotiated between management and each executive prior to the commencement of employment on August 5, 2013 and August 19, 2013, respectively. Our Compensation Committee performs a review of base salaries for our executive officers annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the individual experience, skills and expected contributions of our executives and our executives’ performance during the prior year.

Pursuant to a November 2012 amendment providing for a two-year extension of her employment agreement, Dr. Smith’s base salary was increased to $495,000 for 2013. The Compensation Committee awarded Dr. Smith a 10% raise to $545,000 for 2014. In approving the 2014 increase to Dr. Smith’s base salary, the Compensation Committee evaluated, with the assistance of Markson’s recommendations, salaries for comparable positions in the peer group of Companies identified for 2013 and the Company’s continued development under Dr. Smith’s leadership and performance, which was judged superior. Pursuant to an amendment of Dr. Pecora’s employment agreement effective August 5, 2013, Dr. Pecora’s base salary was increased to $240,000 as a result of his additional responsibilities in connection with his appointment as NeoStem’s Chief Visionary Officer (while continuing to serve as Chief Medical Officer of PCT and Chief Scientific Officer of Amorcyte). The Compensation Committee determined, in part based upon Markson’s analysis, that notwithstanding that Dr. Pecora serves on a part-time basis, his salary approximated (on a pro rata basis, given the amount of Dr. Pecora’s time devoted to the Company) the market rate for a full time CMO and was appropriate based on his IP contributions and efforts in raising capital, as well as his medical and scientific development guidance and willingness to be compensated in part in equity. (The Company will also make cash payments when compensation is paid in stock to satisfy cash tax liabilities.) Mr. Dickey was appointed the Company’s Chief Financial Officer effective August 19, 2013, at an initial contractual base salary of $310,000. Dr. Losordo was appointed the Company’s Chief Medical Officer effective August 5, 2013, at an initial contractual base salary of $385,000 Mr. Dickey and Dr. Losordo did not receive raises for 2014 due to their short term employment history with the Company when evaluated by the Compensation Committee at the end of 2013. Dr. Preti’s employment agreement provided for an initial salary of $330,000 increasing to $350,000 in January 2012, which the Compensation Committee raised to $364,000 in January 2014.

Discretionary Bonuses

Our business model includes the development of novel proprietary cell therapy products as well as operating a contract development and manufacturing organization. Our cell therapy products are in the clinical development stage and are based on novel technologies. Given the nature of our business, the determination of annual cash incentive awards and/or discretionary bonuses for our executives is often tied towards developments in our business, including promoting our development programs or other supportive aspects of our business. The employment agreements of most of our named executive officers provide that the executive is eligible for an annual discretionary bonus, which in some cases is based on a target or maximum amount established by contract. In setting the amounts of bonus awards, the Compensation Committee generally undertakes a discretionary assessment of individual and overall corporate performance. The Compensation Committee’s determination of cash incentive amounts are designed to include consideration of important operational and financial aspects of the Company’s business and the progress of our Company’s development. Where a “target” bonus is established (as in the employment agreement of our former Chief Executive Officer), if the professional effectiveness of the executive officer helped us achieve specific corporate objectives or otherwise contributed to our overall success, the bonus paid can exceed the target amount.

Pursuant to her employment agreement, for 2014 Dr. Smith was eligible to receive a bonus for 2014 in a target amount of 50% of her base salary assuming good progress toward the accomplishment of objectives set for Dr. Smith and the Company by the Compensation Committee, and with the contractual potential of a higher annual bonus, up to 100% of Dr. Smith’s base salary. For 2014, Dr. Smith was awarded a bonus of $450,000 (approximately 75% of base salary). The Compensation Committee had initially considered a bonus of 100% of base salary based upon her strong performance, including her leadership in (i) acquiring a Phase 3 asset (the "CSC Acquisition"), (ii) advancing the Phase 2 trial for NBS10 and (iii) attracting key executive hires to the Company. However, at Dr. Smith’s request, and after consulting with Markson, the bonus was fixed at $392,400, or 75% of base salary (and less than her 2013 bonus) due to disappointing shareholder results for the year.

Cash Bonuses for Drs. Pecora, Losordo and Preti and Mr. Dickey are determined by the Compensation Committee on a discretionary basis. The employment agreements for Dr. Pecora and Dr. Preti provide for discretionary cash bonuses. Dr. Pecora did not receive a cash bonus for 2014. Dr. Preti received a cash bonus of $54,600. The employment agreements of Mr. Dickey and Dr. Losordo contemplate discretionary bonuses in an amount up to 30% and 25% of base salary, respectively. For 2014, cash bonuses of $23,250 and $60,150 were awarded (and paid in early 2015) to each of Mr. Dickey and Dr. Losordo. In awarding these bonuses, the Compensation Committee recognized the respective roles of the management team members in helping the Company realize significant business developments over the past year including those described above. The bonuses for Mr. Dickey and Dr. Preti were at less than 2013 levels, while Dr. Losordo’s was greater and reflected a full year of employment.

Stock Grants and Long-term Equity Incentive Compensation

Long-term incentive compensation allows the executive officers to share in any appreciation in the value of NeoStem's common stock (our "common stock"). The Compensation Committee believes that stock grants and stock option participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over a period of years and/or upon the achievement of specified business milestones. All grants need to be approved by our Compensation Committee. All stock options are awarded at fair market value and based on our closing market price on the grant date.

In many cases, the employment agreement that we enter into with an executive officer provides for the grant of a stock award or option in connection with commencement of employment or commencement of the term, in part intended as an inducement to commencing or continuing employment with us. Certain equity awards are issued on a discretionary basis in connection with our Compensation Committee’s annual review of our executive compensation; in each of January 2014 and January 2015, option awards were issued to our named executive officers. Set forth below are option awards granted to each of our named executive officers in January 2014 which vested as to an initial installment of the option shares on the grant date, with further installments of the option shares subject to time vesting and milestone vesting criteria related to Company performance on key initiatives. In January 2014, our then CEO also received an award of 94,000 shares of restricted stock, subject to time-based and milestone vesting comparable to the 2014 option awards.

Option Award
Robin Smith	131,000
Robert Dickey	35,000
Andrew Pecora	100,000
Robert Preti	75,000
Douglas Losordo	50,000

    The Compensation Committee issued these awards at a level intended to be competitive within the biotechnology industry, with consideration given to the Peer Group for 2013. In issuing these awards, the Compensation Committee considered Markson’s reports and recommendations, which provided context for equity grants in terms of (i) the competitive value of grants made among the Peer Group, (ii) the retention value of unvested equity, (iii) the Company’s “burn rate,” or the ratio of option-equivalent shares granted in the calendar year to total shares issued and outstanding, and (iv) in terms of grants to our CEO, prior grants and holdings. The Compensation Committee also considered individual performance.

In August 2014 the Compensation Committee determined that it would be appropriate to make a special one-time grant of restricted stock and stock options based on the special efforts of our executives in negotiating and consummating the CSC Acquisition. The following grants were made to our named executive officers as a result of such transaction.

	Stock Award	Option Award
Robin Smith	—	75,000
Robert Dickey	6,303	25,000
Andrew Pecora	50,000	—
Robert Preti	6,367	25,000
Douglas Losordo	6,303	2,500

Option awards granted to our named executive officers in January 2015 vest 25% on the date of grant, and 25% each upon three milestone vesting criteria. Option grants to the named executive officers as of January 2, 2015 were as follows:

Option Award
Robin Smith	150,000
Andrew Pecora	75,000
Robert Preti	50,000
Douglas Losordo	40,000

For a further discussion of the particulars of the stock awards and option grants issued to our named executive officers in connection with their current employment agreements, as well as discretionary awards approved by the Compensation Committee, see the discussion appearing below under the caption “Employment Agreements and Other Arrangements With Executive Officers,” together with the information in the compensation tables below.

Other Compensation

We make available to executive officers certain benefits available to all employees on similar terms including health and welfare benefits, paid time-off, disability insurance, and participation in our Employee Stock Purchase Plan. We may also provide certain perquisites generally available to senior executives of the Company, which may include executive life insurance and payment or reimbursement for cell phone, blackberry and internet service. For newly-hired executives, the Company may provide reimbursement for relocation expenses. Details of the values of these benefits and perquisites may be found in the footnotes and narratives to the “2014 Summary Compensation Table”, below.

We provide the benefits above to attract and retain our executive officers by offering compensation that is competitive with other companies similar in size and stage of development. These benefits represent a relatively small portion of their total compensation.

Executive Transition and Succession

In connection with her appointment as Executive Chairman and her changing role effective January 5, 2015, the Compensation Committee approved, and the Board ratified, an amendment to Dr. Smith’s employment agreement. Pursuant to that Amendment, the term of Dr. Smith’s employment with the Company will expire on December 31, 2015, without renewal; provided that Dr. Smith may earlier terminate her employment on 30 days’ advance notice, with the goal being to provide transition support and continuity to the incoming chief executive officer. The principal terms of the amendment, described in more detail elsewhere herein are that Dr. Smith will (i) continue to receive her base salary of $545,000 for the remainder of her term; (ii) receive a $200,000 cash bonus by June 1, 2015 and be eligible for an additional annual bonus for 2015 if the Company achieves certain goals for the year, which additional bonus will be prorated if the Term ends before December 31, 2015; (iii) be granted an option to purchase 250,000 shares of our common stock and $50,000 worth of restricted stock net of taxes. Dr. Smith will also receive severance of one year’s base pay and bonus (her 2013 bonus) at the end of the term. The Committee noted that Dr. Smith will still be providing significant serves to the Company as Chairman of the Board through the 2016 annual meeting, so that the payment is not purely severance and she is provided with no additional compensation for serving in the role of Chairman. The new equity grants were also viewed as desirable by the Committee to enhance shareholder alignment and retention during the transition period as most of Dr. Smith’s prior option grants are out of the money.

In connection with his appointment as Chief Executive Officer effective January 5, 2015, the Compensation Committee also approved a compensation package for Dr. Mazzo. The principal terms of his employment agreement, which has an initial four-year term, are that Dr. Mazzo will (i) receive base salary of $545,000, the same level as Dr. Smith had received; (ii) be eligible for an annual cash bonus with a target of 55% (and up to a maximum of 100%) of his Base Salary; (iii) be granted a one-time option to purchase 400,000 shares of the our common stock that vest 100,000 shares immediately and the remaining 300,000 shares over time and (iv) be granted 151,946 shares that vest immediately and receive an additional grant of 138,132 shares that vest subject to achievement of two business milestones. The Committee reviewed competitive data provided by Markson in evaluating this compensation package and believes that while certain aspects may be on the high side, it overall is competitive.

In connection with his appointment as President and Chief Financial Officer, the Compensation Committee also approved a compensation package for Mr. Vaters. The principal terms of his employment agreement, which has an initial four-year term, are that Mr. Vaters will (i) receive a base salary of $425,000; (ii) be eligible for an annual cash bonus in an amount up to 50% of his base salary; (iii) be granted an option to purchase 400,000 shares of our common stock that vest 100,000 shares immediately with the remainder scheduled to vest over time; and (iv) be granted 54,811 shares that vest immediately and receive an additional grant of 82,217 shares that vest subject to achievement of two business milestones. The Committee reviewed competitive data provided by Markson in considering this pay package, recognized that it would be competitively high if viewed purely as a package for a chief financial officer, but believed that Mr. Vaters’ hire is for the role of both President and CFO and is a more strategic hire than is a usual CFO hire, and that Mr. Vaters brings the Company a much broader industry perspective, relationships and experience than the typical CFO and is in fact someone who could fill the CEO role, giving the Company depth or “bench strength”. Thus, the Committee believed that the compensation package for Mr. Vater’s is reasonable in this light.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the
Board of Directors of NeoStem, Inc:

Richard Berman (chairman)
Steven S. Myers
Drew Bernstein
Steven M. Klosk

This report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended or the SEC, as amended, or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

Compensation Committee Interlocks and Insider Participation

Richard Berman (chairman), Steven S. Myers and Drew Bernstein served as members of the Compensation Committee of the Board during 2014. None of the members of our Compensation Committee is, or has been, an officer or employee of ours or any of our subsidiaries. During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on the Board.

2014 Summary Compensation Table

The following table sets forth certain summary compensation information with respect to our former Chief Executive Officer, our former Chief Financial Officer, and our three other most highly compensated executive officers, for services as executive officers for the last three fiscal years.

Name and Principal Function	Year	Salary		Bonus		Stock Awards (1)	Option Awards (1)	All Other Compensation		Total Compensation
Robin Smith, Former Chief Executive Officer (2)	2014	$545,000		$392,400		$730,380	$1,093,257	$559,739	(3)	$3,320,775
	2013	$495,000		$450,000		$—	$249,718	$40,782		$1,235,500
	2012	$412,694	(4)	$363,000	(5)	$183,840	$638,941	$44,927		$1,643,402
Andrew Pecora, Chief Visionary Officer	2014	$240,000	(6)	$—		$310,502	$543,983	$322,272	(7)	$1,416,757
	2013	$221,538	(8)	$365,004	(9)	$—	$286,472	$—		$873,014
	2012	$183,077	(10)	$—		$—	$61,780	$—		$244,857
Robert Preti, President and Chief Scientific Officer of PCT	2014	$364,000		$54,600		$39,539	$599,701	$22,570	(11)	$1,080,410
	2013	$349,231		$145,000		$—	$143,224	$—		$637,455
	2012	$309,880	(12)	$—		$—	$97,578	$—		$407,458
Douglas Losordo, Chief Medical Officer	2014	$385,000		$60,150		$101,542	$365,672	$60,293	(13)	$972,656
	2013	$291,500		$40,000		$145,800	$343,070	$30,846		$851,216
	2012	$—		$—		$—	$—	$—		$—
Robert Dickey IV, Former Chief Financial Officer (14)	2014	$310,000		$23,250		$39,142	$287,447	$60,705	(15)	$720,544
	2013	$150,626		$40,000		$—	$229,462	$15,283		$435,371
	2012	$—		$—		$—	$—	$—		$—
 _________________________________

(1)
Amounts shown under “Stock Awards” and “Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with SEC rules. See Note 13 to the Notes to the Consolidated Financial Statements in the 2014 Annual Report, for a discussion of assumptions made in such valuations. All stock awards, option awards and other shares discussed in this table were issued under the Company's Amended and Restated 2009 Equity Compensation Plan (the "2009 Plan"), with a per share price generally equal to the fair market value of a share of our common stock on the date of grant.

(2)
Effective January 5, 2015, Dr. Smith resigned from her position as CEO and was appointed Executive Chair of the Board. Effective June 5, 2015, Dr. Smith resigned from her position as Executive Chair of the Board while continuing to serve as chair person of the Board.

(3)
Consisted of (i) a tax gross up $511,271 on stock awards, (ii) a car allowance of $12,000, (iii) approximately $21,652 paid by us on behalf of Dr. Smith for life and disability insurance; and (iv) $14,816 for club membership dues;

(4)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Smith elected to receive an aggregate of $218,090 of this amount in shares of our common stock and Options issued under the 2009 Plan in lieu of cash.

(5)
On March 6, 2013, Dr. Smith elected to receive a portion of her 2012 bonus in shares of our common stock. Dr. Smith received 100,000 shares based on a per share purchase price of $5.30, the fair market value at the time of election.

(6)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Pecora elected to receive an aggregate of $80,598 of this amount in shares of our common stock issued under the 2009 Plan and in lieu of cash. For more information on these grants of our common stock, see "Grants of Plan-Based Awards" below.

(7)	Consisted of a tax gross up $322,272 on stock awards.

(8)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Pecora elected to receive an aggregate of $80,245 of this amount in shares of our common stock issued under the 2009 Plan and in lieu of cash.

(9)	Dr. Pecora's 2013 bonus was paid in stock. He received a stock award of 46,976 shares issued under the 2009 Plan.

(10)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Pecora elected to receive an aggregate of $74,231 of this amount in shares of our common stock and Options issued under the 2009 Plan in lieu of cash.

(11)	Consisted of a tax gross up $22,570 on stock awards.

(12)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Preti elected to receive an aggregate of $32,761 of this amount in shares of our common stock and Options issued under the 2009 Plan in lieu of cash.

(13)	Consisted of (i) a tax gross up $59,558 on stock awards, and (ii) $735 paid by us on behalf of Dr. Losordo for life insurance.

(14)	Effective January 5, 2015, Mr. Dickey was no longer serving as Chief Financial Officer and was no longer an employee of the Company.

(15)	Consists of (i) a tax gross up of $27,448 on stock awards, and (ii) relocation related reimbursements of approximately $33,257.

 NEOSTEM EMPLOYMENT AGREEMENTS AND EQUITY GRANTS

Employment Agreements and Other Arrangements with Executive Officers

This section contains a description of the employment agreements and certain other arrangements that NeoStem has (or had during the years ended December 31, 2012, 2013 and 2014) with the named executive officers listed in the Summary Compensation Table. This section also contains a description of the employment agreements entered into in January 2015 with the Company's new Chief Executive Officer and new President and Chief Financial Officer. All descriptions are qualified in their entirety by reference to such agreements. The descriptions to follow provide further information about the compensation that is shown in the Summary Compensation Table and the Grants of Plan Based Awards Table for the respective officers. They also give you information about payments that could be received by these officers under certain circumstances at such time as their employment with NeoStem ends, for example, certain severance arrangements.

Robin L. Smith, M.D. - Chairman of the Board (former Chief Executive Officer and former Executive Chairman of the Board)

Dr. Robin L. Smith currently serves as our Chairman (and previously served as our Chief Executive Officer and Executive Chairman from January 2015 through June 2015) pursuant to an employment agreement dated May 26, 2006, which agreement has been subsequently amended from time to time. Under this agreement, as amended through July 29, 2009 (as so amended, the “Agreement”), Dr. Smith was employed through December 31, 2011 and as of September 27, 2009 was entitled to receive a base salary of $332,750 per year (increasing by 10% on each annual anniversary of September 27), an annual bonus determined by the Board of at least $275,000, and certain other perquisites including a car allowance, variable life insurance, and reimbursement for fees for a New York club to be used for business entertaining and meetings. To help conserve cash, Dr. Smith has elected from time to time to receive her net salary and/or bonus in shares of our common stock, pursuant to an arrangement approved by the Compensation Committee. Pursuant to an arrangement approved by the Compensation Committee, Dr. Smith elected to receive an aggregate of $172,761 of her 2011 salary, and continued in 2012 to receive a significant portion of her salary, in shares of our common stock issued under the 2009 Plan at the then-market price. In 2011, Dr. Smith elected to accept her entire bonus in shares of our common stock. The Compensation Committee adopted a program (the "2012 Option Program") whereby each participating officer (a “Participating Officer”) was issued on April 26, 2012 an option (the "Option") to purchase that number of shares of our common stock equal to that portion of each Participating Officer's gross salary (the "Participating Salary") for the period May 1, 2012 to July 31, 2012 (the "Election Period"). Dr. Smith's Participating Salary in the 2012 Option Program was $100,656, her full gross salary for the Election Period. As of October 29, 2009, the Compensation Committee of the Board approved the reimbursement to Dr. Smith of premiums, up to $4,000 annually, for disability insurance covering Dr. Smith. We maintain key-man life insurance on Dr. Smith in the amount of $5,000,000.

On April 4, 2011, the Company entered into an amendment of the Agreement. Pursuant to the amendment, (i) the term of the Agreement was extended from December 31, 2011 to December 31, 2012; (ii) Dr. Smith was entitled to receive cash bonuses on October 1, 2011 and 2012 in the minimum amount of 110% of the prior year's bonus; (iii) a failure to renew the Agreement at the end of the term regardless of reason shall be treated as a termination by the Company without cause; (iv) the Company shall pay Dr. Smith her base salary and COBRA premiums (a) for one year in the event of a termination of the agreement by Dr. Smith for other than good reason and (b) during any period during which she is bound by non-competition, non-solicitation or similar covenants with the Company (such payments shall not be made during the time Dr. Smith is also receiving payments under (iii) or (iv)(a)); (v) Dr. Smith was granted an option to purchase 150,000 shares of our common stock at a per share exercise price based on the closing price of our common stock on the date of the amendment, vesting as to 50,000 shares on each of the date of grant, December 31, 2011 and December 31, 2012; (vi) all other unvested options held by Dr. Smith were immediately vested; (vii) any vested options previously or hereafter granted to Dr. Smith during the remainder of the term shall remain exercisable following termination of employment for the full option term until the expiration date; (viii) the Company agreed that, with the exception of the period of time during which Dr. Smith is a Company affiliate and for 90 days thereafter (during which time any shares owned by or issued to Dr. Smith will bear the Company's standard affiliate legend), the Company will not place legends on shares on its common stock owned by Dr. Smith restricting the transfer of such shares so long as such shares are sold under an effective registration statement, pursuant to Rule 144 or are eligible for sale under Rule 144 without volume limitations; and (ix) if Dr. Smith ceases to be employed by the Company and for so long as she continues to own shares of our common stock the sale of which would require that the current public information requirement of Rule 144 be met, the Company will use its reasonable best efforts to timely meet those requirements or obtain appropriate extensions or otherwise make available such information as is required. Except as set forth in the amendment, the Agreement remained unchanged.

On November 13, 2012, the Company again amended the Agreement with Dr. Robin L. Smith. Pursuant to the amendment, (i) the term of the Agreement was extended for two years to December 31, 2014; (ii) Dr. Smith's annual base salary was increased to $495,000; (iii) Dr. Smith was eligible to receive a cash bonus for each of 2013 and 2014, based on a target amount of 50% of annual base salary assuming good progress toward the accomplishment of objectives set for Dr. Smith and the Company by the Compensation Committee, and which may be awarded in an amount up to 100% of annual base salary for extraordinary performance, all as determined by the Compensation Committee; (iv) all unvested options held by Dr. Smith as of the date of the amendment were immediately vested; (v) a failure to renew the Agreement at the end of the term regardless of reason shall be treated as a termination by the Company without cause; (vi) upon the Company's termination of Dr. Smith's employment without cause or by Dr. Smith with good reason, (a) the Company is to pay Dr. Smith her base salary and COBRA premiums for one year following the termination plus the previous year's annual bonus payment, and (b) all of Dr. Smith's stock options which are vested as of the termination date plus any additional options that would have vested by the passage of time during the 12 month period following such date (which additional options shall become immediately and fully vested as of the termination date) shall remain exercisable for the balance of their 10 year term; (vii) in the event the Company terminates Dr. Smith's employment with cause or Dr. Smith resigns, the Company is to pay Dr. Smith her then current base salary and COBRA premiums for one year; and (viii) any vested options previously or hereafter granted to Dr. Smith during the remainder of the term shall remain exercisable notwithstanding any termination of employment for the full option term until the expiration date. The Compensation Committee awarded Dr. Smith a 10% raise to her base salary commencing January 1, 2014, having evaluated the Company’s continued development under Dr. Smith’s outstanding leadership and performance. On March 11, 2014, the Company entered into a letter agreement with Dr. Smith confirming her current base salary of $545,000.

On January 2, 2013, Dr. Smith was awarded an option to purchase 50,000 shares of our common stock at an exercise price of $6.20 per share, which vested as to 20% of the option shares on the date of grant and providing for vesting as to the remaining option shares in 20% increments upon the achievement of specified business milestones. On January 2, 2014, Dr. Smith was awarded (i) an option to purchase 131,000 shares of our common stock at an exercise price of $7.77 per share and (ii) 94,000 shares of restricted stock. Each of the option award and the restricted stock award, vested as to 1/6 of the shares on the grant date, and provided for vesting as to 1/6 of the shares on each of the first, second and third anniversaries of the grant date, and as to 1/6 of the option shares upon the occurrence of each of two specified business milestones. The Company agreed to pay the withholding taxes on the restricted stock award. On August 1, 2014, Dr. Smith was awarded an option to purchase 75,000 shares of our common stock at an exercise price of $6.21 per share. The option, which was fully vested upon grant, was approved by the Compensation Committee as a bonus for the successful completion of the CSC Acquisition. On January 2, 2015, Dr. Smith was awarded an option to purchase 150,000 shares of our common stock at an exercise price of $3.73 per share, vested as to 25% of the option shares on the grant date and scheduled to vest as to 25% of the option shares each upon three milestone vesting criteria.

In connection with her appointment as Executive Chairman of the Board, Dr. Smith and the Company entered into an Amendment dated January 2, 2015 and effective as of January 1, 2015, as amended January 16, 2015 (as amended, the “Amendment”), to Dr. Smith’s existing employment agreement with the Company. The Amendment provides that the term of Dr. Smith’s employment with the Company (the “Term”) shall expire on December 31, 2015, without renewal; provided that Dr. Smith may earlier terminate her employment on 30 days’ advance notice. Pursuant to the Amendment, Dr. Smith shall (i) continue to receive her base salary of $545,000 for the remainder of the Term; (ii) receive a $200,000 cash bonus by June 1, 2015 after completing the hand off of her CEO duties, and be eligible for an additional annual bonus for 2015 if the Company achieves its target objectives for the year as determined by the Compensation Committee, which additional bonus will be prorated if the Term ends before December 31, 2015; and (iii) have paid by the Company up to $25,000 of legal fees incurred by Dr. Smith in connection with negotiation of the Amendment. Additionally, pursuant to the Amendment, Dr. Smith was granted under the Company's Amended and Restated 2009 Plan (i) an option to purchase 250,000 shares of our common stock at a per share exercise price equal to the value of our common stock on the date of execution of the Amendment (the “Amendment Option”) (with one-third of the Amendment Option being vested and exercisable immediately upon grant, one-third of the Amendment Option scheduled to vest on June 7, 2015 and one-third of the Amendment Option scheduled to vest on December 7, 2015); and (ii) 39,276 shares of our common stock (or 19,159 shares of common stock, net of shares withheld for taxes). The Amendment provides that during the balance of the Term, Dr. Smith may accept a new CEO position with another company subject to certain requirements, including that such new position does not interfere with Dr. Smith’s continuing employment with the Company and is consistent with Dr. Smith’s obligations under her Confidentiality, Invention Assignment and Non-Compete Agreement with the Company (the “Non-Compete Agreement”). The Amendment amends the Non-Compete Agreement to provide that during the Term and for 12 months following the termination thereof, or during any period during which Dr. Smith is receiving any compensation from the Company, she will not without the prior approval of (i) the Company’s CEO, if Dr. Smith is not then an executive officer of the Company, and (ii) the Board, if Dr. Smith is then an executive officer of the Company, directly or indirectly become employed by or otherwise assist a competitor of the Company in the stem cell or cell therapy sectors. The Amendment provides that after expiration of the Term, Dr. Smith will continue to serve as a member of the Board and as Chairman of the Board in a non-executive capacity, and for such service during the current balance of Dr. Smith’s term as a director which continues until the Company’s annual meeting to be held in 2016, without further compensation as long she receives severance pay from the Company. The Amendment further provides that Dr. Smith shall be entitled to severance benefits upon expiration or termination of the Term, regardless of the reason, including: (i) continued payment of base salary for one year following the end of the Term (the “Severance Period”); (ii) payment of an additional cash amount equal to Dr. Smith’s annual bonus for 2013 ($475,000) as soon as practicable after expiration or termination of the Term; (iii) payment of COBRA premiums during the Severance Period; (iv) all of Dr. Smith’s stock options (including the Amendment Option), to the extent not vested, shall become fully vested and exercisable, and all of Dr. Smith’s vested stock options (including the Amendment Option) shall remain exercisable for the balance of their respective 10-year terms as if Dr. Smith’s employment had continued; (v) the remaining 31,332 of Dr. Smith’s 94,000 “Restricted Shares” (as defined in her Restricted Stock Grant Agreement dated as of January 2, 2014), and any other equity awards, shall become vested and non-forfeitable upon achievement of their applicable vesting requirements, as if Dr. Smith’s employment had continued; (vi) to the extent transferable, the Company will transfer and assign to Dr. Smith its $5 million term life policy; and (vii) payment of a cash bonus for 2015 (to the extent earned but not already paid, but as if employment continued), and any other benefits payable under the then-existing terms of any Company plan, agreement or arrangement.

By a joint written consent of the Company's Compensation Committee and its Nominating and Governance Committee dated April 27, 2015, the committees acknowledged that Dr. Smith had successfully completed the handoff of her CEO duties and acknowledged that she had informed the Board that she will resign from her position of Executive Chair of the Board effective June 5, 2015 while continuing to serve as the Chairman of the Board. The Committees accepted her resignation and acknowledged the payments to be made under the prior paragraph. They also agreed to COBRA and life insurance premium payments beyond the severance period through November 2016.

David J. Mazzo, Ph.D. - Chief Executive Officer

In connection with his appointment as the Company's new Chief Executive Officer, Dr. Mazzo and the Company entered into an employment agreement dated and effective as of January 5, 2015 (the "Commencement Date"), as amended January 16, 2015 (the “Amendment Date”), setting forth the terms and conditions of Dr. Mazzo’s employment with the Company. The employment agreement, which has an initial four-year term thereafter renewable for successive one-year periods by mutual agreement, provides that Dr. Mazzo shall (i) receive base salary of $545,000, subject to annual review and increases as may be approved by the Compensation Committee; (ii) be eligible for an annual cash bonus with a target of 55% (and up to a maximum of 100%) of his base salary; (iii) in addition to serving as Chief Executive Officer, serve as a member of the Board, subject to election and/or re-election by the Company’s stockholders; (iv) receive an annual expense allowance of $12,000 and reimbursement of business expenses, and be eligible for payment by the Company of up to $10,000 annually for supplemental term life and supplemental long-term disability coverage; and (v) payment of up to $10,000 of legal fees incurred by Dr. Mazzo in connection with negotiation of his employment agreement. Additionally, pursuant to his employment agreement, as amended, Dr. Mazzo was granted under the Company's Amended and Restated 2009 Plan (i) an option to purchase 400,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the Commencement Date, providing for vesting as to 100,000 of the option shares immediately upon grant with the remainder of the option shares scheduled to vest subject to Dr. Mazzo’s continued employment in a series of sixteen successive quarterly installments (18,750 shares each) over the four years following the Commencement Date; (ii) 151,946 immediately vested shares of our common stock (or 83,570 shares, net of shares withheld for taxes); and (iii) 138,132 shares of our restricted common stock (or 75,973 shares, net of shares withheld for taxes) vesting in two equal installments subject to the satisfaction of two individual milestones to be mutually established by the Compensation Committee (or the Executive Chairman) and Dr. Mazzo within three months following the Amendment Date, and subject to Dr. Mazzo’s continued employment on each of the applicable milestone vesting dates.
The employment agreement provides that the Company may terminate Dr. Mazzo’s employment at any time upon notice, and Dr. Mazzo may terminate at any time upon 90 days’ prior written notice. If Dr. Mazzo’s employment is terminated by the Company without “cause” (and other than due to death or “disability”) or by Dr. Mazzo for “good reason” (in each case as defined in the employment agreement), and provided Dr. Mazzo timely executes (and does not revoke) a general release of claims against the Company and related parties, Dr. Mazzo would be entitled to (i) continue to receive his then-current base salary for a period of twelve months following termination (the “Severance Period”); (ii) payment of a pro-rated bonus equal to 50% of his base salary in effect on the termination date multiplied by a fraction representing the portion of the calendar year preceding the termination date during which Dr. Mazzo was employed by the Company; (iii) accelerated vesting of 25% of Dr. Mazzo’s outstanding unvested equity awards and extension of exercisability of such awards for the shorter of one year following termination or the remaining term of the award; and (iv) payment of a portion of COBRA premiums during the Severance Period. In the event Dr. Mazzo’s employment terminates because the Company does not offer to extend the term of the employment agreement, and provided Dr. Mazzo timely executes (and does not revoke) a general release of claims in favor of the Company and related parties, Dr. Mazzo would be entitled to (i) one year of his base salary continuation, (ii) payment of a portion of COBRA premiums during the Severance Period; and (iii) treatment of stock options in accordance with the Company’s equity plan. If Dr. Mazzo’s employment terminates due to his death or disability, and provided Dr. Mazzo (or, if applicable, his estate) timely executes (and does not revoke) a general release of claims in favor of the Company and related parties, then Dr. Mazzo (or, if applicable, his estate) would be entitled to (i) payment of a portion of COBRA premiums and (ii) treatment of stock options in accordance with the Company’s equity plan.
Robert S. Vaters - President & Chief Financial Officer

In connection with his appointment as the Company's new President and Chief Financial Officer, Mr. Vaters and the Company entered into an employment agreement dated and effective as of January 5, 2015 (the "Commencement Date"), as amended January 16, 2015 (the "Amendment Date"), setting forth the terms and conditions of Mr. Vaters’ employment with the Company. The employment agreement, which has an initial four-year term thereafter renewable for successive one-year periods at the option of the Board, provides that Mr. Vaters shall (i) receive base salary of $425,000; (ii) be eligible for an annual cash bonus in an amount up to 50% of his base salary; (iii) receive an annual expense allowance of $12,000 and reimbursement of business expenses, and be eligible for payment by the Company of up to $10,000 annually for supplemental term life and supplemental long-term disability coverage; and (iv) payment of up to $10,000 of legal fees incurred by Mr. Vaters in connection with negotiation of his employment agreement. Additionally, pursuant to his employment agreement, as amended, Mr. Vaters was granted under the Company's Amended and Restated 2009 Plan (i) an option to purchase 400,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the Commencement Date, providing for vesting as to 80,000 of the option shares immediately upon grant with the remainder of the option shares scheduled to vest subject to Mr. Vaters' continued employment in a series of sixteen successive quarterly installments (20,000 shares each) over the four years following the Commencement Date; (ii) 54,811 immediately vested shares of our common stock (or 30,146 shares, net of shares withheld for taxes); and (iii) 82,217 shares of our restricted common stock (or 45,219 shares, net of shares withheld for taxes) vesting in two equal installments subject to the satisfaction of two individual milestones to be mutually established by the Compensation Committee (or the Executive Chairman) and Mr. Vaters within three months following the Amendment Date, and subject to Mr. Vaters' continued employment on each of the applicable milestone vesting dates. Pursuant to the employment agreement, the Company agreed to appoint Mr. Vaters to the Board within 90 days of the Commencement Date provided that an independent director is also added to the Board at the same time, with Mr. Vaters’ continued Board service subject at all times to election and/or re-election by the Company’s stockholders. Mr. Vaters was appointed to the Company's Board of Directors effective January 22, 2015.

The employment agreement provides that the Company may terminate Mr. Vaters’ employment at any time upon notice, and Mr. Vaters may terminate at any time upon 90 days’ prior written notice. If Mr. Vaters’ employment is terminated by the Company without “cause” (and other than due to death or “disability”) or by Mr. Vaters for “good reason” (in each case as defined in the employment agreement), and provided Mr. Vaters timely executes (and does not revoke) a general release of claims against the Company and related parties, Mr. Vaters would be entitled to (i) continue to receive his then-current base salary for a period of twelve months following termination; (ii) payment of a portion of COBRA premiums for six months following termination; and (iii) treatment of stock options in accordance with the Company’s equity plan. If Mr. Vaters’ employment terminates due to his death or disability, and provided Mr. Vaters (or, if applicable, his estate) timely executes (and does not revoke) a general release of claims in favor of the Company and related parties, then Mr. Vaters (or, if applicable, his estate) would be entitled to (i) payment of a portion of COBRA for six months following termination and (ii) treatment of stock options in accordance with the Company’s equity plan.

Andrew L. Pecora, M.D., FACP - Chief Medical Officer of PCT and Chief Scientific Officer of Amorcyte (and former Chief Visionary Officer of NeoStem)

On September 23, 2010, we entered into a four-year employment agreement with Dr. Andrew Pecora which became effective on January 19, 2011 upon the closing of the PCT Merger (the “Commencement Date”), governing Dr. Pecora’s employment as Chief Medical Officer of PCT. Upon commencement, the employment agreement provided for (i) an annual base salary of $180,000 and (ii) an option to purchase 40,000 shares of our common stock governed by our Amended and Restated 2009 Plan at a per share exercise price of $15.00, vesting as to 10,000 shares on each of the first, second, third and fourth annual anniversaries of the Commencement Date. Dr. Pecora’s employment agreement further provides that upon Termination without Cause (as defined) or Resignation for Good Reason (as defined) Dr. Pecora will be entitled to continuation of his base salary for three (3) months in accordance with customary payroll practices in consideration for executing a release and a confidentiality, non-compete, non-solicitation and inventions assignment agreement and compliance therewith.

On August 17, 2011, we entered into a letter agreement with Dr. Pecora pursuant to which his employment agreement was amended to provide that: (a) his title was changed to also include Chief Medical Officer of NeoStem and (b) his annual salary was increased to $210,000. Dr. Pecora was also granted options to purchase an additional 50,000 shares of our common stock under the Amended and Restated 2009 Plan at a per share exercise price of $7.10, vesting as to 10,000 shares on each of the first, second, third, fourth and fifth annual anniversaries of the amendment. Other than as set forth therein, Dr. Pecora’s agreement remained in full force and effect. Upon our acquisition of Amorcyte in October 2011, Dr. Pecora agreed to continue to serve as Chief Scientific Officer of Amorcyte for no additional compensation.

Effective April 11, 2012, we entered into a letter agreement with Dr. Pecora providing that Dr. Pecora would devote no less than two days per week to his duties as Chief Medical Officer of PCT and NeoStem, with a corresponding decrease in his annual salary to $140,000. Additionally, pursuant to this letter agreement, Dr. Pecora agreed to accept his net salary through the issuance to him of shares of our common stock at fair market value at the time of issuance, at his election determined on a quarterly basis with such shares issued pursuant to the Company's Amended and Restated 2009 Plan. Pursuant to this arrangement, during 2012 and 2013 Dr. Pecora elected to receive an aggregate of $119,476 of his salary in shares of our common stock. On April 26, 2012, Dr. Pecora elected in lieu of shares of our common stock to participate in the 2012 Option Program with a Participating Salary for the period equal to $35,000, his full gross salary for the Election Period.

Effective August 5, 2013 (the “Effective Date”), the Company entered into further amendment to Dr. Pecora’s employment agreement pursuant to which, Dr. Pecora was appointed as the Company's Chief Visionary Officer (while continuing to serve as Chief Medical Officer of PCT, Chief Scientific Officer of Amorcyte, and a member of the Board). Pursuant to this amendment, which had a term through December 31, 2014, (i) Dr. Pecora's annual base salary was increased to $240,000; (ii) commencing with the pay period ending August 15, 2013, Dr. Pecora agreed to accept his salary (a) as to $210,000, through the issuance of shares of our common stock (through participation in the Company's Employee Stock Purchase Plan, and through shares priced at fair market value at the time of issuance pursuant to the Company's Amended and Restated 2009 Plan), and (b) as to $30,000 in cash, subject to Dr. Pecora having the ability to notify the Company on a quarterly basis of any desired changes to the foregoing stock/cash allocation; (iii) Dr. Pecora was granted on the Effective Date an option to purchase 27,500 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the Effective Date, which vested as to 5,000 shares on the Effective Date and as to 5,000 shares on each of December 31, 2013 and December 31, 2014, and which is scheduled to vest, subject to Dr. Pecora's continued employment, as to 12,500 shares upon the occurrence of performance conditions mutually agreed by Dr. Pecora and the Company prior to September 30, 2013, and (iv) options currently held by Dr. Pecora covering 20,000 shares of our common stock and previously scheduled to vest after December 31, 2014, vested and became exercisable on December 31, 2014. Pursuant to the arrangement referred to in clause (ii) above, during 2013, Dr. Pecora accepted $80,245 of his salary through the issuance of shares of our common stock pursuant to our Amended and Restated 2009 Plan and our Employee Stock Purchase Plan, respectively, and $141,293 of his salary in cash.

On January 2, 2013, Dr. Pecora was awarded an option to purchase 30,000 shares of our common stock at an exercise price of $6.20 per share, which vested as to 20% of the shares on the date of grant and as to the remaining shares in 20% increments upon the achievement of specified business milestones. On January 2, 2014, Dr. Pecora was awarded an option to purchase 100,000 shares of our common stock at an exercise price of $7.77 per share, which vested as to 1/6 of the option shares on the grant date, and which is scheduled to vest as to 1/6 of the option shares on each of the first, second and third anniversaries of the grant date, and as to 1/6 of the option shares upon the occurrence of each of two specified business milestones. On August 1, 2014, Dr. Pecora was awarded 50,000 shares of our common stock. The stock award, which was fully vested upon grant with withholding taxes paid by the Company, was approved by the Compensation Committee as a bonus for the successful completion of the CSC Acquisition. On January 2, 2015, Dr. Pecora was awarded an option to purchase 75,000 shares of our common stock at an exercise price of $3.73 per share, vested as to 25% of the option shares on the grant date and scheduled to vest as to 25% of the option shares each upon three milestone vesting criteria.

On January 22, 2015, the Company entered into a letter agreement with Dr. Pecora to confirm certain information with respect to Dr. Pecora's continued employment with the Company. The letter agreement provides that (i) effective on the date thereof, Dr. Pecora no longer holds the title of Chief Visionary Officer of NeoStem, but continues with the titles of Chief Medical Officer of PCT and Chief Scientific Officer of Amorcyte; (ii) Dr. Pecora's base salary remains at $240,000, with the historical arrangement of Dr. Pecora being paid his base salary in shares of our common stock issued under a combination of the Amended & Restated 2009 Plan and the Employee Stock Purchase Plan continuing; (iii) Dr. Pecora is employed on an at-will basis, terminable by either Dr. Pecora or the Company on 30 days' notice.

Douglas W. Losordo, M.D., FACC, FAHA - Chief Medical Officer

Effective August 5, 2013 (the “Commencement Date”), Douglas W. Losordo, M.D., FACC, FAHA, was appointed to serve as the Company’s Chief Medical Officer. Pursuant to his employment agreement, which has an initial three-year term, Dr. Losordo (i) is entitled to receive base salary of $385,000; (ii) is eligible to receive an annual cash bonus of up to 25% of base salary, as well as any other discretionary bonuses as may be approved by the Compensation Committee from time to time; (iii) was granted on the Commencement Date an option to purchase 70,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the Commencement Date, scheduled to vest subject to Dr. Losordo's continued employment as to 20,000 shares on each of August 5, 2014 and August 5, 2015 and as to 30,000 shares on August 5, 2016; (iv) received a signing bonus of 20,000 shares of our common stock, subject to forfeiture as to 10,000 of such shares in the event Dr. Losordo resigns or is terminated for cause prior to the first anniversary of the Commencement Date; and (v) shall receive a bonus of 10,000 shares of our common stock on each of the first, second and third anniversaries of the Commencement Date provided Dr. Losordo remains employed by the Company on such dates. The employment agreement also provides that Dr. Losordo will receive from the Company reimbursement for up to $10,000 for legal fees associated with preparation of the employment agreement, up to $20,000 for relocation expenses, up to $5,000 annually for supplemental term life insurance coverage and up to $3,500 for supplemental long term disability coverage. Either party may terminate the employment agreement upon 60 days' prior written notice to the other party. If the Company terminates Dr. Losordo's employment other than for cause, Dr. Losordo terminates his employment for good reason (as defined) or Dr. Losordo's employment terminates as a result of the expiration of the term, in addition to any accrued rights under the employment agreement, and provided Dr. Losordo executes a release, (i) Dr. Losordo will be entitled to three months' of then-current base salary as severance; (ii) the Company may, at its option, elect to pay additional severance equal to an additional nine months of then-current base salary; provided that Dr. Losordo's non-competition obligation shall cease if the Company does not make the payments called for by clause (ii); (iii) Dr. Losordo shall be entitled to three months' of COBRA assistance; and (iv) all of Dr. Losordo's options which have vested as of the termination date shall remain exercisable for 12 months following such date but not beyond the original ten-year term of such options. On January 2, 2014, Dr. Losordo was awarded an option to purchase 50,000 shares of our common stock at an exercise price of $7.77 per share, which vested as to 1/6 of the option shares on the grant date, and which is scheduled to vest as to 1/6 of the option shares on each of the first, second and third anniversaries of the grant date, and as to 1/6 of the option shares upon the occurrence of each of two specified business milestones. On August 1, 2014, Dr. Losordo was awarded (i) an option to purchase 25,000 shares of our common stock at an exercise price of $6.21 per share and (ii) 6,303 shares of our common stock. The awards, which were fully vested upon grant with withholding taxes associated with the stock award paid by the Company, were approved by the Compensation Committee as a bonus for the successful completion of the CSC Acquisition. On January 2, 2015, Dr. Losordo was awarded an option to purchase 40,000 shares of our common stock at an exercise price of $3.73 per share, vested as to 25% of the option shares on the grant date and scheduled to vest as to 25% of the option shares each upon three milestone vesting criteria.

Robert A. Preti, Ph.D. - President and Chief Scientific Officer of Progenitor Cell Therapy, LLC

On September 23, 2010 we entered into a four year employment agreement with Robert A. Preti, Ph.D. which became effective on January 19, 2011, upon the closing of the PCT Merger (the “Commencement Date”). Pursuant to his employment agreement, Dr. Preti serves as President and Chief Scientific Officer of PCT. The employment agreement provides for, among other things, (i) an initial annual base salary of $330,000, increasing to $350,000 on January 19, 2012, and (ii) an option to purchase 40,000 shares of our common stock under the Amended and Restated 2009 Plan at a per share exercise price of $15.00, vesting as to 10,000 shares on each of the first, second, third and fourth annual anniversaries of the Commencement Date, and (iii) eligibility for cash bonuses as determined by the Compensation Committee. The employment agreement further provides that upon Termination without Cause (as defined) or Resignation for Good Reason (as defined), Dr. Preti will be entitled to certain post-termination benefits in consideration of executing a release and a confidentiality, non-compete, non-solicitation and inventions assignment agreement and compliance therewith, including (i) continuation of his base salary for up to twelve (12) months in accordance with customary payroll practices, (ii) reimbursement of COBRA healthcare premiums for up to twelve (12) months, and (iii) the accelerated vesting for all unvested option shares that would have vested during the twelve (12) months following termination of employment had Dr. Preti remained in the employ of PCT. The Preti Employment Agreement also gives PCT the option, in its sole discretion, to continue Dr. Preti's base salary for an additional twelve (12) months (for a total of twenty-four (24) months) in consideration for a twelve month extension of the non-competition restrictive covenants to which Dr. Preti is subject. Additionally, we maintain key-man life insurance on Dr. Preti in the amount of $3,000,000. On April 26, 2012, Dr. Preti elected to participate in the 2012 Option Program with a Participating Salary equal to $13,750. An additional $20,000 of his annual salary is paid on a quarterly basis through the issuance of shares of our common stock. Effective January 1, 2014, our Compensation Committee increased Dr. Preti’s base salary to $364,000. On January 2, 2013, Dr. Preti was awarded an option to purchase 30,000 shares of our common stock at an exercise price of $6.20 per share, which vested as to 20% of the shares on the date of grant and as to the remaining shares in 20% increments upon the achievement of specified business milestones. On January 2, 2014, Dr. Preti was awarded an option to purchase 75,000 shares of our common stock at an exercise price of $7.77 per share, which vested as to 1/6 of the option shares on the grant date, and which is scheduled to vest as to 1/6 of the option shares on each of the first, second and third anniversaries of the grant date, and as to 1/6 of the option shares upon the occurrence of each of two specified business milestones.

On October 27, 2014, the Company and Dr. Preti entered into an amendment to: (i) extend the end of the term of his current employment agreement from January 18, 2015 to January 19, 2016; (ii) provide for a base salary during the term of no less than $364,000; (iii) provide for reimbursement of up to $30,000 for the cost of relocating to and an apartment in New York City during the term upon presentment of invoices; and (iv) provide for the grant to Dr. Preti on the effective date of the amendment of an option under the Amended & Restated 2009 Plan to purchase 30,000 shares of the our common stock which provides for vesting as to (A) 15,000 shares on the effective date of the amendment and (B) 15,000 shares on January 19, 2016, and have a per share exercise price equal to the closing price of our common stock on the date of grant and otherwise be subject to the terms of the Amended & Restated 2009 Plan.

On August 1, 2014, Dr. Preti was awarded (i) an option to purchase 25,000 shares of our common stock at an exercise price of $6.21 per share and (ii) 6,367 shares of our common stock. The awards, which were fully vested upon grant with withholding taxes associated with the stock award paid by the Company, were approved by the Compensation Committee as a bonus for the successful completion of the CSC Acquisition. On January 2, 2015, Dr. Preti was awarded an option to purchase 50,000 shares of our common stock at an exercise price of $3.73 per share, vested as to 25% of the option shares on the grant date and scheduled to vest as to 25% of the option shares each upon three milestone vesting criteria.

Robert Dickey IV - Former Chief Financial Officer

Effective August 19, 2013 (the “Effective Date”), Robert Dickey IV was appointed to serve as the Company’s Chief Financial Officer. Pursuant to Mr. Dickey’s employment agreement, which had an initial three-year term, Mr. Dickey (i) was entitled to receive base salary of $310,000; (ii) was eligible for an annual cash bonus of up to 30% of his base salary, as well as any other discretionary bonuses as may be approved by the Compensation Committee from time to time; (iii) was granted on the Effective Date an option to purchase 36,000 shares of the Company's common stock at a per share exercise price equal to the closing price of the common stock on the Effective Date, scheduled to vest subject to Mr. Dickey's continued employment as to 12,000 shares on each of the one year, two year and three year anniversaries of the Effective Date; (iv) received a signing bonus of 5,000 shares of our common stock, subject to forfeiture in the event he resigns or is terminated for “cause” prior to the one-year anniversary of the Effective Date, and an option to purchase 10,000 shares of the Company's common stock at a per share exercise price equal to the closing price of the common stock on the Effective Date scheduled to vest on the one year-anniversary of the Effective Date. The employment agreement provided for a termination right by either party upon 60 days' prior written notice to the other party. The employment agreement further provided that in the event Mr. Dickey's employment were terminated for any other reason other than for cause, and provided Mr. Dickey executes a release, (i) Mr. Dickey would be entitled to three months' of then-current base salary as severance and (ii) Mr. Dickey and his eligible dependents shall be entitled to continue participation in the Company’s group health plans in accordance with COBRA. On January 2, 2014, Mr. Dickey was awarded an option to purchase 35,000 shares of our common stock at an exercise price of $7.77 per share, which vested as to 1/4 of the option shares on the grant date, and which is scheduled to vest as to 1/4 of the option shares on the one-year anniversary of the grant date and as to 1/4 of the option shares upon the occurrence of each of two specified business milestones. On October 27, 2014, Mr. Dickey entered into an amendment of his employment agreement to increase from $40,000 to $64,000 the amount of reimbursement of relocation and housing expenses that Mr. Dickey is entitled to receive during the term of his employment agreement upon presentment of invoices. On August 1, 2014, Mr. Dickey was awarded (i) an option to purchase 25,000 shares of our common stock at an exercise price of $6.21 per share and (ii) 6,303 shares of our common stock. The awards, which were fully vested upon grant with withholding taxes associated with the stock award paid by the Company, were approved by the Compensation Committee as a bonus for the successful completion of the CSC Acquisition.

Mr. Dickey's employment with the Company terminated effective January 4, 2015. The Company and Mr. Dickey entered into a Separation Agreement and General Release dated as of January 13, 2015 (the "Separation Agreement"), which provides, among other things, that Mr. Dickey shall be entitled to: (i) a separation amount of $180,833.33, equivalent to seven months of Mr. Dickey's base salary, payable in accordance with the Company's standard payroll practices over a seven-month period; (ii) a lump sum amount of $23,250, representing Mr. Dickey's annual bonus for the 2014 performance year; (iii) continuation of monthly rental payments for Mr. Dickey's apartment at the rate of $2,540 per month for the period of January through April 2015; (iv) $4,769.23 in respect of personal days accrued through the termination date (with Mr. Dickey having received prior to the date of the Separation Agreement $7,750 in respect of accrued vacation pay through the termination date); (v) continued exercisability for a period of one year from the termination date of vested options held by Mr. Dickey on the termination date (with such options as were unvested on the termination date being forfeited); (vi) reimbursement for COBRA premiums through June 30, 2016; and (vii) payment by the Company of $5,000 of legal fees incurred by Mr. Dickey in connection with the Separation Agreement. Also pursuant to the Separation Agreement, the Company and Mr. Dickey exchanged mutual releases.

Indemnification Agreements

As of October 2, 2009, we entered into indemnification agreements with our then Chief Executive Officer, our then Chief Financial Officer, our General Counsel, certain other employees and each of its directors pursuant to which we have agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is our director, officer, employee, agent or fiduciary. We enter into an indemnification agreement with each of our executive officers and each of our directors from time to time. The form of indemnification agreement for executive officers is attached as Exhibit 10.44 to the Annual Report on Form 10-K.

Acceleration of Vesting Under Stock Option Plans

Generally, in the event of a Change in Control of NeoStem (as defined in the "2009 Plan"), (a) all outstanding options and stock appreciation rights of each participant granted prior to the change in control shall be fully vested and immediately exercisable in their entirety, and (b) all unvested stock awards, restricted stock units, restricted stock, performance-based awards, and other awards shall become fully vested, including without limitation, the following: (i) the restrictions to which any shares of restricted stock granted prior to the change in control are subject shall lapse as if the applicable restriction period had ended upon such change in control, and (ii) the conditions required for vesting of any unvested performance-based awards shall be deemed to be satisfied upon such change in control.

Termination or Change in Control Payments

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination occurred on December 31, 2014 under the circumstances specified below:

		Before Change in Control Termination w/o Cause or for Good Reason		After Change in Control Termination w/o Cause or for Good Reason		Voluntary Termination
Name	Benefit	($)		($)		($)
Robin Smith	Severance	1,020,000		1,020,000		1,020,000
Former Chief Executive Officer (1)	Health Benefits	21,600		21,600		21,600
	Equity Award Acceleration	—	(2)	295,317	(3)	—
	Total	1,041,600		1,336,917		1,041,600
Andrew Pecora	Severance	60,000		60,000		60,000
Chief Visionary Officer	Health Benefits	—		—		—
	Equity Award Acceleration	—		147,584	(3)	—
	Total	60,000		207,584		60,000
Douglas Losordo	Severance	32,083		32,083		32,083
Chief Medical Officer	Health Benefits	9,200		9,200		9,200
	Equity Award Acceleration	—		37,700	(3)	—
	Total	41,283		78,983		41,283
Robert Preti	Severance	364,000		364,000		364,000
President and Chief	Health Benefits	21,600		21,600		21,600
Scientific Officer of PCT	Equity Award Acceleration	—		—	(3)	—
	Total	385600		385,600		385,600
Robert Dickey IV	Severance	77,500		77,500		77,500
Former Chief Financial Officer (4)	Health Benefits	—		—		—
	Equity Award Acceleration	—		—	(3)	—
	Total	77,500		77,500		77,500

_________________________________

(1)
Effective January 5, 2015, Dr. Smith resigned from her position as CEO and was appointed Executive Chair of the Board. Dr. Smith has informed the Board that effective June 5, 2015, she will resign from her position as Executive Chair of the Board while continuing to serve as chairman of the Board.

(2)
Per the terms of the employment agreement, equity awards vesting within one year of termination will be automatically vested. The price of our common stock at the last business day of the registrant’s last completed fiscal year is less than the exercise price of the options vesting within one year. As such, no value has been assigned to any acceleration that may occur upon a termination or a change in control.

(3)
This represents the cumulative value of the equity awards that would accelerate upon a change in control. The amount represents (1) the value of restricted common stock priced on the last business day of the registrant's last completed fiscal year, and (2) the difference between the price of our common stock at the last business day of the registrant’s last completed fiscal year and the exercise price multiplied by the number of options that would accelerate.

(4)	Effective January 5, 2015, Mr. Dickey was no longer serving as Chief Financial Officer and was no longer an employee of the Company.

2014 Grants of Plan-Based Awards
The following table sets forth information regarding grants of stock and option awards made to our Named Executive Officers during fiscal 2014:

Named Officer	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards and Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Market Price on Date of Grant	Full Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
		($)	($)	($)	(#)		(#)	($/Sh)	($/Sh)	($) (1)
Robin Smith	1/2/2014	—	—	—	94,000		—	$—	$7.77	$730,380
Former Chief Executive Officer (2)	1/2/2014	—	—	—	—		131,000	$7.77	$7.77	$812,213
	8/1/2014	—	—	—	—		75,000	$6.21	$6.21	$281,044
Robert Dickey IV	8/1/2014	—	—	—	6,303		—	$—	$6.21	$39,142
Former Chief Financial Officer (3)	1/2/2014	—	—	—	—		35,000	$7.77	$7.77	$193,766
	8/1/2014	—	—	—	—		25,000	$6.21	$6.21	$93,681
Andrew Pecora (4)	1/2/2014	—	—	—	46,976		—	$—	$7.77	$365,004
Chief Visionary Officer	1/2/2014	—	—	—	315	(4)	—	$—	$6.82	$2,148
	1/16/2014	—	—	—	315	(4)	—	$—	$6.83	$2,151
	1/30/2014	—	—	—	306	(4)	—	$—	$7.03	$2,151
	2/13/2014	—	—	—	307	(4)	—	$—	$7.00	$2,149
	2/27/2014	—	—	—	296	(4)	—	$—	$7.26	$2,149
	3/13/2014	—	—	—	275	(4)	—	$—	$7.81	$2,148
	3/27/2014	—	—	—	310	(4)	—	$—	$6.93	$2,148
	4/10/2014	—	—	—	447	(4)	—	$—	$6.96	$3,111
	4/24/2014	—	—	—	384	(4)	—	$—	$6.90	$2,650
	5/8/2014	—	—	—	470	(4)	—	$—	$5.64	$2,651
	5/22/2014	—	—	—	446	(4)	—	$—	$5.94	$2,649
	6/5/2014	—	—	—	386	(4)	—	$—	$6.87	$2,652
	6/19/2014	—	—	—	378	(4)	—	$—	$7.01	$2,650
	7/3/2014	—	—	—	553	(4)	—	$—	$6.47	$3,578
	7/17/2014	—	—	—	606	(4)	—	$—	$5.90	$3,575
	7/31/2014	—	—	—	564	(4)	—	$—	$6.22	$3,508
	8/1/2014	—	—	—	50,000		—	$—	$6.21	$310,500
	8/14/2014	—	—	—	588	(4)	—	$—	$5.96	$3,504
	8/28/2014	—	—	—	604	(4)	—	$—	$5.80	$3,503
	9/11/2014	—	—	—	633	(4)	—	$—	$5.53	$3,500
	9/25/2014	—	—	—	657	(4)	—	$—	$5.33	$3,502
	10/9/2014	—	—	—	665	(4)	—	$—	$5.27	$3,505
	10/23/2014	—	—	—	670	(4)	—	$—	$5.23	$3,504
	11/6/2014	—	—	—	699	(4)	—	$—	$5.01	$3,502
	11/20/2014	—	—	—	809	(4)	—	$—	$4.33	$3,503
	12/4/2014	—	—	—	891	(4)	—	$—	$3.93	$3,502
	12/18/2014	—	—	—	1,033	(4)	—	$—	$3.39	$3,502
	12/31/2014	—	—	—	934	(4)	—	$—	$3.75	$3,503
	1/2/2014	—	—	—	—		100,000	$7.77	$7.77	$543,983
Douglas Losordo	8/1/2014	—	—	—	6,303		—	$—	$6.21	$39,142
Chief Medical Officer	8/5/2014	—	—	—	10,000	(5)	—	$—	$6.24	$62,400
	1/2/2014	—	—	—	—		50,000	$7.77	$7.77	$271,990
	8/1/2014	—	—	—	—		25,000	$6.21	$6.21	$93,681
Robert Preti	8/1/2014	—	—	—	6,367			$—	$6.21	$39,539
President and Chief Scientific	1/2/2014	—	—	—	—		75,000	$7.77	$7.77	$407,986
Officer of PCT	8/1/2014	—	—	—	—		25,000	$6.21	$6.21	$93,681
	10/27/2014	—	—	—	—		30,000	$5.10	$5.10	$98,034
_________________________________

(1)	Computed in accordance with FASB ASC Topic 718. See Note 13 to the Notes to the Consolidated Financial Statements in the 2014 Form 10-K.

(2)
Effective January 5, 2015, Dr. Smith resigned from her position as CEO and was appointed Executive Chair of the Board. Dr. Smith has informed the Board that effective June 5, 2015, she will resign from her position as Executive Chair of the Board while continuing to serve as chairman of the Board.

(3)	Effective January 5, 2015, Mr. Dickey was no longer serving as Chief Financial Officer and was no longer an employee of the Company.

(4)	Represents shares issued to Dr. Pecora in lieu of cash compensation as reflected in footnote 6 of the Summary Compensation Table above.

(5)	Consists of an award granted to Dr. Losordo pursuant to the terms of his employment agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on option awards outstanding at December 31, 2014 for NeoStem's named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price**	Option Expiration Date
Robin L. Smith	1,500	(1)	—		—	$19.00	12/4/2016
	5,500	(2)	—		—	$19.00	1/17/2017
	25,000	(3)	—		—	$19.00	9/26/2017
	12,000	(4)	—		—	$16.30	2/26/2018
	500	(5)	—		—	$11.30	10/30/2018
	10,000	(6)	—		—	$19.50	5/20/2019
	50,000	(7)	—		—	$17.10	7/7/2019
	75,000	(8)	—		—	$20.40	10/28/2019
	22,968	(9)	—		—	$19.00	10/29/2016
	20,000	(10)	—		—	$16.60	11/3/2019
	150,000	(11)	—		—	$17.40	4/3/2021
	79,000	(12)	—		—	$5.20	1/3/2022
	40,263	(13)	—		—	$3.60	4/25/2022
	70,000	(14)	—		—	$5.20	7/4/2022
	50,000	(15)	—		—	$6.20	1/1/2023
	43,666	(16)	87,334	(16)		$7.77	1/1/2024
	75,000	(17)				$6.21	8/1/2024
Andrew Pecora	30,001	(18)	9,999	(18)	—	$15.00	1/18/2021
	40,000	(19)	10,000	(19)	—	$7.10	8/16/2021
	17,500	(20)	—		—	$5.20	1/3/2022
	14,000	(21)	—		—	$3.60	4/25/2022
	30,000	(22)	—		—	$6.20	1/1/2023
	24,375	(23)	3,125	(23)	—	$7.29	8/4/2023
	33,333	(24)	66,667	(24)	—	$7.77	1/1/2024
Robert Preti	30,001	(25)	9,999	(25)	—	$15.00	1/18/2021
	27,640	(26)	—		—	$5.20	1/3/2022
	5,500	(27)	—		—	$3.60	4/25/2022
	30,000	(28)	—		—	$6.20	1/1/2023
	25,000	(29)	50,000	(29)	—	$7.77	1/1/2024
	25,000	(30)	—			$6.21	8/1/2024
	15,000	(31)	15,000	(31)		$5.10	10/27/2024
Douglas Losordo	600	(32)	—			$19.00	10/15/2016
	20,000	(33)	50,000	(33)		$7.29	8/4/2023
	16,666	(34)	33,334			$7.77	1/1/2024
	25,000	(35)	—			$6.21	8/1/2024
Robert Dickey IV	22,000	(36)	24,000	(36)	—	$7.46	8/18/2023
	8,750	(37)	26,250	(37)	—	$7.77	1/1/2024
	25,000	(38)	—		—	$6.21	8/1/2024

**
All option awards were made under and are governed by the terms of the Company’s 2003 Equity Participation Plan or NeoStem's 2009 Amended & Restated Equity Compensation Plan which was approved by our stockholders at our 2014 annual stockholder meeting on October 6, 2014. The 2009 Amended & Restated Plan increased the aggregate number of shares of the our common stock available for issuance thereunder by 3,000,000 shares, from 5,995,000 shares to 8,995,000 shares.

(1)
Consists of options granted to Dr. Smith by the Compensation Committee on December 5, 2006, which vested as to 1,000 options upon grant and as to 500 options on August 9, 2007 upon our common stock being listed for trading on the American Stock Exchange (now known as the NYSE MKT).

(2)
This option was granted to Dr. Smith in connection with her entering into an amendment to her employment agreement on January 26, 2007, and vested as to (i) 2,500 options upon the first closings in NeoStem's January 2007 private placement, (ii) 1,500 options on June 30, 2007 and (iii) 1,500 options on December 31, 2007.

(3)
Consists of options granted to Dr. Smith by the Compensation Committee on September 27, 2007, which vested as to 15,000 options on the date of grant and as to 10,000 options upon consummation of the our acquisition, on October 30, 2009, of China Biopharmaceuticals Holdings, Inc. (“CBH”) (such acquisition, the “Erye Merger”), which gave NeoStem a controlling 51% interest in Suzhou Erye Pharmaceutical Co. Ltd., CBH’s then primary operating subsidiary (“Erye”).

(4)
Consists of options granted to Dr. Smith by the Compensation Committee on February 27, 2008, which vested (i) as to 4,000 options on the date of grant, (ii) as to 3,000 options upon consummation of the Erye Merger on October 30, 2009, (iii) as to 3,000 options on September 2, 2008 upon the achievement of a business milestone, and (iv) as to 2,000 options on October 31, 2008 upon the achievement of a business milestone.

(5)	This option was granted to Dr. Smith by the Compensation Committee on October 31, 2008 and vested on November 2, 2008 upon the achievement of a business milestone.

(6)	This option was granted to Dr. Smith by the Compensation Committee on May 8, 2009 and was vested in its entirety on the date of grant.

(7)
This option was granted to Dr. Smith by the Compensation Committee on July 8, 2009 and vested as to 25,000 options on the date of grant and as to an additional 25,000 options upon consummation of the Erye Merger on October 30, 2009.

(8)
An option was granted to Dr. Smith by the Compensation Committee effective October 29, 2009 upon approval of the Erye Merger and the increase in shares under the 2009 Plan consisting of an aggregate of 75,000 option shares, and was scheduled to vest as to 25,000 options upon the achievement of a specific business milestone, 25,000 options on July 8, 2010 and 25,000 options on July 8, 2011. On July 7, 2010, the Compensation Committee accelerated the vesting of the 25,000 options originally scheduled to vest upon achievement of a business milestone and the 20,000 options originally scheduled to vest on July 8, 2011. As a result, as of July 8, 2010, this option was fully vested.

(9)	This option was granted to Dr. Smith by the Compensation Committee on October 30, 2009 and was vested in its entirety on the date of grant.

(10)
This option was granted to Dr. Smith by the Compensation Committee on November 4, 2009 and originally scheduled to vest as to one-third of option shares on each one year anniversary of the date of grant. Pursuant to Dr. Smith's April 4, 2011 Employment Agreement amendment, the vesting of this option was accelerated and as of that date the option was fully vested.

(11)
Consists of options granted to Dr. Smith pursuant to the terms of her April 4, 2011 Employment Agreement Amendment which vested as to 50,000 options on each of the date of grant and December 31, 2011 and was scheduled to vest as to 50,000 options on December 31, 2012. The vesting of this option was accelerated pursuant to Dr. Smith's November 13, 2012 Employment Agreement Amendment.

(12)
Consists of options granted to Dr. Smith by the Compensation Committee on January 4, 2012 which vested as to 26,333 options on the date of grant, and was scheduled to vest as to (i) 26,333 options on January 4, 2013, and (ii) 26,334 options on January 4, 2014. The vesting of this option was accelerated pursuant to Dr. Smith's November 13, 2012 Employment Agreement Amendment.

(13)
On April 26, 2012, the Compensation Committee adopted the "2012 Option Program" whereby each participating officer was issued the "Option" to purchase that number of shares of our common stock equal to that portion of each Participating Officer's gross salary (the "Participating Salary") for the period "Election Period". The Option, the issuance of which is in lieu of payment of the Participating Salary vests at the end of the month in which the Participating Salary to which it relates would have been paid and has a term of ten years despite any termination of employment of the Participating Officer. Dr. Smith's Participating Salary for the Election Period was her full salary. Accordingly, the options vested as to 13,421 on May 31, 2012, 13,421 on June 30, 2012 and 13,421 on July 31, 2012.

(14)	This option was granted to Dr. Smith by the Compensation Committee on July 5, 2012 and was vested in its entirety on the date of grant.

(15)
Consists of options granted to Dr. Smith by the Compensation Committee on January 2, 2013 which vested as to 10,000 options on the date of grant, and as to 30,000 options in tranches of 10,000 options upon the achievement of specified milestones; 10,000 options shall vest upon the achievement of a specified milestone.

(16)
Consists of options granted to Dr. Smith by the Compensation Committee on January 2, 2014 which vested as to 21,833 options on the date of grant, and as to 65,501 options in tranches of 21,834 options upon the achievement of specified milestones; 43,666 options shall vest upon the achievement of a specified milestone.

(17)	Consists of options granted to Dr. Smith effective on August 1, 2014 upon the closing of the CSC Acquisition.

(18)
Consists of options granted to Dr. Pecora pursuant to the terms of his employment agreement dated as of September 23, 2010 and effective on January 19, 2011 upon the closing of the PCT Merger, which are scheduled to vest as to 10,000 options on each of the first and second annual anniversaries of the effective date and is scheduled to vest as to 10,000 options on each of the third and fourth annual anniversaries of the effective date of his employment agreement.

(19)
Consists of options granted to Dr. Pecora pursuant to the terms of his August 17, 2011 Employment Agreement Amendment which vested as to 10,000 options on each of the effective date, August 17, 2012, August 17, 2013, and August 17, 2014 and which is scheduled to vest as to 10,000 options on August 17, 2015.

(20)
Consists of options granted to Dr. Pecora by the Compensation Committee on January 4, 2012 which vested as to 5,834 options on the date of grant, 5,833 options on January 4, 2013 and 5,844 options on January 4, 2014.

(21)
On April 26, 2012, the Compensation Committee adopted the 2012 Option Program. The Option, the issuance of which is in lieu of payment of the Participating Salary vests at the end of the month in which the Participating Salary to which it relates would have been paid and has a term of ten years despite any termination of employment of the Participating Officer. Dr. Pecora's Participating Salary for the Election Period was his full salary. Accordingly the options vested as to 4,666 on May 31, 2012, 4,667 on June 30, 2012 and 4,667 on July 31, 2012.

(22)
Consists of options granted to Dr. Pecora by the Compensation Committee on January 2, 2013 which vested as to 6,000 options on the date of grant, and as to 24,000 options in tranches of 6,000 options upon the achievement of specified milestones; 6,000 options shall vest upon the achievement of a specified milestone.

(23)
Consists of options granted to Dr. Pecora pursuant to the terms of his July 31, 2013 (effective August 5, 2013) Employment Agreement Amendment which vested as to 5,000 options on August 5, 2013, 12,500 options of September 30, 2013, 5,000 option shares on December 31, 2013, 3,125 options vested on December 16, 2013, and is scheduled to vest as to 5,000 option shares on December 31, 2014 and 9,375 options are scheduled to vest in tranches of 3,125 options upon achievement of three specified milestones.

(24)
Consists of options granted to Dr. Pecora by the Compensation Committee on January 2, 2014 which vested as to 16,666 options on the date of grant, and as to 50,000 options in tranches of 16,667 options upon the achievement of specified milestones; 33,334 options shall vest upon the achievement of a specified milestone.

(25)
Consists of options granted to Dr. Preti pursuant to the terms of his employment agreement dated as of September 23, 2010 and effective on January 19, 2011 upon the closing of the PCT Merger, which are scheduled to vest as to 10,000 options on each of the first and second annual anniversaries of the effective date and is scheduled to vest as to 10,000 options on each of the third and fourth annual anniversaries of the effective date of his employment agreement.

(26)
Consists of options granted to Dr. Preti by the Compensation Committee on January 4, 2012, which vested as to: (i) 9,213 options on January 4, 2012, (ii) 9,213 options on January 4, 2013 and, (iii) 9,214 options on January 4, 2014.

(27)	Consists of options granted to Dr. Preti pursuant to the 2012 Option Program which vested as to 2,750 options on May 31, 2012 and 2,750 options on June 30, 2012.

(28)
Consists of options granted to Dr. Preti by the Compensation Committee on January 2, 2013 which vested as to 6,000 options on the date of grant, and as to 24,000 options in tranches of 6,000 options upon the achievement of specified milestones.

(29)
Consists of options granted to Dr. Preti by the Compensation Committee on January 2, 2014 which vested as to 12,500 options on the date of grant, and as to 37,500 options in tranches of 12,500 options upon the achievement of specified milestones; 25,000 options shall vest upon the achievement of a specified milestone.

(30)	Consists of options granted to Dr. Preti effective on August 1, 2014 upon the closing of the CSC Acquisition.

(31)	Consists of options granted to Dr. Preti effective on October 27, 2014 upon the effective date of amendment to his employment agreement.

(32)
Consists of options granted to Dr. Losordo while he was a consultant for the Company on August 19, 2007, which vested as to 200 options on October 16, 2007, 200 options on October 16, 2008 and as to 200 options on October 16, 2009.

(33)
Consists of options granted to Dr. Losordo pursuant to the terms of his employment agreement dated as of July 23, 2013 and effective on August 5, 2013, which are scheduled to vest as to 20,000 options on each of the first and second annual anniversaries of the effective date of his employment agreement and as to 30,000 options on the third annual anniversaries of the effective date of his employment.

(34)
Consists of options granted to Dr. Losordo by the Compensation Committee on January 2, 2014 which vested as to 8,333 options on the date of grant, and as to 25,001 options in tranches of 8,334 options upon the achievement of specified milestones; 16,666 options shall vest upon the achievement of a specified milestone.

(35)	Consists of options granted to Dr. Losordo effective on August 1, 2014 upon the closing of the CSC Acquisition.

(36)
Consists of 36, 000 options granted to Mr. Dickey pursuant to the terms of his employment agreement dated as of August 16, 2013 and effective on August 19, 2013, which are scheduled to vest as to 12,000 shares on each of the first, second and third annual anniversaries of the effective date of his employment, and 10,000 bonus options which is scheduled to vest on the one year anniversary of the effective date of his employment agreement.

(37)
Consists of options granted to Mr. Dickey by the Compensation Committee on January 2, 2014 which vested as to 8,750 options on the date of grant, and as to 8,750 options upon one year annual anniversaries of the effective date of his employment agreement; 17,500 options shall vest upon the achievement of a specified milestone.

(38)	Consists of options granted to Mr. Dickey effective on October 27, 2014 upon the effective date of amendment to his employment agreement.

Option Exercises and Stock Vested during 2014

The following table sets forth information regarding options exercised and shares of our common stock acquired upon vesting by our Named Executive Officers during the fiscal ended December 31, 2014:

	Option Award		Stock Award
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Robin Smith	—	—	15,667	121,730
Former Chief Executive Officer (1)
Andrew Pecora	—	—	57,829	371,334
Chief Visionary Officer
Douglas Losordo	—	—	6,303	39,142
Chief Medical Officer
Robert Preti	—	—	6,367	39,539
President and Chief Scientific Officer of PCT
Robert Dickey IV	—	—	6,303	39,142
Former Chief Financial Officer (2)

(1)
Effective January 5, 2015, Dr. Smith resigned from her position as CEO and was appointed Executive Chair of the Board. Effective June 5, 2015, Dr. Smith resigned from her position as Executive Chair of the Board while continuing to serve as chairman of the Board.

(2)	Effective January 5, 2015, Mr. Dickey was no longer serving as Chief Financial Officer and was no longer an employee of the Company.

CALADRIUS DIRECTOR COMPENSATION

General Information

Directors who are employees of NeoStem or its wholly-owned subsidiaries do not receive additional cash compensation for serving as directors. NeoStem's non-employee directors are reimbursed for out-of-pocket travel expenses incurred in their capacity as NeoStem directors. Pursuant to NeoStem's 2009 Amended & Restated Equity Compensation Plan, all directors (including independent directors) are eligible to receive equity awards. There were no option awards granted during 2013 to NeoStem's directors, other than as reflected in the Summary Compensation Table or as reflected below. There were no stock awards granted during 2014 to any of NeoStem's directors.

The following table sets forth information on all compensation to NeoStem's directors (other than as reflected in the Summary Compensation Table) for the year ended December 31, 2014.

		Fees Earned
		or	Stock	Option	Total
Name	Year	Paid in Cash	Awards(1)	Awards(1)	Compensation
Richard Berman (2)	2014	$142,395	$37,465	$—	$179,860
Steven S. Myers (3)	2014	$40,000	$147,630	$—	$187,630
Drew Bernstein (4)	2014	$40,000	$—	$134,212	$174,212
Eric C. Wei (5)	2014	$40,000	$93,240	$—	$133,240
Martyn Greenacre (6)	2014	$40,000	$108,780	$—	$148,780
Steven Klosk (7)	2014	$20,000	$—	$67,834	$87,834
		$322,395	$387,115	$202,046	$911,556
_________________________________

(1)
Amounts shown under “ Stock Awards" and "Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with SEC rules. See Note 13 to the Notes to the Consolidated Financial Statements in the 2014 Annual Report for a discussion of assumptions made in such valuations. All stock awards, option awards and other shares discussed in this table were issued under the Company's 2003 Equity Participation Plan or the 2009 Amended & Restated Equity Compensation Plan, with a per share price generally equal to the fair market value of a share of our common stock on the date of grant.

(2)	At December 31, 2014, Mr. Berman had options to purchase 34,939 shares of our common stock, all of which were vested.

(3)
At December 31, 2014, Mr. Myers had options to purchase 34,939 shares of our common stock, all of which were vested. At December 31, 2014, Mr. Myers had a total of 235,805 shares in stock awards outstanding, all of which were vested.

(4)	At December 31, 2014, Mr. Bernstein had options to purchase 113,369 shares of our common stock, all of which were vested.

(5)	At December 31, 2014, Mr. Wei had options to purchase 15,000 shares of NeoStem our common stock, all of which were vested.

(6)
At December 31, 2014, Mr. Greenacre had warrants to purchase 25,000 shares of our common stock, all of which were vested. At December 31, 2014, Mr. Greenacre had a total of 64,531 shares in stock awards outstanding, all of which were vested.

(7)
At December 31, 2014, Mr. Klosk had options to purchase 18,700 shares of our common stock, all of which were vested. At December 31, 2014, Mr. Klosk had a total of 10,000 shares in stock awards outstanding, all of which were vested.

On January 4, 2012 the Compensation Committee, after consultation with the Board, adopted the NeoStem 2012 Board of Directors Compensation Plan (the “Board of Directors Compensation Plan”), which provides that each Board member who is not an employee of NeoStem or one of its wholly-owned subsidiaries shall be authorized to receive, in such Board member's sole

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discretion, either (i) options to purchase 12,000 shares of our common stock; or (ii) a stock award of 12,000 shares of our common stock, in either case issued under and subject to the terms of the 2009 Plan, for his or her service as a Board member. These options and shares shall vest fully on the date of grant. The Board of Directors Compensation Plan further provides that the Chair of each Board Committee who is not an employee of the Company or any of its wholly-owned subsidiaries shall be authorized to additionally receive, in such Committee Chair's sole discretion, either (i) options to purchase 5,000 shares of our common stock; or (ii) a stock award of 5,000 shares of our common stock, in either case issued under and subject to the terms of the 2009 Plan, for his or her service as a Committee Chair. These options and shares shall vest fully on the date of grant. In each case, the exercise price of options authorized pursuant to the Board of Directors Compensation Plan shall be equal to the closing price of a share of our common stock on the date of grant. The foregoing shall be issued on January 4th of each year during the term of the Board of Directors Compensation Plan, commencing January 4, 2012. Directors who are not employees of NeoStem or its wholly-owned subsidiaries are also entitled to cash fees equal to $7,500 per calendar quarter commencing with the quarterly period ending March 31, 2012. Notwithstanding the foregoing, the Compensation Committee shall have the discretion to renew or adjust, as appropriate, this Board of Directors Compensation Plan at the end of each calendar year, including with respect to whether to continue offering the choice under such plan between options and stock. In accordance with the above, on January 4, 2012 the Company issued an aggregate of 41,000 options to purchase shares of our common stock at a per share exercise price of $5.20 and 58,000 shares of our common stock.

On January 3, 2013 the Compensation Committee, after consultation with the Board, amended the Board of Directors Compensation Plan which provides that for 2013 and thereafter, should a Board member who is not an employee of NeoStem or one of its wholly-owned subsidiaries elect, as their compensation, options to purchase our common stock over a common stock award as referenced above, the option award shall now equal 18,700 options (the common stock award of 12,000 shall remain the same should the Board member elect to receive shares of common stock over options) and should the Chair of a Board Committee elect to receive options over common stock, the Committee Chair shall be granted 7,800 options (the common stock award of 5,000 shall remain the same. All other terms of the Board of Directors Compensation Plan remain the same.

On December 12, 2013 the Compensation Committee was given a report by the Company’s outside compensation consultant, MarksonHRC, regarding recommendations for changes to the Board of Directors Compensation Plan beginning in 2014.   Based on this report, the Board of Directors Compensation Plan was amended to provide for (i) a $10,000 per calendar quarter cash fee commencing with the quarterly period ending March 31, 2014 (increased from $7,500 per quarter); (ii)  an equity award of 1,500 options (or 1,000 shares at the Board member’s option) for membership on a Board committee; and (iii) the option to choose cash in lieu of equity payable under the Board of Directors Compensation Plan.  Other than the foregoing, no changes were made to the Board of Directors Compensation Plan.

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STOCKHOLDER PROPOSALS FOR 2016
If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2016 annual meeting of stockholders, you must submit the proposal to our Secretary at the Company’s executive offices at 420 Lexington Avenue, Suite 350, New York, NY 10170 no later than February 9, 2016, in accordance with Rule 14a-8 under the Securities Exchange Act. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2016 annual meeting.
In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2016 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business or nominee to our Secretary at the Company’s executive offices at 420 Lexington Avenue, Suite 350, New York, NY 10170 no earlier than 5:00pm, January 16, 2016 and no later 5:00 pm, February 9, 2016, and otherwise comply with the advance notice and other provisions set forth in our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.
OTHER MATTERS
At the date of this proxy statement, our Board knows of no matters, other than as set forth herein, to be submitted at the Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as our Board may recommend.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to Secretary at Caladrius Biosciences, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170; telephone: (212) 584-4180. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.
ANNUAL REPORT ON FORM 10-K
On March 2, 2015, we filed with the SEC an annual report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”). A copy of the Annual Report is enclosed herewith. Upon written request to the Company, the exhibits set forth on the exhibit index of the Annual Report may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).
INFORMATION ON CALADRIUS’ WEB SITE
Information on Caladrius’ website or the website of any subsidiary or affiliate of Caladrius is not a part of this document and you should not rely on that information in deciding whether to approve the proposals described in the Proxy Statement, unless that information is also in this document or in a document that is incorporated by reference in this document.
BY ORDER OF THE BOARD OF DIRECTORS

David J. Mazzo, PhD
Chief Executive Officer

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Annex A

CALADRIUS BIOSCIENCES, INC. 2015 EQUITY COMPENSATION PLAN
_________________________

As Adopted Effective as of [DATE]
_________________________

1.           Purposes of the Plan.  The purposes of this Caladrius Biosciences, Inc. 2015 Equity Compensation Plan, subject to shareholder approval at the 2015 annual meeting of shareholders on July 14, 2015 (the “Plan”) are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and any Parent or Subsidiary.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.  Stock Awards, Unrestricted Shares and Stock Appreciation Rights may also be granted under the Plan.

This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or any of its Subsidiaries or affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan. Notwithstanding the foregoing, effective upon shareholder approval of this Plan: (i) no further awards shall be granted under the Company’s Amended and Restated 2009 Equity Compensation Plan, and (ii) there shall be added to the reserve of Shares that are authorized for Awards pursuant to Section 3 below any Shares that are both subject to awards under such 2009 plan at the time of shareholder approval of this Plan and not thereafter issued under the 2009 plan due to a forfeiture, cancellation, or other settlement thereof.

2.           Definitions.  As used herein, the following definitions shall apply:

“Administrator” means a Committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan or, if there is no such Committee, the Board.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means an Option, a Stock Award, a Restricted Stock Unit, a Deferred Share Unit, a Stock Appreciation Right and/or the grant of Unrestricted Shares.

“Board” means the Board of Directors of the Company.

“Cause”, with respect to any Service Provider, means (unless otherwise determined by the Administrator) such Service Provider's (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company; (iii) personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Service Provider's duties; (v) chronic use of alcohol, drugs or other similar substances which affects the Service Provider's work performance; or (vi) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Service Provider for the benefit of the Company, all as reasonably determined by the Administrator, which determination will be conclusive.  Notwithstanding the foregoing, if a Service Provider and the Company (or any of its Subsidiaries or affiliates) have entered into an employment agreement, consulting agreement, advisory agreement or other similar agreement that specifically defines “cause,” then with respect to such Service Provider, “Cause” shall have the meaning defined in that employment agreement, consulting agreement, advisory agreement or other agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” means the common stock, par value $.001 per share, of the Company.

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“Company” means Caladrius Biosciences, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, other than an Employee or a Director.

“Deferred Share Unit” (or “DSU”) has the meaning set forth in Section 12 of the Plan.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person, including officers and Directors, serving as an employee of the Company or any Parent or Subsidiary.  An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor.  For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan.  Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NYSE Amex, Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, or any successor to any of them, the Fair Market Value of a Share of Common Stock shall be the closing sales price of a Share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable, including without limitation, Yahoo! Finance;

(ii)           if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable, including without limitation Yahoo! Finance; or

(iii)           if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method.

“Grant Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option or Stock Appreciation Right grant.  Each Grant Agreement shall be subject to the terms and conditions of the Plan.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant, Stock Award grant or grant of Unrestricted Shares or Stock Appreciation Rights.  The Notice of Grant applicable to Stock Options or Stock Appreciation Rights shall be part of the Grant Agreement.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Stock” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option granted under the Plan.

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“Parent” means a “parent corporation” of the Company (or, for purposes of Section 16(b) of the Plan, a successor to the Company), whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” shall mean any Service Provider who holds an Option, Restricted Stock, a Stock Award, a Restricted Stock Unit, Unrestricted Shares or a Stock Appreciation Right granted or issued pursuant to the Plan.

“Restricted Stock” means an Award of Shares pursuant to Section 11 of the Plan.

“Restricted Stock Unit” means an Award of Shares pursuant to Section 12 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

“Stock Appreciation Right” means a right awarded pursuant to Section 14 of the Plan.

“Stock Award” means an Award of Shares pursuant to Section 11 of the Plan or an award of Restricted Stock Units (including Deferred Share Units) pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Subsidiary” means a “subsidiary corporation” of the Company (or, for purposes of Section 16(b) of the Plan, a successor to the Company), whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3.           Stock Subject to the Plan.  Subject to adjustment pursuant to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 4,400,000 Shares, all of which may be issued in respect of Incentive Stock Options.  The foregoing reserve of Shares will automatically increase on January 1st of each year, for ten years, commencing on January 1, 2016, in an amount equal to the lesser of (i) four percent (4%) of the total number of Shares of Common Stock outstanding on December 31st of the preceding calendar year, and (ii) such number of Shares (if any) as the Administrator may earlier designate in writing; provided that the annual increase in the number of Shares which may be issued in respect of Incentive Stock Options shall not exceed four percent (4%) of the fixed number of Shares determined under the first sentence of this Section. The Shares issued under the Plan may be authorized but unissued, or reacquired, shares of Common Stock.

The maximum number of Shares subject to Options and Stock Appreciation Rights which may be issued to any Participant under the Plan during the term of the Plan is fifty percent (50%) of the number of Shares determined from time to time pursuant to the first sentence of this Section. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares of Restricted Stock or Shares underlying a Stock Award are forfeited or reacquired by the Company, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
Notwithstanding anything to the contrary herein, the maximum number of Shares that may be subject to Awards granted to any non-Employee Director in any calendar year shall not involve Awards having a fair market value exceeding U.S. $200,000, with such dollar limit being (i) adjusted from time to time to reflect changes in peer group practices, and (ii) applied to the sum of the fair market value of such Awards on the Grant Date (as determined in a manner consistent with that used for Director compensation for proxy statement disclosure purposes in the year in which the Award occurs) and all other cash compensation that the non-Employee Director receives for routine services on the Board during such year. The foregoing limit on Director

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compensation only applies to compensation for customary Board services, and does not apply to compensation for special Board services, e.g. chairing the Board.

4.           Administration of the Plan.

(a)       Appointment.  The Plan shall be administered by a Committee to be appointed by the Board, which Committee shall consist of not less than two members of the Board and shall be comprised solely of members of the Board who qualify as both non-employee directors as defined in Rule 16b-3(b)(3) of the Exchange Act and outside directors within the meaning of Department of Treasury Regulations issued under Section 162(m) of the Code.  The Board shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising; by resignation, death, removal, or otherwise.  Meetings shall be held at such times and places as shall be determined by the Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.

(b)      Powers of the Administrator.  The Administrator shall have the authority, in its discretion:

(i)              to determine the Fair Market Value of Shares;

(ii)             to select the Service Providers to whom Options, Stock Awards, Unrestricted Shares and/or Stock Appreciation Rights may be granted hereunder;

(iii)            to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)            to approve forms of agreement for use under the Plan, including but not limited to Grant Agreements and Stock Award Agreements;

(v)             to determine the terms and conditions, not inconsistent with the terms of the Plan or of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Appreciation Right or Stock Award, or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)          to establish and administer Performance-based Grants when desired pursuant to Section 21 below, and to determine associated Performance Goals;

(vii) to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures, escrow accounts, sub-plans, and handling of stock certificates, making of book entries, and/or settlement of Awards in cash in lieu of Shares, in all of the foregoing instances in ways that may vary with the customs and requirements of Appicable Laws and other considerations of particular countries or jurisdictions thereof;

(viii)          to modify or amend each Award (subject to Section 19(c) of the Plan) in any manner that would be allowed for a new Award under the Plan, including the discretionary authority to accelerate the vesting of any Stock Award, to extend, subject to the terms of the Plan, the post-termination exercisability period of Options or Stock Appreciation Rights longer than is otherwise provided for in a Grant Agreement, and to accelerate the time at which any outstanding Option or Stock Appreciation Right may be exercised; provided however that, except as approved by the Company’s stockholders, for any period during which the Company is subject to the reporting requirements of the Exchange Act, the Administrator may not cancel an outstanding Option or SAR whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option or SAR to the Participant

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at a lower exercise price, granting a replacement award of a different type, or otherwise allowing for a “repricing” within the meaning of either the federal securities laws applicable to proxy statement disclosures or other applicable governance standards;

(ix)             to allow grantees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option or Stock Appreciation Right, upon vesting of a Stock Award or Restricted Stock Units, or upon the grant of Unrestricted Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(x)             to reduce the exercise price of any Option or Stock Appreciation Right, provided such reduction receives shareholder approval in accordance with Applicable Law;

(xi)            to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)           to correct any defect, omission or inconsistency in this Plan or any Grant or Stock Award Agreement, in the manner and to the extent deemed necessary or expedient to make this Plan or an Award fully effective;

(xiii) to settle all controversies regarding this Plan and Awards granted hereunder;

(xiv) to the extent consistent with the purposes of this Plan and without amending this Plan, to cancel or waive the Company’s rights with respect to any Awards, to adjust or to modify Grant and/or Stock Award Agreements for changes in Applicable Laws, and to recognize differences in foreign law, tax policies or customs;

(xv) to require, as a condition precedent to the grant, vesting, exercise, settlement and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Administrator may require, in its sole and absolute discretion, which form may include any other provisions, e.g., confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);

(xvi)    in the event that the Company establishes, for itself or through using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Awards, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by Participants, to permit or to unilaterally require the future use of such an automated system (for all Awards, whenever granted); and

(xvii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c)       Action by Administrator. Unless otherwise established by the Board or in any charter of the Committee or the Administrator, or by the terms of this Plan, a majority of the members of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other Employee of the Company or any of its Subsidiaries affiliates, the Company’s independent certified public accountants or independent registered public accounting firm, or any executive compensation Consultant or other professional retained by the Administrator or the Company to assist in the administration of this Plan.

(d)        Effect of Administrator's Decision.  The Administrator's decisions, determinations findings of fact, and interpretations shall be final and binding on all holders of Awards and Restricted Stock.  The validity of any such decisions, determinations, findings of fact, or interpretations shall not be given de novo review if challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly and convincingly shown to have been made in bad faith or materially affected

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by fraud. None of the Board, the Committee or the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

(e)       Delegation of Grant Authority.  Notwithstanding any other provision in the Plan, the Board may, to the full extent allowanle under Applicable Laws, authorize the Company's Chief Executive Officer or another executive officer of the Company or a committee of such officers (“Authorized Officers”) to grant Awards under the Plan; provided, however, that in no event shall the Authorized Officers be permitted to grant Awards to (i) any Director, (ii) any person who is identified by the Company as an executive officer of the Company or who is subject to the restrictions imposed under Section 16 of the Exchange Act, (iii) any person who is not an employee of the Company or any Subsidiary, or (iv) such other person or persons as may be designated from time to time by the Board.  If such authority is provided by the Board, the Board shall establish and adopt written guidelines setting forth the maximum number of shares for which the Authorized Officers may grant Awards to any individual during a specified period of time and such other terms and conditions as the Board deems appropriate for such grants.  Such guidelines may be amended by the Board prospectively at any time.  Subject to the foregoing, the Authorized Officers shall have the same authority as the Administrator under this Section 4 with respect to the grant of Awards under the Plan.

(f)    Claims Limitations Period. Any Participant who believes he or she is being denied any benefit or right under this Plan or under any Award may file a written claim with the Administrator. Any claim must be delivered to the Administrator (care of the Company’s President and Chief Financial Officer) within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Administrator, or its designee, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Administrator in writing within one hundred and twenty (120) days of the date the written claim is delivered to the Administrator shall be deemed denied. No lawsuit relating to this Plan or any Award(s) may be filed before a written claim is filed with the Administrator and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(g)    Expenses. The expenses of administering this Plan (including the settlement of Awards) shall be borne by the Company.

5.           Eligibility.  Nonstatutory Stock Options, Stock Awards, Unrestricted Shares and Stock Appreciation Rights may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.  Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6.           Limitations.

(a)         Each Option shall be designated in the Grant Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.  In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Parent or any Subsidiary.  For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)         Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

7.           Term of the Plan.  Subject to Section 22 of the Plan, the Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8.           Term of Options.  Unless otherwise provided in the applicable Grant Agreement, the term of each Option granted to anyone other than a Consultant shall be ten (10) years from the date of grant and the term of each Option granted to any Consultant shall be three (3) years from the date of grant.  In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the applicable Grant Agreement.  However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock

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representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Grant Agreement.

9.           Option Exercise Price; Exercisability.

(a)         Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)         In the case of an Incentive Stock Option

(A)          granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, or

(B)          granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)         In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant, as determined by the Administrator in good faith.

(b)         Exercise Period and Conditions.  At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)         Prohibition on Repricing.  . Except as otherwise provided in Section 16, but notwithstanding any other provision of the Plan, without the prior approval of the shareowners of the Company: (i) the exercise price of an Option or Stock Appreciation Right may not be reduced, directly or indirectly, (ii) no Option or Stock Appreciation Right may be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price of the original Option or Stock Appreciation Right, or otherwise, and (iii) the Company may not repurchase an Option or Stock Appreciation Right for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or Stock Appreciation Right is lower than its exercise price per Share ShareholderShareholder.

10.           Exercise of Options; Consideration.

(a)         Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Grant Agreement.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.  An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Grant Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Grant Agreement and Section 10(f) of the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)         Termination of Relationship as a Service Provider.  Unless otherwise specified in the Grant Agreement or provided by the Administrator, if an Optionee ceases to be a Service Provider, other than as a result of (x) the Optionee's death or Disability, or (y) termination of such Optionee's employment or relationship with the Company with Cause, the Optionee may exercise his or her Option for up to ninety (90) days following the date on which the Optionee ceases to be a Service Provider to

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the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement).  If, on the date that the Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after the date that the Optionee ceases to be a Service Provider the Optionee does not exercise his or her Option in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan. Notwithstanding the foregoing, if there is a blackout period under the Company’s insider trading policy or Applicable Law (or an Administrator-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten-day period before the expiration of any Option based on the termination of a Participant’s employment for any reason other than Cause, the period for exercising the Option shall be extended until the earlier of ten days beyond when such blackout period ends and the expiration date of its original term as set forth in the applicable Grant Agreement.  An Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company and any Subsidiary be considered a termination of employment; however, if an Optionee holding Incentive Stock Options ceases being an Employee but continues as a Service Provider, such Incentive Stock Options shall be deemed to be Nonstatutory Stock Options three months after the date of such cessation.

(c)         Disability of an Optionee.  Unless otherwise specified in the Grant Agreement, if an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option, to the extent the Option is vested on the date that the Optionee ceases to be a Service Provider, up until the one-year anniversary of the date on which the Optionee ceases to be a Service Provider (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement).  If, on the date that the Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after the Optionee ceases to be a Service Provider, the Optionee does not exercise his or her Option in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.

(d)         Death of an Optionee.  Unless otherwise specified in the Grant Agreement, if an Optionee dies while a Service Provider, the Option may be exercised, to the extent that the Option is vested on the date of death, by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance up until the one-year anniversary of the Optionee's death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).  If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If the Option is not so exercised in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.

(e)         Termination for Cause or Voluntary Termination. If a Service Provider's relationship with the Company is terminated for Cause (or the Service Provider resigns or is terminated at a time when the Company had Cause for such termination), then, unless otherwise provided in such Service Provider's Grant Agreement or by the Administrator, such Service Provider shall have no right to exercise any of such Service Provider's Options at any time on or after the effective date of such termination.

(f)         Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of:

(i)          cash;

(ii)         check;

(iii)        other Shares which (A) in the case of Shares acquired upon exercise of an option at a time when the Company is subject to Section 16(b) of the Exchange Act, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)        consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)         a reduction in the number of Shares otherwise issuable by a number of Shares having a Fair Market Value equal to the exercise price of the Option being exercised;

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(vi)        any combination of the foregoing methods of payment; or

(vii)       such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(g)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any Shares until at least six (6) months following the Grant Date of the Option or Stock Appreciation Right (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or becomes Disabled, or (ii) upon a Change in Control in which such Option or Stock Appreciation Right is not assumed, continued or substituted, the vested portion of any Options and SARs may be exercised earlier than six months following the Grant Date. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or Stock Appreciation Right will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section will apply to all Awards and are hereby incorporated by reference into such applicable Award Agreements.

11.           Stock Awards.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant.  Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual.  The grant of Stock Awards under this Section 11 shall be subject to the following provisions:

(a)  At the time a Stock Award under this Section 11 is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to the Stock Award Shares subject to such Stock Award.  The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives.  None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b)  The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant.  The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee's benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c)  Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares.  All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.

(d)  Unless otherwise provided by the Stock Award Agreement or determined by the Administrator in its sole discretion, any unvested Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee's employment or or service with the Company or its Subsidiaries terminates for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the Award.

(e)  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee's request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his beneficiary or estate, as the case may be.

12.           Restricted Stock Units.  The Administrator may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such

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grant.  “Restricted Stock Units” are Awards denominated in units evidencing the right to receive Shares, which may vest over such period of time and/or upon satisfaction of such performance criteria or objectives as is determined by the Administrator at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law).  Prior to delivery of Shares with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a shareholder of the Company.

Upon satisfaction and/or achievement of the applicable vesting requirements relating to an Award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of Shares that are equal to the number of Restricted Stock Units that became vested.  To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Administrator.

Unless otherwise provided by the Stock Award Agreement or determined by the Administrator in its sole discretion, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee's employment or service with the Company or its Subsidiaries terminates for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the award.

Notwithstanding the foregoing provisions for the settlement of Restricted Stock Units at the time of vesting, the Administrator may pursuant to Stock Award Agreements permit Stock Awardees who are Directors or members of a select group of management or “highly compensated employees” (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Adminitrator (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any Restricted Stock Unit Award) and in lieu thereof to have the Company credit to an internal Plan account a number of deferred share units (“DSUs”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar year (or other period determined by the Administrator) during which compensation is deferred. A Participant’s Election Form will in no event be effective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect. For any Participant who is subject to U.S. income taxation, the Administrator shall only authorize deferral elections under this Section pursuant to written procedures, and using written Election Forms, that satisfy the requirements of Code Section 409A. In all cases, DSUs shall be subject to the following terms and conditions:

(a)    Vesting. Unless a Stock Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(b)    Issuances of Shares. Unless a Stock Award Agreement expressly provides otherwise, the Company shall settle a Participant’s DSUs by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to:

(i)    the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Administrator, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service; and

(ii)    the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of cash or other compensation pursuant to this Section ; provided that the Participant may change a distribution election through any subsequent election that (A) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (B) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.
Fractional shares shall not be issued, and instead shall be paid out in cash.

(c)    Termination of Service. For purposes of this Section, a Participant’s employment shall be considered to have terminated only when the Participant incurs a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h). A Participant shall be considered to have experienced a Separation from Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any of its Subsidiaries or affiliates after a certain date, or (ii) the level of bona fide services the Participant will perform after such date (whether as an Employee, Director or Consultant) are reasonably expected to permanently decrease to no more than 50% of the average level of bona fide services performed by such Participant (whether as an Employee, Director or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Subsidiaries and affiliates if the Participant has been providing such services for less than 36 months).

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13.           Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a)  The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

(b)  The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

14.           Stock Appreciation Rights.  A Stock Appreciation Right may be granted by the Administrator either alone, in addition to, or in tandem with other Awards granted under the Plan.  Each Stock Appreciation Right granted under the Plan shall be subject to the following terms and conditions:

(a)  Each Stock Appreciation Right shall relate to such number of Shares as shall be determined by the Administrator.

(b)  The Award Date (i.e., the date of grant) of a Stock Appreciation Right shall be the date specified by the Administrator, provided that that date shall not be before the date on which the Stock Appreciation Right is actually granted.  The Award Date of a Stock Appreciation Right shall not be prior to the date on which the recipient commences providing services as a Service Provider.  The term of each Stock Appreciation Right shall be determined by the Administrator, but shall not exceed ten years from the date of grant.  Each Stock Appreciation Right shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Administrator.  Unless otherwise specified by the Administrator, once a Stock Appreciation Right becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation. Notwithstanding the foregoing, if there is a blackout period under the Company’s insider trading policy or Applicable Law (or an Administrator-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten-day period before the expiration of any Stock Appreciation Right based on the termination of a Participant’s employment without Cause, the period for exercising the Stock Appreciation Right shall be extended until the earlier of ten days beyond when such blackout period ends and the expiration date of its original term as set forth in the applicable Grant Agreement

(c)  A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice to the Administrator.  As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Appreciation Right stock certificates for the Shares to which that person is entitled under Section 14(d) hereof, subject however to prior satisfaction of applicable withholding requirements in accordance with any method consistent with those set forth in Section 10(f) above.

(d)  A Stock Appreciation Right shall be exercisable for Shares only.  The number of Shares issuable upon the exercise of the Stock Appreciation Right shall be determined by dividing:

(i)  the number of Shares for which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation per Share (for this purpose, the “appreciation per Share” shall be the amount by which the Fair Market Value of a Share on the exercise date exceeds (x) in the case of a Stock Appreciation Right granted in tandem with an Option, the exercise price or (y) in the case of a Stock Appreciation Right granted alone without reference to an Option, the Fair Market Value of a Share on the Award Date of the Stock Appreciation Right); by

(ii)  the Fair Market Value of a Share on the exercise date.

15.           Non-Transferability.  Unless determined otherwise by the Administrator, an Option or Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.  If the Administrator makes an Option or Stock Appreciation Right transferable, such Option or Stock Appreciation Right shall contain such additional terms and conditions as the Administrator deems appropriate.  Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Grant Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.  During the period when Shares of Restricted Stock and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares

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may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

16.           Adjustments Upon Changes in Capitalization; Change in Control Provisions.

(a)         Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares of Restricted Stock outstanding and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of any Awards, as well as the price per Share covered by each such outstanding Option or Stock Appreciation Right, shall be proportionately and equitably adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award hereunder.  Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into sub-shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares then subject to Awards (or the price of Shares then subject to outstanding Options and Stock Appreciation Rights).

(b)     Change in Control Provisions.

(i)    Benefits. In the event of a Change in Control of the Company (as defined below) and either (i) the failure of the Company’s successor to assume a Participant’s Awards or (ii) such assumption of Awards followed by the Participant’s termination without Cause on or within the one-year period following the Change in Control, then, except as otherwise provided by the Administrator in a Participant’s Grant or Stock Award Agreement, the Participant shall be entitled to the following benefits:

(1)    All outstanding Options and Stock Appreciation Rights of such Participant, if any, granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety upon such Change in Control (or upon later termination of the Participant’s employment without Cause, if applicable).

(2)    All unvested Stock Awards, performance-based Awards, and other Awards shall become fully vested, including without limitation, the following: (i) the restrictions to which any Stock Award granted prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control (or upon later termination of the Participant’s employment without Cause, if applicable), and (ii) the conditions required for vesting of any unvested performance-based Awards shall be deemed to be satisfied, at their maximum performance level, upon such Change in Control (or upon later termination of the Participant’s employment without Cause, if applicable).

(ii)    Change in Control. A “Change in Control” shall mean the occurrence of any of the following:

(1)    any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of any such plan acting in his capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent (30%) of the total combined voting power of the Company's then outstanding securities;

(2)    the merger, consolidation or other business combination of the Company (a “Transaction”), other than (A) a Transaction involving only the Company and one or more of its subsidiaries, or (B) a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person (other than those covered by the exceptions in (1) above) becomes the beneficial owner of securities of the resulting entity representing more than twenty-five percent (25%) of the voting power in the resulting entity;

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(3)    during any period of two (2) consecutive years beginning on or after the date of the approval of this Amended and Restated Plan by the shareholders (i.e., October 5, 2012) (the “Effective Date”), the persons who were members of the Board immediately before the beginning of such period (the “Incumbent Directors”) ceasing (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or

(4)    the approval by the shareholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of such sale.

17.           Substitute Options.  In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superseded, in the case of a Substitute Option that is intended to be an Incentive Stock Option.  Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.

18.           Date of Grant.  The date of grant of an Option, Stock Appreciation Right, Stock Award or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Appreciation Right, Stock Award or Unrestricted Share, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

19.           Amendment and Termination of the Plan.

(a)         Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)         Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)         Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall materially impair the rights of any Participant, unless mutually agreed otherwise between the grantee and the Administrator, which agreement must be in writing and signed by the grantee and the Company.  Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.           Conditions Upon Issuance of Shares.

(a)         Legal Compliance.  Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right unless such grant or the exercise of such Option or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)         Investment Representations.  As a condition to the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right, the Company may require the person receiving such Award or exercising such Option or Stock Appreciation Right to represent and warrant at the time of any such exercise or grant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

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(c)         Additional Conditions.  The Administrator shall have the authority to condition the grant of any Award in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan.

(d)         Trading Policy Restrictions.  Option and or Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

21.           Performance Goals.  The Administrator, in its discretion, shall in the case of Awards (including, in particular, Awards other than Options and Stock Appreciation Rights) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Grants”) (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the grant (or vesting, if applicable) of a Stock Award intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code, the Administrator shall have (i) certified that any applicable Performance Goals, and other material terms of the Stock Award, have been satisfied, and (ii) determined, for Such Stock Awards made after the first shareholder meeting that occurs in the year 2020, that the material terms of the Performance Goals have been disclosed to and reapproved by the Company’s shareholders no later than the date of such meeting. In determining the actual size of an individual Award based on a Performance-based Grant, the associated Award Agreement may authorize the Administrator to reduce or eliminate the amount of the Award earned through the use of “Negative Discretion” (as defined herein) if, in its sole judgment, such reduction or elimination is appropriate. Performance Goals which do not satisfy the foregoing provisions of this Section 21 may be established by the Administrator with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code. For purposes of this Section, “Negative Discretion” means the discretion of the Administrator to eliminate or reduce the size of anAward; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Code Section 162(m). By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Administrator by the Plan including, but not limited to, Negative Discretion, be used to grant or provide payment in respect of a Performance-based Grant if the applicable Performance Goals have not been attained. In no event shall Negative Discretion be exercised by the Administrator with respect to any Option or SAR, unless the associated Grant Agreement expressly provides for such.

22.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.           Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted.  Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.  Notwithstanding any provision in the Plan to the contrary, any exercise of an Option or Stock Appreciation Right granted before the Company has obtained shareholder approval of the Plan in accordance with this Section 23 shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with this Section 23.

24.           Withholding; Notice of Sale.  The Company shall be entitled to withhold from any amounts payable to an Employee or other Service Provider any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award. Furthermore, prior to the delivery of any Shares in connection with any Award, the Company shall be entitled to require as a condition of delivery that the Participant shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of Shares otherwise deliverable in connection with the Award, a number of Shares having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

25.          Recoupment of Awards.

(a)    Unless otherwise specifically provided in a Grant or Stock Award Agreement, and to the extent permitted by Applicable Law, the Administrator may, in its sole and absolute discretion, without obtaining the approval or consent of the Company’s shareholders or of any Participant, require that any Participant forfeit or reimburse the Company for all or any portion of any previsously-settled Awards granted under this Plan (“Reimbursement”), if and to the extent:

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(i)    the granting, vesting or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(ii)    in the Administrator’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any of its Subsidiaries and affiliates; and

(iii)    a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in subsection (ii) above.

In each instance, the Administrator may, to the extent practicable and allowable or required under Applicable Law, require forfeiture or Reimbursementof any such Award granted to a Participant; provided that the Company will not seek forfeiture or Reimbursement of any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

(b)    Notwithstanding any other provision of this Plan, all Awards will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any securities exchange, trading market or automated quotation system on which the Company’s securities are listed, quoted or traded or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, including but not limited to Section 10D of the Exchange Act, or any other Applicable Law. In addition, the Administrator, in its sole and absolute discretion, may impose such other clawback, recovery or recoupment provisions in a Grant or Stock Award Agreement as the Administrator determines is necessary, advisable or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of a termination for Cause and/or violation of any post-employment covenants, including but not limited to ones relating to noncompetition, nonsolicitation, and trade secrets. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Subsidiaries or affiliates.

26.    Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Sectionby and among, as applicable, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social insurance or security number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Subsidiaries or affiliates, and details of all Awards (the “Personal Data”). In addition to transferring the Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Subsidiaries and affiliates may each transfer the Personal Data to any third parties assisting the Company in the implementation, administration and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Personal Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of capital stock of the Company. The Personal Data related to a Participant will be held only as long as is necessary to implement, administer and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Personal Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Personal Data with respect to such Participant, recommend any necessary corrections to the Personal Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Administrator’s sole and absolute discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

27.    Relationship to other Benefits. No Award, Share issuance, or other payment pursuant to this Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any of its Subsidiaries except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

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28.    Governing Law.  This Plan shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.

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EXHIBIT A

PERFORMANCE CRITERIA

Performance Based Grants intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Administrator and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Administrator. Performance Criteria may be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Subsidiary or any division or operating unit thereof:

pre-tax income,
after-tax income,
net income (meaning net income as reflected in the Company's financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income), operating income or profit,
cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, earnings per share (basic or diluted),
return on equity,
returns on sales or revenues,
return on invested capital or assets (gross or net),
cash, funds or earnings available for distribution,
appreciation in the fair market value of the Common Stock,
operating expenses,
implementation or completion of critical projects or processes, return on investment,
total return to shareholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period), net earnings growth,
stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an Award and during the applicable period), related return ratios,
increase in revenues,
net earnings,
changes (or the absence of changes) in the per share or aggregate market price of the Company's Common Stock, number of securities sold,
earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company's financial reports for the applicable period, earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company's financial reports for the applicable period, economic value created,
operating margin or profit margin,
Share price or total shareholder return,
cost targets, reductions and savings, productivity and efficiencies, strategic business criteria, consisting of one or more objectives based on meeting objectively determinable specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons, objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and any combination of, or a specified increase or improvement in, any of the foregoing.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company,

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a Subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator.

The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

Except as otherwise expressly provided in a Grant or Stock Award Agreement, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.

To the extent permitted by Section 162(m) of the Code, unless the Administrator provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Administrator shall make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or affiliate and shall provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP or a change in applicable laws or regulations, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

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CALADRIUS BIOSCIENCES, INC.
(formerly NeoStem, Inc.)

FORM OF PROXY CARD FOR HOLDERS

OF COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

July 14, 2015
The undersigned hereby appoints David J. Mazzo and Robert S. Vaters, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Caladrius Biosciences, Inc. Annual Meeting of Stockholders to be held on July 14, 2015 and any adjournments or postponements thereof (the “Meeting”), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR (1) election of the Board’s nominee for director for the term described in the Proxy Statement; (2) approval, on a non-binding advisory basis, of the executive compensation of Caladrius’ named executive officers as described in the Proxy Statement; (3) approval of Caladrius’ 2015 Equity Compensation Plan; and (4) ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015.
PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE
(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

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CALADRIUS BIOSCIENCES, INC.
(formerly NeoStem, Inc.)

FORM OF PROXY CARD FOR HOLDERS

OF SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

July 14, 2015
The undersigned hereby appoints David J. Mazzo and Robert S. Vaters, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Caladrius Biosciences, Inc. Annual Meeting of Stockholders to be held on July 14, 2015 and any adjournments or postponements thereof (the “Meeting”), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR (1) election of the Board’s nominees for director for the term described in the Proxy Statement; (2) approval, on a non-binding advisory basis, of the executive compensation of Caladrius’ named executive officers as described in the Proxy Statement; (3) approval of Caladrius’ 2015 Equity Compensation Plan; and (4) ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015.
PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE
(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

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THE CALADRIUS BIOSCIENCES, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” PROPOSALS 1, 2, 3 AND 4

1.	Election of (i) one Class II director to a three-year term expiring at the 2018 annual meeting of stockholders:

NOMINEE:	(01) David J. Mazzo (Class II)
☐     For the nominee listed

☐     Withhold authority for the nominee listed

2.	Approval of the following advisory (non-binding) resolution:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosure is hereby APPROVED.”

o FOR	o AGAINST	o ABSTAIN

3.	Approval of Caladrius’ 2015 Equity Compensation Plan:

o FOR	o AGAINST	o ABSTAIN

4.	Ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2015:

o FOR	o AGAINST	o ABSTAIN

* * * * *
In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and upon matters incident to the conduct of the Annual Meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.
Please mark, sign and date this proxy and return it promptly whether or not you expect to attend the Annual Meeting. You may nevertheless vote in person if you attend.

Signed:____________________________
Signed:____________________________	Dated:________________ ___, 2015

NOTE: Please sign exactly as your name appears hereon. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation or other entity, please sign in full entity name by principal executive officer or other authorized signatory.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF CALADRIUS BIOSCIENCES, INC. TO BE HELD JULY 14, 2015. THE PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014 ARE AVAILABLE AT http://www.cstproxy.com/neostem/2015. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.